UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
OLO INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED JULY 28, 2025

OLO INC.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
[•], 2025
Dear Stockholders of Olo Inc.:
You are cordially invited to attend a special meeting of the stockholders of Olo Inc., a Delaware corporation (“Olo,” the “Company,” “we,” “us” or “our”), to be held virtually on [•], 2025 at [•], Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/OLO2025SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 3, 2025, by and among Olo, Project Hospitality Parent, LLC, a Delaware limited liability company (“Project Hospitality Parent” or “Parent”) and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Project Hospitality Parent (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Olo, with Olo surviving the merger as a wholly-owned subsidiary of Project Hospitality Parent (the “Merger”). Project Hospitality Parent and Merger Sub are each affiliated with Thoma Bravo Discover Fund IV, L.P. (the “Thoma Bravo Fund”), and Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The Company has outstanding shares of Class A Common Stock, par value of $0.001 per share, (“Class A Common Stock”) with each holder of Class A Common Stock entitled to one vote per share and Class B Common Stock, par value of $0.001 per share, (“Class B Common Stock”, together with the Class A Common Stock, “Company Shares”) with each holder of Class B Common Stock entitled to ten votes per share. The affirmative vote of the holders of (i) a majority of the voting power of the outstanding Company Shares, voting together as a single class, pursuant to the General Corporation Law of the State of Delaware entitled to vote thereon and (ii) (A) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, pursuant to Article IV(5) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) entitled to vote thereon and (B) at least 66 2/3% of the voting power of the outstanding Company Shares entitled to vote in the election of directors, voting together as a single class, pursuant to Article VIII of the Charter ((i) and (ii) together, the “Merger Proposal Votes”) as of the close of business on [•], 2025 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a special resolution approving an advisory (non-binding) resolution on specified compensation that may be paid or become payable to the named executive officers of Olo in connection with the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the Compensation Proposal. Additionally, at the Special Meeting, you will be asked to consider and vote on a proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy voting at the Special Meeting and entitled to vote on the Adjournment Proposal.
If the Merger is consummated, you will be entitled to receive $10.25 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 65% over the closing price of the Company’s Class A Common Stock of $6.20 as of April 30, 2025, the last trading day prior to media reports regarding a potential transaction. On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company’s Class A Common Stock on the New York Stock Exchange was $[•] per share.
The Board of Directors of Olo (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (together, the “Transactions”), are in the best interests of Olo and the holders of Company Shares, and declared it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting. The Board unanimously recommends that holders of Company Shares vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Olo from documents we file with the Securities and Exchange Commission from time to time.
Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.
Your vote is very important, regardless of the number of Company Shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the Merger Proposal Votes as of the Record Date.
If you have questions or need assistance voting your Company Shares, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 717-3930 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.
Very truly yours,

Noah H. Glass
Founder, Chief Executive Officer & Director
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, or determined if the information contained in this document or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [•], 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED JULY 28, 2025

OLO INC.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2025

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Olo Inc., a Delaware corporation (“Olo,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/OLO2025SM on [•], 2025 at [•], Eastern Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 3, 2025, by and among Olo, Project Hospitality Parent, LLC, a Delaware limited liability company (“Project Hospitality Parent” or “Parent”) and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Project Hospitality Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Olo, with Olo surviving the merger as a wholly-owned subsidiary of Project Hospitality Parent (the “Merger”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

3.
To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only Company stockholders of record as of the close of business on [•], 2025 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.
The Board unanimously recommends that you vote:
1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);
2.
“FOR” the proposal to approve an advisory (non-binding) resolution on specified compensation that may be paid or become payable to the named executive officers of Olo in connection with the Merger (the “Compensation Proposal”); and

3.
“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares of Class A Common Stock, par value of $0.001 per share, (“Class A Common Stock”) and/or Class B Common Stock, par value of $0.001 per share (“Class B Common Stock”) that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares of Class A Common Stock and/or Class B Common Stock (collectively, the “Company Shares”) will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Olo before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.
By Order of the Board of Directors,

Noah H. Glass
Founder, Chief Executive Officer & Director

New York, New York
[•], 2025

YOUR VOTE IS VERY IMPORTANT!
Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.
If your Company Shares are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If your Company Shares are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Company Shares through a bank, broker or other nominee and do not have a 16-digit control number, you must obtain a “legal proxy” in order to vote virtually or by proxy at the Special Meeting.
If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor by using the contact information provided below:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 717-3930 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833

i

ii

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (together, the “Transactions”). Please refer to the “Summary” beginning on page 11 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.
Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Olo,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Olo Inc. Throughout this proxy statement, we refer to Project Hospitality Parent, LLC as “Project Hospitality Parent” or “Parent” and Project Hospitality Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (1) the Agreement and Plan of Merger, dated as of July 3, 2025, as it may be amended from time to time, by and among Project Hospitality Parent, Merger Sub and Olo, as the “Merger Agreement”; (2) the merger of Merger Sub with and into Olo, with Olo surviving as a wholly-owned subsidiary of Project Hospitality Parent, as the “Merger”; (3) each share of (1) Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and (2) Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Company Shares”); (4) the holders of Company Shares as the “Company Stockholders”; and (5) the special meeting of Company Stockholders described in this proxy statement, including any adjournments or postponements thereof, as the “Special Meeting”. Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Q:	Why am I receiving these materials?
A:
On July 3, 2025, Olo entered into the Merger Agreement providing for the merger of Merger Sub, a wholly-owned subsidiary of Project Hospitality Parent, with and into Olo, with Olo surviving the Merger as a wholly-owned subsidiary of Project Hospitality Parent. The Board of Directors of Olo (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of Company Shares in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of Olo by Project Hospitality Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the affirmative vote of the holders of (i) a majority of the voting power of the outstanding Company Shares, voting together as a single class, pursuant to the General Corporation Law of the State of Delaware entitled to vote thereon and (ii) (A) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, pursuant to Article IV(5) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) entitled to vote thereon and (B) at least 66 2/3% of the voting power of the outstanding Company Shares entitled to vote in the election of directors, voting together as a single class, pursuant to Article VIII of the Charter ((i) and (ii) together, the “Merger Proposal Votes”) as of the close of business on [•], 2025 (the “Record Date”) and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Olo, with Olo surviving the Merger as a wholly-owned subsidiary of Project Hospitality Parent. As a result of the Merger, the Class A Common Stock will no longer be publicly traded. Following the effective time of the Merger (the “Effective Time”), we will cooperate with Project Hospitality Parent to delist the Class A Common Stock from the New York Stock Exchange (“NYSE”) and deregister the Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following such delisting and deregistration, Olo will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will holders of Company Shares receive if the Merger is consummated?
A:
Upon consummation of the Merger, you will be entitled to receive $10.25 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes, for each Company Share that you own as of the Effective Time, unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of

Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will receive $1,025.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Project Hospitality Parent as a result of the Merger.
Q:	How does the Merger Consideration compare to the market price of the Company Shares as of a recent trading date?
A:
The Merger Consideration represents a premium of approximately 65% over Olo’s unaffected share price on NYSE of $6.20 on April 30, 2025, the last trading day prior to media reports regarding a potential transaction. On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares on NYSE was $[•] per share. You are encouraged to obtain current market quotations for the Company Shares.

Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place virtually on [•], 2025, at [•], Eastern Time. There will not be a physical meeting location. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/OLO2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?
A:
Only stockholders of record of Company Shares as of the close of business on [•], 2025 will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were [•] Company Shares outstanding. Each outstanding Company Share on that date will entitle its holder to one vote, virtually or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What are Company Stockholders being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on the following proposals:
•	The Merger Proposal;
•
A proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

•
A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Olo’s amended and restated bylaws (the “Bylaws”), the only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.
Q:	Have any Company Stockholders agreed to vote for the Merger Proposal?
A:
On July 3, 2025, certain of the Company Stockholders (the “Supporting Stockholders”), who beneficially owned, collectively, approximately 30% (without giving effect to any exercise or vesting of Olo Stock Options, Olo RSUs or Olo PSUs, each as described under “The Merger Agreement—Treatment of Equity Awards”) of the outstanding Company Shares and approximately 78.5% (without giving effect to any exercise or vesting of Olo Stock Options, Olo RSUs or Olo PSUs) of the total voting power of the Company as of July 3, 2025, entered into support agreements with Olo, Project Hospitality Parent, and Merger Sub (the “Support Agreements”), pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their Company Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements. Our directors and executive officers have informed us that they currently intend to vote all of their Company Shares “FOR” the Merger Proposal.

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?
A:
Approval of the Merger Proposal requires the Merger Proposal Votes as of the Record Date. As a result, the failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by the Company Stockholders?
A:
In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the Transactions, and to recommend that the Company Stockholders approve the Merger Proposal, the Board consulted with Olo’s senior management, as well as its legal and financial advisors, and considered the terms of the proposed Merger Agreement and the Transactions, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Olo Board of Directors and Reasons for the Merger” beginning on page 46 of this proxy statement.

Q:	What is a quorum and how many Company Shares are needed to constitute a quorum? How can the meeting be adjourned if a quorum is not present?
A:
A quorum of Company Stockholders is the presence of Company Stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the Company Shares entitled to vote thereon as of the Record Date at the Special Meeting, either present virtually or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under the Bylaws, either (1) the holders of Company Shares representing a majority of the voting power present at the Special Meeting, or (2) the presiding officer of the Special Meeting, may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment or postponement is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which Company Stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting. However, the Bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Q:	What vote is required to approve the Compensation Proposal?
A:
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares properly cast for and against (excluding abstentions and broker non-votes) such matter at the Special Meeting. An abstention from voting for the Compensation Proposal will have no effect on the Compensation Proposal.

Q:	Why are the Company Stockholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?
A:
The Exchange Act, and applicable SEC rules thereunder, require Olo to seek a non-binding advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What will happen if the Compensation Proposal is not approved at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Olo. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Company Stockholders.

Q:	What vote is required to approve the Adjournment Proposal?
A:
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares properly cast for and against (excluding abstentions and broker non-votes) such matter at the Special Meeting. An abstention from voting for the Adjournment Proposal will have no effect on the Adjournment Proposal.

Q:	How does the Board recommend that I vote?
A:
The Board, after considering the various factors described under “The Merger—Recommendation of the Olo Board of Directors and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously (i) determined that the Merger Agreement and the Transactions are in the best interests of Olo and the holders of Company Shares, and declared it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions and (iii) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Shares can be voted at the Special Meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares.

Q:	How do I vote?
A:
If you are a stockholder of record (that is, if your Company Shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), there are three ways to cause your Company Shares to be voted at the Special Meeting:

•	Submit a Proxy by Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxyvote.com;
•	Submit a Proxy by Telephone: You can submit a proxy in advance of the Special Meeting by calling 1-800-690-6903 toll-free (within the U.S. or Canada) and granting your proxy; or
•	Mailing a Proxy Card: You can submit a proxy in advance of the Special Meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.
If you are a stockholder of record, you may attend the Special Meeting virtually and vote via the Special Meeting website, www.virtualshareholdermeeting.com/OLO2025SM. Please have your 16-digit control number to join the Special Meeting. Instructions on how to attend and participate in the Special Meeting via the Internet are posted at www.proxyvote.com.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually.
If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?
A:
If your Company Shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Olo.

If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Q:	Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?
A:
No. Because any Company Shares you may hold in “street name” will be deemed to be held of record by a different stockholder than any Company Shares you hold directly as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?
A:
Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Shares. Without such instructions, your Company Shares will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal.
Q:	What happens if I do not vote?
A:
The required vote to approve the Merger Proposal is based on the total number of Company Shares outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote virtually or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering a written notice of revocation of your proxy to Olo Inc., 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attn: Corporate Secretary, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting; or
•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Olo or by sending a written notice of revocation to Olo, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Olo before the Special Meeting.
Please note that if you hold your Company Shares in “street name,” and you have instructed a bank, broker or other nominee to vote your Company Shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.
Q:	What is a proxy?
A:
A “proxy” is your legal designation of another person to vote your Company Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Shares is called a “proxy card.” The Board has designated each of Noah H. Glass, Chief Executive Officer and Director, and Robert Morvillo, Chief Legal Officer and Corporate Secretary, with full power of substitution, as proxies for the Special Meeting.

Q:	If a Company Stockholder gives a proxy, how are the Company Shares voted?
A:
Regardless of the method you choose to grant a proxy to vote your Company Shares, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Shares in the way that you indicate.

When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:	May I attend the Special Meeting and vote in person?
A:
All Company Stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/OLO2025SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.

•
Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/OLO2025SM.

•
Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of Company Shares you held as of the Record Date, your name and email address. If you hold your Company Shares in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/OLO2025SM.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all Company Stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/OLO2025SM.
Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Shares will be represented at the Special Meeting. If you hold your Company Shares in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.
Q:	What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?
A:
If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies Olo in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.
Q:	How will I receive the Merger Consideration to which I am entitled?
A:
If you hold your Company Shares in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.

Q:	When do you expect the Merger to be consummated?
A:
Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by the holders of (i) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class and (ii) a majority of the voting power of the outstanding Company Shares, voting together as a single class, entitled to vote thereon as of the Record Date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other conditions. The expiration or termination of the applicable waiting period under the HSR Act will occur at 11:59 p.m., Eastern Time, on August 18, 2025, unless extended or earlier terminated.

We currently anticipate that the Merger will be consummated in the second half of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Olo and Project Hospitality Parent, that the Merger will be consummated at a later time or not at all.
Q:	What effects will the Merger have on Olo?
A:
The Class A Common Stock is currently registered under the Exchange Act, and is listed on NYSE under the symbol “OLO.” As a result of the Merger, Olo will cease to be a publicly traded company and will become a wholly-owned subsidiary of Project Hospitality Parent. As soon as reasonably practicable following the consummation of the Merger, the Class A Common Stock will cease trading on and be delisted from NYSE and will be deregistered under the Exchange Act, and Olo will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?
A:
If the Merger Agreement is not adopted by the holders of (i) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class and (ii) a majority of the voting power of the outstanding Company Shares, voting together as a single class, entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Olo will remain a public company, the Class A Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Project Hospitality Parent a termination fee of $73,725,000 upon the termination of the Merger Agreement as described under “The Merger Agreement—Company Termination Fee” beginning on page 93 of this proxy statement.
Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Company Stockholders generally?
A:
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the Company Stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger” beginning on page 60 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?
A:	The votes will be counted by the independent inspector of election appointed for the Special Meeting.
Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?
A:
We will bear the cost of the solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $30,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?
A:
We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 103 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Company Stockholders of the exchange of Company Shares for cash pursuant to the Merger?
A:
The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement.
Q:	What will the holders of Olo equity awards receive in the Merger?
A:
Immediately prior to the Effective Time, each outstanding option to purchase Company Shares (each, a “Olo Stock Option”) that has a per share exercise price that is less than the Merger Consideration (each, a “In-the-Money Olo Stock Option”), all of which are vested and exercisable, will be automatically canceled and converted into the right to receive from Project Hospitality Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (1) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Olo Stock Option by (2) the aggregate number of Company Shares underlying such In-the-Money Olo Stock Option as of immediately prior to the Effective Time. Immediately prior to the Effective Time, each Olo Stock Option, all of which are vested and exercisable, that has a per share exercise price that is equal to or greater than the Merger Consideration will be automatically canceled without payment of any consideration.

Immediately prior to the Effective Time, each outstanding restricted stock unit award that is unvested with respect to Company Shares (each, a “Olo RSU”) will be canceled and extinguished and, in exchange therefor, each former holder of any such Olo RSU will have the right to receive from Project Hospitality Parent or the surviving corporation a payment in cash equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of Company Shares subject to such Olo RSU as of immediately prior to the Effective Time (the “RSU Consideration”). For any Olo RSU that includes performance-based vesting conditions, the holder thereof will be entitled to RSU Consideration only to the extent the Olo RSU becomes vested in accordance with its terms at or prior to the Effective Time.
Immediately prior to the Effective Time, each award of outstanding restricted stock units conditioned in full or in part on performance-vesting conditions that is vested with respect to Company Shares (each, a “Olo Vested PSU”) will be canceled and extinguished and, in exchange therefor, each former holder of any such Olo Vested PSU will have the right to receive from Project Hospitality Parent or the surviving corporation a payment in cash equal to the product obtained by multiplying the (i) the Merger Consideration by (ii) the aggregate number of Company Shares subject to such Olo Vested PSU as of immediately prior to the Effective Time (with such number Company Shares subject to such Olo Vested PSU determined in good faith by the Board (or, if appropriate, any committee administering the Company’s 2021 Equity Incentive Plan, the Company’s 2015 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms (the “Company Stock Plans”)) as of immediately prior to the Effective Time by deeming the performance metrics of such Olo Vested PSU achieved at actual levels of performance effective as of the Effective Time).
Immediately prior to the Effective Time, each award of outstanding restricted stock units conditioned in full or in part on performance-vesting conditions that is unvested with respect to Company Shares (each, a “Olo Unvested PSU”) will be canceled and extinguished and, in exchange therefor, each former holder of any such Olo PSU will have the right to receive from Project Hospitality Parent or the surviving corporation a payment in cash equal to the product obtained by multiplying the (i) the Merger Consideration by (ii) the aggregate number of Company Shares subject to such Olo Unvested PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSUs”), which such Cash Replacement PSUs will be subject to the holder’s continued service with Project Hospitality Parent or its subsidiaries through the applicable vesting dates. The Cash Replacement PSUs will be subject to the same terms and conditions (including with respect to vesting and any forfeiture or other provisions) as applied to the Olo Unvested PSU for which such Cash Replacement PSUs were exchanged for.
Q:	Are holders of Company Shares entitled to appraisal rights in connection with the Merger under the DGCL?
A:
Yes. As a holder of record or beneficial owner of Company Shares, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of Company Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares, as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of the Company Shares comply fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such holder of Company Shares may receive in the Merger. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Olo before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 66 of this proxy statement.
Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.

Q:	What is householding and how does it affect me?
A:
The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?
A:
If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor at the contact information provided below:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 717-3930 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
If your bank, broker or other nominee holds your Company Shares, you should also call your bank, broker or other nominee for additional information.

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 103 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.
The Companies (page 25)
Olo Inc.
We are a leading open SaaS platform for restaurants. We provide restaurant brands with an enterprise-grade, open SaaS platform that powers their digital ordering, delivery, and full-stack payment programs and enables brands to collect, analyze, and act on data to drive more personalized guest experiences and profitable traffic. Our platform and application programming interfaces (“APIs”) seamlessly integrate with a wide range of solutions, unifying disparate technologies across the restaurant ecosystem. Leading restaurant brands trust Olo for its capabilities, reliability, security, scalability, and interoperability. Our Class A Common Stock is listed on the NYSE under the symbol “OLO.” Olo is a Delaware corporation with its principal executive offices located at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, telephone number (212) 260-0895. See “The Companies—Olo Inc.” beginning on page 25 of this proxy statement.
Additional information about Olo is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 103 of this proxy statement.
Project Hospitality Parent, LLC
Project Hospitality Parent, LLC was formed on June 25, 2025 and does not conduct any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger. See “The Companies— Project Hospitality Parent, LLC.” beginning on page 25 of this proxy statement.
Project Hospitality Merger Sub, Inc.
Project Hospitality Merger Sub, Inc. is a direct wholly-owned subsidiary of Project Hospitality Parent, LLC, with the principal executive offices located at 830 Brickell Plaza, Suite 5100, Miami, FL 33131. Project Hospitality Merger Sub, Inc. was formed solely for the purpose of effecting the Merger and the Transactions. See “The Companies— Project Hospitality Merger Sub, Inc.” beginning on page 25 of this proxy statement.
The Special Meeting (page 26)
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025 at [•], Eastern Time, or at any adjournment or postponement thereof. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/OLO2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
At the Special Meeting, Company Stockholders of record as of the Record Date will be asked to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, each as further described below.

The Merger Proposal (page 96)
Company Stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Olo, with Olo surviving the Merger as a wholly-owned subsidiary of Project Hospitality Parent. At the Effective Time and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the treasury of the Company or owned by Project Hospitality Parent or Merger Sub immediately prior to the Effective Time and (ii) shares held by stockholders or owned by beneficial owners who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (collectively, the “Excluded Shares”)) will be automatically canceled and converted into the right to receive $10.25 in cash, without interest.
Following the Merger, the Class A Common Stock will no longer be publicly listed and traded on NYSE, the Class A Common Stock will be deregistered under the Exchange Act, Olo will no longer file periodic reports with the SEC and existing Company Stockholders will cease to have any ownership interest in Olo.
Record Date; Shares Entitled to Vote; Quorum (page 26)
You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on [•], 2025, which is the Record Date for the Special Meeting. As of the Record Date, there were [•] shares of Class A Common Stock and [•] shares of Class B Common Stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of Company Stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the stockholders holding a majority of the voting power of our outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned either by the chairperson of the Special Meeting or by vote of the holders of a majority of the voting power of the Company Shares represented thereat and entitled to vote thereon. With respect to the Merger Proposal requiring a separate vote by the Class B Common Stock, the presence of the holders of a majority of the voting power of the outstanding shares of the Class B Common Stock, virtually or by proxy, constitutes a quorum entitled to take action with respect to the vote on that matter.
Vote Required (page 27)
Each share of our Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote and ten votes for each share, respectively, at the Special Meeting.
Approval of the Merger Proposal requires the Merger Proposal Votes as of the close of business on the Record Date. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have no effect on the Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Compensation Proposal will have no effect on the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy voting affirmatively or negatively at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your Company Shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

The Support Agreements (page 95)
On July 3, 2025, the Supporting Stockholders, who beneficially owned, collectively, approximately 30% (without giving effect to any exercise or vesting of Olo Stock Options, Olo RSUs or Olo PSUs) of the outstanding Company Shares and approximately 78.5% (without giving effect to any exercise or vesting of Olo Stock Options, Olo RSUs or Olo PSUs) of the total voting power of the Company as of July 3, 2025, entered into the Support Agreements, pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their Company Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements.
Additionally, pursuant to the Support Agreements, the Supporting Stockholders are prohibited from transferring any of the shares subject to the Support Agreements (unless to certain permitted affiliates) while the Support Agreements are in effect. Pursuant to the Support Agreements, the Supporting Stockholders irrevocably and unconditionally waived, and agreed not to assert, any appraisal rights in connection with the Merger.
The Support Agreements will terminate at the earliest of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, or (3) any amendment to the Merger Agreement that reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to the Merger Agreement in accordance with the terms thereof.
For more information, see the section of this proxy statement captioned “The Support Agreements” and the full text of the Support Agreements, attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
Recommendation of the Olo Board of Directors and Reasons for the Merger (page 46)
The Board recommends that the Company Stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations the Board consulted with Olo senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board, see the section of this proxy statement titled “The Merger—Recommendation of the Olo Board of Directors and Reasons for the Merger” beginning on page 46 of this proxy statement.
Opinion of Goldman Sachs & Co. LLC (page 50)
At a meeting of the Board, Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Board that, as of July 3, 2025 and based upon and subject to the factors and assumptions set forth therein, the $10.25 in cash per Company Share to be paid to the holders (other than Parent and its affiliates) of Company Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Shares, taken in the aggregate.
The full text of the written opinion of Goldman Sachs, dated July 3, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company Shares should vote with respect to such merger or any other matter.
Pursuant to an engagement letter between Olo and Goldman Sachs, Olo has agreed to pay Goldman Sachs a transaction fee of approximately $11-14 million; $3 million of which was payable upon announcement of the Transactions and the remainder of which is contingent upon consummation of the Merger.
For a description of the opinion that the Board received from Goldman Sachs, see the section of this proxy statement titled “The Merger—Opinion of Goldman Sachs & Co. LLC”.

Certain Effects of the Merger on Olo (page 32)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Olo, with Olo surviving as a wholly-owned subsidiary of Project Hospitality Parent. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Olo as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Project Hospitality Parent may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the Closing (as defined below) occurs.
Effect on Olo if the Merger Is Not Consummated (page 32)
If the Merger Agreement is not adopted by the holders of (i) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class and (ii) a majority of the voting power of the outstanding Company Shares, voting together as a single class, entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Olo will remain a public company, the Class A Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Olo may be required to pay Project Hospitality Parent a termination fee, as described under “The Merger Agreement—Company Termination Fee” beginning on page 93 of this proxy statement.
Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the Company Shares trade as of the date of this proxy statement.
Merger Consideration (page 32)
At the Effective Time, each share of Company Shares issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $10.25 in cash without interest. As of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Treatment of Equity Awards (page 77)
Treatment of Olo Stock Options
At the Effective Time, each In-the-Money Olo Stock Option, all of which are vested and exercisable as of the date of the Merger Agreement, will be canceled and extinguished and, in exchange therefor, each such holder of such In-the-Money Olo Stock Option will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Olo Stock Option, by (b) the aggregate number of Company Shares underlying such In-the-Money Olo Stock Option as of immediately prior to the Effective Time. The foregoing payments will be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding. In addition, immediately prior to the Effective Time, each Olo Stock Option (whether vested or unvested) that is outstanding and unexercised as of immediately prior to the Effective Time and that has a per share exercise price that is equal to or greater than the Merger Consideration (each, an “Out-of-the-Money Olo Stock Option”), will be automatically canceled without payment of any consideration.
Treatment of Olo RSUs
Vested Olo RSUs
At the Effective Time, each Olo RSU that is outstanding and vested as of immediately prior to the Effective Time (the “Vested Olo RSUs”) will be canceled and extinguished and, in exchange therefor, each such holder of any such Vested Olo RSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested Olo RSUs immediately prior to the Effective Time (such product, the “Vested RSU Payment”). From and after the Effective Time, the holder of any Vested Olo RSU will only be entitled to receive the Vested RSU Payment in respect of such canceled Vested Olo RSU. The foregoing payments will be made by the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding.
Unvested Olo RSUs
At the Effective Time, each Olo RSU that is outstanding as of immediately prior to the Effective Time that is not a Vested Olo RSU (an “Unvested Olo RSU”) will be cancelled and extinguished and replaced with a contingent right to receive solely an amount in cash equal to the product of (a) the Merger Consideration and (b) the aggregate number of Company Shares subject to such Unvested RSU award as of immediately prior to the Effective Time (the “Cash Replacement RSU Amounts”). The Cash Replacement RSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Olo RSUs for which the Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms, including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise.
Treatment of Olo PSUs
Vested Olo PSUs
At the Effective Time, each Olo PSU that is outstanding and vested as of immediately prior to the Effective Time (a “Vested Olo PSU”) will be canceled and extinguished and, in exchange therefor, each such holder of any such Vested Olo PSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested Olo PSUs (such product, the “Vested PSU Payment”). From and after the Effective Time, the holder of any canceled Vested Olo PSU will only be entitled to receive the Vested PSU Payment in respect of such canceled Vested Olo PSU.
Unvested Olo PSUs
At the Effective Time, each Olo PSU that is not a Vested Olo PSU (an “Unvested Olo PSU”) will be cancelled and extinguished and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Unvested Olo PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), with Cash Replacement PSU Amounts will, subject to the holder’s continued service with parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Olo PSU for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Olo PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Olo PSU will be deemed achieved at actual levels of performance effective as of the Effective Time, to be measured with pro-ration based on the portion of the performance period that has elapsed prior to the Effective Time, in good faith by the Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time.
Treatment of Olo ESPP
As soon as practicable following the date of the Merger Agreement, the Board (or, if appropriate, any committee administering the Company’s 2021 Employee Stock Purchase Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms (the “Olo ESPP”)) will adopt such resolutions and take such other actions as may be required under the Olo ESPP or applicable law to ensure that, with respect to the Olo ESPP: (i) except for the Purchase Period (as set forth in the Olo ESPP) under the Olo ESPP in effect as of the date of the Merger Agreement, the Olo ESPP will be suspended such that no new Purchase Periods under the Olo ESPP will be authorized or commence after the date of the Merger Agreement and no Purchase Period in existence under the Olo ESPP on the date of the Merger Agreement will be extended beyond its current end date, (ii) no new participants will be permitted to enroll or commence participation in the Olo ESPP after the date of the Merger Agreement, (iii) no

Olo ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement, (iv) each Purchase Period in effect as of the date of the Merger Agreement will end on the earlier of (A) its regular end date and (B) such date as the Company determines in its sole discretion (provided that such date will be no later than the date that is five (5) calendar days prior to the Effective Time (the “Final Exercise Date”)), (v) each Olo ESPP participant’s accumulated contributions under the Olo ESPP for any Purchase Period in effect as of immediately prior to the Final Exercise Date will be used to purchase Company Shares in accordance with the terms of the Olo ESPP as of the Final Exercise Date, and (vi) contingent upon the occurrence of the Effective Time, the Olo ESPP will terminate effective as the date immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Olo ESPP) and no further rights will be granted or exercised under the Olo ESPP thereafter. All Company Shares purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the Merger Consideration.
Interests of the Directors and Executive Officers of Olo in the Merger (page 60)
Certain of Olo’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of stockholders of Olo generally. The Olo Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders adopt the Merger Agreement. These interests include the following, among others:
•	Olo’s directors and executive officers hold equity-based awards that will be afforded the treatment described above under “Treatment of Equity Awards”;
•	Peter Benevides holds time-based equity awards that will accelerate and vest in full immediately prior to and in connection with the Closing;
•
Olo’s non-employee directors hold equity-based awards that will accelerate and vest in full immediately prior to and in connection with the Closing pursuant to Olo’s non-employee director compensation policy;

•
Certain Olo executive officers have been granted transaction bonuses in connection with the Merger, as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger—Transaction Bonuses”;

•
Olo’s executive officers are party to pre-existing employment agreements with Olo that were entered into in connection with each executive officer’s commencement of employment or promotion, as applicable, that provide for eligibility for severance payments and benefits in the event of a termination of employment in certain circumstances in connection with a change in control of Olo (including the Merger), as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger—Severance Entitlements”; and

•
Olo’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement, as described in more detail in the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance.”

The interests of Olo’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger” beginning on page 60 of this proxy statement.
Financing of the Merger (page 66)
The Merger is not conditioned upon receipt of financing by Project Hospitality Parent. Project Hospitality Parent anticipates that the total amount of funds necessary to consummate the Merger and the related Transactions will be approximately $2.0 billion, including the estimated transaction fees and expenses. Project Hospitality Parent and Merger Sub intend to fund the amounts necessary to complete the Merger through an equity financing of up to $1,967,000,000 to be provided or secured by the Equity Investor (as defined below).
For more information, see the section entitled “The Merger—Financing of the Merger” beginning on page 66.

Appraisal Rights (page 66)
If the Merger is consummated, holders of record or beneficial owners of Company Shares who (1) do not vote in favor of the Merger Proposal, (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable Company Shares through the effective date of the Merger, (3) properly demand in writing an appraisal of their applicable Company Shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not validly withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their Company Shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
This means that these holders of record and beneficial owners may be entitled to have their Company Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of Company Shares must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s of Company Shares to Olo before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, virtually or by proxy, in favor of the Merger Proposal, (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject of Company Shares through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not validly withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of Company Shares and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the Company Shares for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares (page 72)
The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material

U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares”) in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 72 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.
Regulatory Approvals Required for the Merger (page 75)
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any voluntary extension thereof) applicable to the Merger under the HSR Act has expired or been terminated. Olo and Project Hospitality Parent filed their respective HSR Act notifications on July 18, 2025. The expiration or termination of the applicable waiting period under the HSR Act will occur at 11:59 p.m., Eastern Time, on August 18, 2025, unless extended or earlier terminated. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.
No-Shop Period (page 85)
From the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Olo will not, and will cause its subsidiaries and its and its subsidiaries’ directors and officers and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to directly or indirectly (other than with respect to Project Hospitality Parent and Merger Sub):
•
solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 85 of this proxy statement) (it being agreed that supplying non-public information in the ordinary course of business will not be prohibited);

•
engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any third party regarding an Acquisition Proposal or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of Olo or any of its subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal; or

•
enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal or enter into any agreement requiring Olo to abandon, terminate or fail to consummate the Transactions contemplated by the Merger Agreement.

Notwithstanding these restrictions, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the affirmative vote of the holders of (i) a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class and (ii) a majority of the voting power of the outstanding Company Shares, voting together as a single class, entitled to vote thereon as of the Record Date (the “Stockholder Approval”), (1) Olo receives a written Acquisition Proposal from a third party, (2) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (3) the Board or any committee thereof determines in good faith, after consultation with Goldman Sachs, or another independent financial advisor of nationally recognized reputation (a “Company Financial Advisor”) and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 85 of this proxy statement), then Olo, directly or indirectly through one or more of its representatives may (x) furnish information and data with respect to Olo and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Olo and its subsidiaries and (y) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Olo (1) will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information except pursuant to such confidentiality agreement and (2) will promptly (but in no event later than thirty-six hours after the time it is provided to such third party) provide to Project Hospitality Parent any material non-public information concerning Olo or its subsidiaries provided to such third party, which was not previously provided to Project Hospitality Parent.
For a further discussion of the no-shop period, see “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 85 of this proxy statement.
Recommendation Changes (page 86)
Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (1) make an Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 85 of this proxy statement) and/or (2) cause Olo to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Olo to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement will be entered into promptly following such termination).
For a further discussion of Recommendation Changes, see “The Merger Agreement—Recommendation Changes” beginning on page 86 of this proxy statement.
Conditions to the Closing of the Merger (page 89)
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:
•	the obtaining of the Stockholder Approval;
•
no governmental authority having jurisdiction over any party to the Merger Agreement will have issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law will have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•
the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act (which waiting period will expire at 11:59 p.m., Eastern Time, on August 18, 2025, unless extended or earlier terminated).

In addition, the obligation of Project Hospitality Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Project Hospitality Parent of each of the following additional condition:
•
the representations and warranties of Olo relating to certain aspects of Olo’s corporate existence and power, corporate authorization, capitalization and brokers’ fees (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) provisions being true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects only as of such earlier date);

•
the representations and warranties of Olo relating to certain aspects of Olo’s capitalization being true and correct in all respects on the date of the Merger Agreement and the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects only as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Olo, Project Hospitality Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•
the other representations and warranties of Olo being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Olo having performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;
•	since July 3, 2025, no Company Material Adverse Effect having occurred; and
•
the receipt by Project Hospitality Parent of a certificate of Olo, signed on behalf of Olo by the Chief Executive Officer or the Chief Financial Officer of Olo, certifying that the foregoing conditions to the obligations of Project Hospitality Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Olo to consummate the Merger is subject to the satisfaction or waiver by Olo of each of the following additional conditions:
•
the representations and warranties of Project Hospitality Parent and Merger Sub set forth in the Merger Agreement being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Project Hospitality Parent’s or Merger Sub’s ability to consummate the Transactions contemplated by the Merger Agreement;

•
Project Hospitality Parent and Merger Sub having each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•
the receipt by Olo of a certificate of Project Hospitality Parent, signed on behalf of Project Hospitality Parent by the Chief Executive Officer or the Chief Financial Officer of Project Hospitality Parent, certifying that the foregoing conditions to the obligations of Olo to effect the Merger have been satisfied.

Termination of the Merger Agreement (page 92)
The Merger Agreement may only be validly terminated at any time prior to the Closing:
•	By mutual written agreement of Project Hospitality Parent and Olo (notwithstanding the Stockholder Approval);
•	By either Olo or Project Hospitality Parent, upon written notice:
○
if the Closing Date has not occurred on or before January 3, 2026 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”); provided, that if the condition relating to regulatory approvals or the condition relating to the absence of a law, order or injunction prohibiting the Merger (as it relates to any antitrust law), have not been satisfied or are capable of being satisfied by the End Date, then the End Date will be automatically extended until April 3, 2026; and provided further that the right to terminate the Merger Agreement by Project Hospitality Parent or Olo if the Closing has not occurred on or before the End Date, will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

○
if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions contemplated by the Merger Agreement and such permanent prohibition will have become final and non-appealable (notwithstanding the Stockholder Approval); or

○	if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof).

•	By Olo:
○
if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Project Hospitality Parent or Merger Sub, in either case which (1) would cause any of the conditions to the obligations of Olo not to be satisfied and (2) such breach has not been cured prior to the earlier of the End Date or the 30th day following Olo’s delivery of written notice describing such breach to Project Hospitality Parent; provided, however, Olo will not be entitled to terminate the Merger Agreement if Olo is in breach of its obligations under the Merger Agreement such that Olo is entitled to terminate the Merger Agreement for such breach;

○
at any time prior to receipt of the Stockholder Approval, in order for Olo to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers” beginning on page 85 of this proxy statement); provided, that prior to, or substantially concurrently with, such termination Olo pays the Company Termination Fee (as defined below under “The Merger Agreement—Company Termination Fee” beginning on page 93 of this proxy statement); provided, further, that Olo will not be entitled to terminate the Merger Agreement unless Olo has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•	By Project Hospitality Parent:
○
if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Olo which (1) would cause any of the conditions to the obligations of Project Hospitality Parent and Merger Sub not to be satisfied and (2) such breach has not been cured prior to the earlier of the End Date or the 30th day following Project Hospitality Parent’s delivery of written notice describing such breach to Project Hospitality Parent; provided, however, Project Hospitality Parent will not be entitled to terminate the Merger Agreement if Project Hospitality Parent is in breach of its obligations under the Merger Agreement such that Olo is entitled to terminate the Merger Agreement for such breach; or

○
at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Changes” beginning on page 86 of this proxy statement).

Company Termination Fee (page 93)
Under certain circumstances, Olo will be required to pay the Company Termination Fee of $73,725,000, including upon:
•
termination by Project Hospitality Parent at any time prior to receipt of the Stockholder Approval because (1) the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Changes” beginning on page 86 of this proxy statement) or (2) Olo has committed a material breach of the provisions of the Merger Agreement relating to the Solicitation of Other Offers and Recommendation Changes (as described under “The Merger Agreement—Solicitation of Other Offers” and “The Merger Agreement—Recommendation Changes” beginning on pages 85 and 86 of this proxy statement, respectively);

•
termination by Olo at any time prior to receipt of the Stockholder Approval in order for Olo to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Recommendation Changes” beginning on page 86 of this proxy statement); or

•
termination (1) by either Project Hospitality Parent or Olo because the Closing Date has not occurred on or before the End Date, (2) by either Project Hospitality Parent or Olo because the Stockholder Approval has not been obtained at the Special Meeting by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting, or (3) by Project Hospitality Parent because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Olo.

Fees and Expenses (page 94)
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 99)
Our Class A Common Stock is listed on the NYSE under the symbol “OLO.” On July 2, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Class A Common Stock as reported on the NYSE were $8.93 and $8.70 per share, respectively. The closing price of our Class A Common Stock on the NYSE on July 2, 2025 was $8.91 per share. On [•], the latest practicable trading day before the printing of this proxy statement, the closing price of our Class A Common Stock on the NYSE was $[•] per share. As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Class A Common Stock issued and outstanding, held by approximately [•] stockholders of record and [•] shares of Class B Common Stock issued and outstanding, held by approximately [•] stockholders of record.
We have never declared or paid any cash dividends on the Company Shares, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Project Hospitality Parent, any cash dividends on our capital stock.
Delisting and Deregistration of Company Shares (page 75)
If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. All statements other than statements of historical fact contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “seek,” “target,” “should,” “will,” “would,” the negative of these words and similar words or expressions. Stockholders are cautioned that any such forward-looking statements, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof, are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference into this proxy statement, and the following factors:
•
the inability to consummate the Merger in a timely manner, or at all, including, but not limited to, as a result of the failure to obtain the required approval of the Company Stockholders or the failure to satisfy the other conditions to the consummation of the Merger;

•
the risk that the parties may be unable to obtain the regulatory approval required to complete the Merger, or that the required regulatory approval may delay the consummation of the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•
the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including, but not limited to, the risk that the Merger Agreement may be terminated in circumstances requiring us to pay the Company Termination Fee;

•	the risk that our stock price may decline significantly, including below our stock price prior to the public announcement of the execution of the Merger Agreement, if the Merger is not consummated;
•
the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, but not limited to, employees, suppliers, vendors, other business partners and governmental entities), operating results, cash flows and business generally;

•
risks that the proposed Merger may disrupt our current plans and operations or affect our ability to retain or recruit key employees and maintain relationships with key business partners and customers, and others with whom we do business;

•	the response of our competitors to the proposed Merger;
•	the amount of the costs, fees, expenses and charges incurred by Olo related to the Merger Agreement or the Merger;
•	risks related to the diversion of the attention of our management and employees from ongoing business operations;
•
the effect of the restrictions placed on our business activities pursuant to the Merger Agreement and the limitations on our ability to pursue certain business opportunities and alternatives to the Merger during the pendency of the Merger;

•	the nature, cost and outcome of any litigation and other legal proceedings, including, but not limited to, any such proceedings related to the Merger and instituted against us and others;
•	the fact that under the terms of the Merger Agreement, we are unable to solicit other business opportunities or strategic alternatives during the pendency of the Merger;
•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;
•	risks related to the implementation of our business model, goals and strategic plans for our business;

•	risks related to protecting our intellectual property and operating our business without infringing upon the intellectual property rights of others;
•	risks related to continued availability of capital and financing and rating agency actions;
•	risks related to general industry conditions and competition; and
•
risks related to the potential impact of public health crises, macroeconomic conditions such as inflation and fluctuating interest rates, tariffs, shifts in consumer preferences, geopolitical instability, acts of terrorism, war or hostilities, changes in legislative, regulatory and economic developments affecting Olo’s business and overall market uncertainty.

Consequently, there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Olo or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included in this proxy statement and elsewhere, including the risk factors included in Olo’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and other reports filed with the SEC.
Forward-looking statements in this proxy statement speak only as of the date on which they are made and are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Olo, all of which are subject to change. Olo can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Olo undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Olo does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE COMPANIES
Olo Inc.
We are a leading open SaaS platform for restaurants. We provide restaurant brands with an enterprise-grade, open SaaS platform that powers their digital ordering, delivery, and full-stack payment programs and enables brands to collect, analyze, and act on data to drive more personalized guest experiences and profitable traffic. Our platform and APIs seamlessly integrate with a wide range of solutions, unifying disparate technologies across the restaurant ecosystem. Leading restaurant brands trust Olo for its capabilities, reliability, security, scalability, and interoperability. Our Class A Common Stock is listed on the NYSE under the symbol “OLO.” Olo is a Delaware corporation with its principal executive offices located at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, telephone number (212) 260-0895. Additional information about Olo is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 103 of this proxy statement.
Project Hospitality Parent, LLC
Parent was formed on June 25, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.
The principal executive offices of Parent are c/o Thoma Bravo, L.P., Thoma Bravo, L.P., 830 Brickell Plaza, Suite 5100, Miami, FL 33131 with a telephone number of (786) 785-5800.
Project Hospitality Merger Sub, Inc.
Merger Sub is a direct wholly owned subsidiary of Project Hospitality Parent and was formed on June 25, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger.
Parent and Merger Sub are each affiliated with the Thoma Bravo Fund, and Project Hospitality Parent, Merger Sub and the Thoma Bravo Fund are each affiliated with Thoma Bravo. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. At the effective time, the surviving corporation, will be indirectly owned by the Thoma Bravo Fund and certain of its affiliates.
In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Fund has provided Project Hospitality Parent with an equity commitment under a commitment letter. The amounts committed under the commitment letter will be used to fund the aggregate purchase price required to be paid at the closing of the merger and to also fund certain other payments at the closing, subject to the terms and conditions of the merger agreement. In addition, the Thoma Bravo Fund has agreed to guarantee the payment of certain liabilities and obligations of Project Hospitality Parent and/or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $157.3 million, including any termination fee and amounts in respect of certain reimbursement and indemnification obligations of Project Hospitality Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by the Company, as specified in the merger agreement. For more information, please see the section of this proxy statement entitled “The Merger—Financing of the Merger”.
The principal executive offices of Merger Sub are c/o Thoma Bravo, L.P., 830 Brickell Plaza, Suite 5100, Miami, FL 33131 with a telephone number of (786) 785-5800.

THE SPECIAL MEETING
We are furnishing this proxy statement to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025, at [•], Eastern Time. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/OLO2025SM.
Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Purpose of the Special Meeting
At the Special Meeting, we will ask the Company Stockholders as of the Record Date to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If Company Stockholders fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 76 of this proxy statement.
This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about [•], 2025.
Record Date; Shares Entitled to Vote; Quorum
Only Company Stockholders of record as of the close of business on [•], 2025, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at Olo Inc., 285 Fulton Street, One World Trade Center, 82nd Floor, New York, NY 10007, during regular business hours for a period of at least 10 days before the Special Meeting.
As of the Record Date, there were [•] shares of Class A Common Stock and [•] shares of Class B Common Stock issued and outstanding and entitled to be voted at the Special Meeting.
A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our Bylaws provide that the presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the voting power of our outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned either by the chairperson of the Special Meeting or by vote of the holders of a majority of the voting power of the Company Shares represented thereat and entitled to vote thereon. With respect to the Merger Proposal requiring a separate vote by the Class B Common Stock, the presence of the holders of a majority of the voting power of the outstanding shares of the Class B Common Stock, virtually or by proxy, constitutes a quorum entitled to take action with respect to the vote on that matter. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.
In the event that a quorum is not present at the Special Meeting to transact business or vote on the Merger Proposal, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes
Each share of our Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote and ten votes for each share, respectively, at the Special Meeting.
Approval of the Merger Proposal requires the Merger Proposal Votes as of the close of business on the Record Date. Adoption of the Merger Agreement by Company Stockholders is a condition to the Closing. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have no effect on the Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Compensation Proposal will have no effect on the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your Company Shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.
Company Shares Held by Directors and Executive Officers
As of the close of business on the Record Date, directors and executive officers of Olo and their affiliates beneficially owned and were entitled to vote, in the aggregate, [•] Class A Common Stock and [•] Class B Common Stock, which represented approximately [•]% of the total voting power of the Company Shares and [•]% of the total voting power of the Class B Common Stock issued and outstanding on that date.
Voting; Proxies
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held on [•], 2025 at [•], Eastern Time, at www.virtualshareholdermeeting.com/OLO2025SM (unless the Special Meeting is adjourned or postponed).
You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Olo offers multiple different voting methods, Olo encourages you to vote over the Internet or by phone as Olo believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.
Providing Voting Instructions by Proxy
To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.
Company Shares Held by Record Holders
If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Computershare, you may submit your proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.
Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting, your Company Shares will be voted in the manner directed by you on your proxy card.
Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the vote regarding the Compensation Proposal and the Adjournment Proposal.
Company Shares Held in “Street Name”
If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.
Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Olo does not expect any broker non-votes at the Special Meeting because the Merger Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement are all “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal and the Adjournment Proposal. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering a written notice of revocation of your proxy to our Corporate Secretary at Olo Inc., Attention: Corporate Secretary, 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting; or
•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Olo or by sending a written notice of revocation to Olo, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Olo before the Special Meeting.
If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote virtually at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain instructions on how to vote. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
Abstentions
An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal, but will have no effect on the Compensation Proposal.
Adjournments and Postponements
Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. Under the Bylaws, Olo may postpone, reschedule or cancel any special meeting of stockholders. Under the Bylaws, any meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the Company Shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. Notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken. The Bylaws provide that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
In the event that there is present at the Special Meeting, virtually or by proxy, sufficient favorable voting power to secure the vote of the Company Stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.
Board Recommendation
The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Olo Board of Directors and Reasons for the Merger” beginning on page 46 of this proxy statement, unanimously (1) determined that the Merger Agreement and the Transactions are in the best interests of Olo and the holders of Company Shares, and declared it advisable to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting (the matters described in clauses (1) through (3), the “Board Recommendation”).
The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.
We have retained Innisfree, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $30,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Consummation of the Merger
We currently anticipate that the Merger will be consummated in the second half of 2025, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Olo and Project Hospitality Parent, that the Merger will be consummated at a later time or not at all.
Appraisal Rights
If the Merger is consummated, stockholders who do not wish to accept the applicable Merger Consideration are entitled to seek appraisal of their Company Shares under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Shares may receive in the Merger. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal of their Company Shares should recognize that the fair value of their Company Shares determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record of Company Shares and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, is a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Olo and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 66 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 66 of this proxy statement.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of our proxy statement, please notify your bank, broker or other intermediary or us. We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon written or verbal request. Direct your written request to us by email at InvestorRelations@olo.com, by mail to our principal executive offices at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attention: Corporate Secretary, or call us at (212) 260-0895. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 717-3930 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
If your bank, broker or other nominee holds your Company Shares, you should also call your bank, broker or other nominee for additional information.

THE MERGER
This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Certain Effects of the Merger on Olo
If the Merger Agreement is adopted by the Company Stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Olo, with Olo continuing as the Surviving Corporation and a wholly-owned subsidiary of Project Hospitality Parent.
The Class A Common Stock is listed and traded on NYSE under the symbol “OLO.” As a result of the Merger, Olo will cease to be a publicly traded company and will become a wholly-owned subsidiary of Project Hospitality Parent. We will cooperate with Project Hospitality Parent to delist the Class A Common Stock from NYSE and deregister the Class A Common Stock under the Exchange Act following the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of either the Surviving Corporation or Project Hospitality Parent. Effect on Olo if the Merger Is Not Consummated
Effect on Olo if the Merger Is Not Consummated
If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approval or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Olo will remain a public company, the Class A Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.
Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the Company Shares traded prior to the public announcement of the execution of the Merger Agreement on July 3, 2025 or as of the date of this proxy statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Shares. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Company Stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Olo will be offered or that our business, prospects or results of operations will not be adversely impacted.
In addition, upon termination of the Merger Agreement, under specified circumstances, Olo may be required to pay Project Hospitality Parent a termination fee, as described under the section titled “The Merger Agreement—Company Termination Fee” beginning on page 93 of this proxy statement.
Merger Consideration
At the Effective Time, each share of Company Shares issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $10.25 in cash without interest. As of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Each share of Company Shares held in the treasury of Olo or any owned by Project Hospitality Parent or Merger Sub or any direct or indirect wholly-owned subsidiary of Project Hospitality Parent or Olo immediately prior to the Effective Time will automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.
Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Company Stockholder as a result of the Merger (except that of any holder exercising their appraisal rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Project Hospitality Parent or the Surviving Corporation.
Each of the paying agent, the Surviving Corporation, Merger Sub, and Project Hospitality Parent will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the Surviving Corporation, Merger Sub, or Project Hospitality Parent, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Background of the Merger
The following chronology summarizes the negotiations, material contacts and other material events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board, the Transaction Committee or the representatives of Olo, Thoma Bravo and other parties.
As part of Olo’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and Olo’s management periodically review, consider and assess Olo’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives to enhance stockholder value. In particular, as authorized by the Board, this review has included routine meetings between Olo management and potential counterparties to discuss Olo’s business, based on public information only.
Throughout 2023 and 2024, representatives of various potential counterparties expressed an interest in pursuing a potential transaction with Olo. Such potential counterparties included Thoma Bravo, several other private equity firms and a publicly traded restaurant technology company (“Party A”). Following each interaction, the Board determined it was in the best interests of the Company to prioritize executing on its strategic plan and did not engage in discussions regarding a potential transaction. For example, in May 2023, representatives of Thoma Bravo contacted representatives of Olo to express interest in pursuing an acquisition of Olo, but did not discuss information regarding valuation. Also, in March 2024, representatives of Party A contacted representatives of Olo to express interest in pursuing a potential transaction with Olo, but did not discuss information regarding valuation. Also, in November 2024, representatives of Party A again contacted representatives of Olo to express interest in pursuing a potential transaction with Olo. In connection therewith, the Board directed two independent directors to have a meeting with Party A to listen to Party A’s views regarding a potential transaction between the parties. As directed, in November 2024, the two independent directors met with Party A, during which Party A indicated that a potential transaction with Olo could drive customer and investor value for both parties, but did not discuss information regarding valuation. Following the meeting, the two directors updated the other members of the Board.
On December 18, 2024, the Board held a meeting at which members of Olo management were present. At this meeting, at the request of the Board given the interest expressed by various potential counterparties, representatives of a potential financial advisor that had previously worked with the Company attended the meeting and provided some perspectives regarding the Company’s stock price, potential counterparties, and an overview of certain workstreams in a potential strategic process. Also at this meeting, Olo management provided an update regarding corporate development activities, including with respect to its review of various strategic business initiatives, including a potential sale transaction and investor relations initiatives. Following discussion, in light of Olo’s recent stock price performance, and interest demonstrated by potential counterparties during routine meetings between Olo management and potential counterparties to discuss Olo’s business, the Board directed management, with the aid of certain Board members, to evaluate potential financial advisors in order to continue to consider whether a sale or other strategic transaction had the potential to maximize stockholder value.
In January 2025, representatives of Thoma Bravo again contacted representatives of Olo to express interest in pursuing a potential transaction with Olo. At the time, Thoma Bravo’s communications did not include information regarding valuation and representatives of Olo communicated to Thoma Bravo that the Company was not considering a potential transaction at that time.
On February 13, 2025, to assist the Board in its consideration of whether to evaluate strategic alternatives, the Board received presentations from representatives of Goldman Sachs and two other potential financial advisors to assist Olo with a potential strategic transaction. Later on February 13, 2025, the Board held a meeting at which members of Olo management and representatives of Goodwin Procter LLP (“Goodwin”), Olo’s outside legal counsel, were present. At this meeting, representatives of Goodwin reviewed with the directors their fiduciary duties under Delaware law and related process considerations. The Board also discussed the potential formation of a transaction committee of directors, as a matter of convenience and efficiency, to monitor and direct the process and procedures related to the review and evaluation of a potential transaction, as well as other potential strategic alternatives (including continuing to operate as an independent company), and to make a recommendation to the Board regarding the advisability of any such transaction or other alternative. Members of the Board then discussed the potential financial advisors. Following discussion, the Board directed Olo management and certain Board members to negotiate the terms and fees of a potential engagement with the three potential financial advisors.
Between February 14, 2025 and March 7, 2025, as authorized by the Board, certain Board members negotiated the terms and fees of a potential engagement with the three potential financial advisors.
On February 24, 2025, the Board held a meeting at which members of Olo management and representatives of Goodwin were present. At this meeting, members of the Board continued to discuss the presentations held with these potential financial advisors and the follow-up information provided by the potential financial advisors, including the proposed lists of potential strategic parties and financial sponsors to contact during initial outreach. The representatives of Goodwin discussed with the members of the Board their fiduciary duties under Delaware law in connection with a strategic alternatives review process and potential or perceived conflicts that could be applicable to members of the Board or significant shareholders. In this regard, the Board discussed, among other things, examples of perceived conflicts of interest, including if any members of the Board or significant stockholders of the Company (i) had any agreements, arrangements or understandings with any potential buyers with respect to a potential acquisition of the Company, (ii) had an immediate need for liquidity that was a significant factor in their support for a potential sale process in the near term, (iii) were interested in acquiring the Company, either alone or with a consortium, (iv) intended to seek differential treatment of some or all of their respective stakes in a transaction relative to the Company’s public stockholders, and (v) intended to seek any non-ratable benefit in a potential transaction relative to the Company’s public stockholders. The Board discussed the importance of identifying any potential conflicts or the appearance of potential conflicts of interest with respect to the members of the Board, and requested that members of the Board identify any such conflicts to the extent they arise at any point throughout the strategic process. The Board also discussed the potential participation of Mr. Glass in a strategic transaction considering his various roles as the CEO, a director and a significant stockholder, and related procedural safeguards. The Board also discussed the potential participation of two other significant stockholders of the Company, The Raine Group (“Raine”) and Raqtinda Investments LLC (“Raqtinda”), given Brandon Gardner’s roles as Chairman of the Board and Founding Partner and President of Raine and Colin Neville’s roles as a member of the Board and Partner at Raine, and David Frankel’s roles as a member of the Board and Manager of Raqtinda. The Board also discussed the Board’s expectation that, unless and until otherwise approved in advance by the Board, no directors would enter into discussions or negotiations with any potential buyer regarding differential treatment or non-ratable benefits for such directors in a potential transaction.
On March 7, 2025, the Board held a meeting at which members of Olo management and representatives of Goodwin were present. At this meeting, representatives of Goodwin reiterated the various considerations with respect to the directors’ fiduciary duties under Delaware law and related process considerations discussed at the February 13, 2025 and February 24, 2025 meetings of the Board, and reviewed with the Board potential or perceived conflicts of interests that could emerge, including those with significant shareholders, and the Board reached the consensus that if any conflicts or appearances of conflicts emerged, then the Board would re-visit the oversight of the strategic process and other procedural safeguards that may need to be implemented. The Board then authorized and directed management to continue to prepare a long-range standalone financial projections covering five fiscal years for use in the strategic process.
The Board then determined, as a matter of convenience and efficiency, to form a transaction committee of directors to monitor and direct the process and procedures related to the review and evaluation of a potential transaction, as well as other potential strategic alternatives (including continuing to operate as an independent company), and to make a recommendation to the Board regarding the advisability of any such transaction or other alternative. Following discussion, the Board adopted resolutions forming a transaction committee (the “Transaction Committee”), consisting of directors, Mr. Gardner, Mr. Frankel and Mr. Neville. The Board authorized the Transaction Committee to: (a) oversee and provide direction to management and the Company’s advisors between meetings of the Board with respect to any potential transaction and any alternatives to any such potential transaction, including not engaging in a potential transaction, (b) review, consider and evaluate all proposals that might be received by the Company in connection with any potential transaction, (c) participate in and direct the negotiation of the terms and conditions of any potential transaction, and authorize, monitor and exercise general oversight on behalf of the Company of any and all agreements, proceedings and activities of the Company involving, responding to or relating to any potential transaction, (d) consider, review and evaluate any other alternatives, (e) consult with and make such regular reports to the Board regarding the Transaction Committee’s deliberations or any other developments with respect to any potential transaction or other alternative, (f) provide to the Board a recommendation as to whether the Board should pursue or abandon pursuit of any potential transaction or other alternative, or authorize any potential transaction or other alternative, in each case subject to applicable law, and as to the advisability of any definitive agreements related thereto, and (g) perform such other roles as may be requested by the Board from time to time; provided, that the Transaction Committee would not have the authority to authorize any potential transaction or other alternative, or the entry into any definitive agreement for a potential transaction or other alternative.
Also on March 7, 2025, Goldman Sachs sent a customary relationship disclosure letter to Goodwin, which information was shared with the Board. The Board did not identify in Goldman Sachs’ relationship disclosure any matter that would affect the ability of Goldman Sachs to fulfill its responsibilities as financial advisor to Olo.
On March 15, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, the Transaction Committee discussed the formal engagement of Goldman Sachs as Olo’s financial advisor in connection with the potential transaction, noting Goldman Sachs’ expertise, knowledge of and relationships in the industry in which Olo operates and experience advising companies in connection with potential strategic transactions. On the basis of these considerations, the Transaction Committee authorized the engagement of Goldman Sachs as Olo’s financial advisor in connection with the potential transaction. Olo and Goldman Sachs finalized the terms of Goldman Sachs’ engagement and the parties executed an engagement letter on March 23, 2025.
On March 23, 2025, Party A sent Olo an unsolicited, written and non-binding proposal to acquire all of the outstanding shares of the Company for $9.00 per Company Share, 100% of which would be in Party A’s stock with a fixed exchange ratio that was not specified (the “Party A March 23 Proposal”). The Party A March 23 Proposal also indicated that Party A would expect to enter into an exclusive negotiation period with the Company in order to negotiate a definitive agreement.
On March 24, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided a summary of the Party A March 23 Proposal. Following discussion, the Transaction Committee determined that the Party A March 23 Proposal did not present compelling value for the Company and its stockholders given the all-stock consideration and value of such consideration and likely conditions related to consummation of such proposal and determined not to prioritize the proposal given the strategic process. Representatives of Goldman Sachs led a discussion regarding a proposed list of over 36 potential strategic parties and financial sponsors, including Thoma Bravo and a global private equity firm (“Party B”) to contact during initial outreach in March 2025. The Transaction Committee provided feedback regarding such list and discussed what would be the appropriate time to include Party A or certain other strategic parties in the initial outreach. Following discussion, the Transaction Committee determined that it would be premature to include Party A or certain other strategic parties in the initial outreach in the strategic process in March 2025 given potential antitrust risk presented by a potential transaction between the Company and these potential counterparties, elevated competitive, commercial and tactical sensitives, the strategic fit of such parties with Olo and whether such strategic parties were likely to be able to dedicate sufficient resources, including financing, towards a transaction with Olo. Based on the discussion materials and the resulting discussion, the Transaction Committee determined that it was advisable to continue the strategic process and directed (i) Goldman Sachs and management to contact strategic parties and financial sponsor parties, including Thoma Bravo and Party B, in accordance with the timing and process discussed at the meeting, (ii) management and the Company’s advisors to enter into confidentiality agreements with the strategic parties and financial sponsor parties, (iii) management and the Company’s advisors to prepare materials and presentations for potential management presentations, and (iv) management to continue to finalize the long-range standalone financial projections covering five fiscal years for use in the strategic process.

At the direction of the Transaction Committee, following the March 24, 2025 Transaction Committee meeting, representatives of Goldman Sachs contacted 36 potential buyers, including 19 potential strategic buyers and 17 potential financial sponsor buyers, and facilitated discussions with an additional six potential counterparties that expressed inbound interest. Of the 42 potential buyers that engaged in the strategic process, 36 potential buyers participated in initial meetings with Goldman Sachs and Olo management during which the participants discussed publicly available information regarding Olo’s business, 30 parties (including Thoma Bravo, Party A, Party B and Party C) executed customary mutual confidentiality agreements with Olo, all but two of which included standstill provisions, of which all such provisions permitted the potential buyers to make a confidential proposal to the Company and 23 of such customary standstill provisions automatically terminated upon Olo’s announcement of the transaction with Thoma Bravo. Fourteen of the 30 parties that executed customary mutual confidentiality agreements with Olo participated in management presentations with Olo management.
On March 28, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the strategic process, including the outreach to potential counterparties conducted thus far. Olo management then led a discussion regarding draft long-range standalone financial projections for fiscal years 2025 through 2029, which had previously been provided to the Transaction Committee.
Also on March 28, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the strategic process, including the outreach to potential counterparties conducted thus far. Olo management then led a discussion regarding draft long-range standalone financial projections for fiscal years 2025 through 2029, which had previously been provided to the Board and discussed with the Transaction Committee. Members of the Board asked questions and provided feedback regarding the assumptions underlying the long-range standalone projections, and discussed certain revisions to the projections. The Board then (i) directed management to revise the projections based on the feedback discussed at the meeting and (ii) approved the projections, subject to the incorporation of such revisions, for management’s use in a confidential information memorandum (the “CIM”) to be distributed to potential counterparties.
On April 2, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties and an overview of proposed next steps in the strategic process, including outreach to additional potential counterparties. Following discussion, the Transaction Committee approved the proposed next steps regarding outreach to additional potential parties and directed Goldman Sachs to reach out to the proposed additional counterparties.
On April 8, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties that had entered into a confidentiality agreement with the Company, including upcoming management presentations. Olo management reviewed a draft CIM, which included financial projections incorporating the Board’s feedback from the March 28, 2025 Board meeting. Following discussion, the Transaction Committee provided feedback on the CIM and approved the CIM, once updated based on the feedback discussed at the meeting, for use in connection with the evaluation of a potential strategic transaction and authorized Olo management and Goldman Sachs to provide the CIM to potential counterparties who had executed a confidentiality agreement. Members of Olo management and representatives of Goldman Sachs proposed to the Transaction Committee that the potential counterparties that had executed confidentiality agreements with the Company receive access to nonpublic financial and operations diligence information in Olo’s virtual data room. Following discussion, the Transaction Committee directed Olo management and the Company’s advisors to provide each of the potential counterparties that had executed confidentiality agreements with the Company with access to Olo’s virtual data room, which access was provided by Goldman Sachs, as directed by the Transaction Committee, on April 11, 2025.
On April 14, 2025, as requested by Party A, members of Olo management and certain members of the Board had an in-person meeting with representatives of Party A during which Party A conveyed another unsolicited, non-binding proposal, which was later confirmed in a written proposal, to acquire all of the outstanding shares of the Company for $9.00 per Company Share, 100% of which would be in Party A’s stock with a fixed exchange ratio that was not specified, which represented the same value proposed for the Company stockholders as was proposed in the Party A March 23 Proposal (the “Party A April 14 Proposal”). The Party A April 14 Proposal also indicated that Party A would expect to enter into an exclusive negotiation period with the Company in order to negotiate a definitive agreement. During the meeting, representatives of Olo conveyed to Party A that the Party A April 14 Proposal would likely be more compelling if it were for a cash transaction rather than an all-stock transaction and Party A indicated that it could make a proposal for an all-cash acquisition of Olo.
On April 14, 2025, Olo entered into a mutual confidentiality agreement with Thoma Bravo, which included a customary standstill provision, which would terminate if the Company entered into a definitive agreement to sell or the Board approved a transaction for the sale of more than 50% of the equity securities or assets of the Company.
On April 15, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. Prior to the meeting, at the direction of the Transaction Committee, Olo had shared with members of Olo management, including Mr. Glass, customary management guidelines which, among other things, directed Olo management not to have any discussions regarding rollover or the terms of any post-closing employment or equity participation with any potential buyers until and unless approved and authorized by the Board or a committee thereof. The Transaction Committees discussed the potential for Mr. Glass to have one-on-one meetings with potential counterparties pursuant to the management guidelines. The participants then discussed the Party A April 14 Proposal and the Transaction Committee determined that the Party A April 14 Proposal, which proposed the same value for the Company stockholders as the Party A March 23 Proposal, continued to not present compelling value for the Company and its stockholders given the all-stock consideration, the value of such consideration and likely conditions related to consummation of such proposal. Representatives of Goldman Sachs then provided an update regarding the strategic process and outreach to potential counterparties, including the timing for circulating a process letter to potential counterparties. Following discussion, the members of the Transaction Committee discussed whether, given the Party A April 14 Proposal, it was appropriate to invite Party A to be part of the strategic process. The participants weighed the competitive sensitivity with respect to Party A, and the potential antitrust risk with respect to a potential transaction between Olo and Party A as compared with transactions with other potential counterparties and the need for Party A to obtain stockholder approval of a potential transaction in light of the stock consideration described in its proposal, against Party A’s demonstrated interest in pursuing a potential transaction with Olo. Following discussion, the Transaction Committee authorized Goldman Sachs to contact Party A and invite them into the strategic process, and authorized Olo management and Olo’s advisors to negotiate a confidentiality agreement with Party A.
Also on April 15, 2025, Olo entered into a mutual confidentiality agreement with Party B, which included a customary standstill provision, which would terminate if the Company entered into a definitive agreement to sell or the Board approved a transaction for the sale of more than 50% of the equity securities or assets of the Company.
Also on April 15, 2025, an investment management firm (“Party C”) contacted representatives of Goldman Sachs, on an unsolicited basis, expressing interest in participating in the Company’s strategic process.
On April 21, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On April 22, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On April 26, 2025, Olo entered into a mutual confidentiality agreement with Party A, which included a customary standstill provision, which would terminate if the Company entered into a definitive agreement to sell or the Board approved a transaction for the sale of more than 50% of the equity securities or assets of the Company.
On April 30, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties that entered into a confidentiality agreement with the Company and the proposed timeline for the strategic process, including the timing for circulating a process letter to potential counterparties. Representatives of Goldman Sachs then discussed specific process considerations relating to Party A given the competitive landscape. Following discussion, the Transaction Committee: (i) approved certain restrictions on the information to be shared with Party A, and (ii) agreed that the deadline for the initial indications of interest for the first phase (“Phase 1”) would be May 23, 2025 and directed Goldman Sachs to proceed with distributing the Phase I process letter to all active parties that executed a confidentiality agreement with the Company. Members of management then discussed an impending Bloomberg News article reporting that the Company was exploring a potential sale. Members of management and the Transaction Committee discussed potential implications that the article could have on the Company’s stock price, especially in light of the Company’s upcoming earnings release.
After market hours on April 30, 2025, Bloomberg News reported that Olo was exploring a potential sale transaction. Olo did not comment with respect to the market rumors. The closing trading price of a share of Olo Class A Common Stock on April 30, 2025 was $6.20.
On May 2, 2025, as directed by the Transaction Committee, representatives of Goldman Sachs distributed a process letter (the “Phase 1 Process Letter”) regarding Phase 1 to 21 parties, including Party A, Party B and Thoma Bravo, which Phase 1 Process Letter requested preliminary non-binding proposals for a potential strategic transaction with Olo no later than May 23, 2025.
On May 4, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On May 5, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. Representatives of Goodwin then provided a summary of the antitrust and regulatory environment, the process by which any antitrust or regulatory approvals would be obtained, and the expected risk profile of a transaction with strategic parties, including Party A, from an antitrust perspective.
Also on May 5, 2025, Olo entered into a mutual confidentiality agreement with Party C, which included a customary standstill provision, which would terminate if the Company entered into a definitive agreement to sell or the Board approved a transaction for the sale of more than 50% of the equity securities or assets of the Company.
On May 7, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. The Board also discussed the potential applicability of Section 203 of the DGCL to potential discussions involving Mr. Glass, Raine and Raqtinda regarding a potential voting or tender and support agreement for a transaction. Following discussion, the Board adopted resolutions approving discussions, understandings and agreements between Mr. Glass, Raine or Raqtinda on the one hand, and any counterparty or its affiliates, on the other hand, relating to such potential support for a transaction for purposes of Section 203 of the DGCL.
Also on May 13, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties, including the update that two strategic parties in the strategic process that were previously considered likely to submit a Phase 1 proposal had communicated to representatives of Goldman Sachs and Olo management that they would not be continuing to participate in the strategic process or submitting a preliminary non-binding proposal for a potential strategic transaction with Olo.
On May 18, 2025, members of Olo management provided the Transaction Committee with a copy of long-range standalone financial projections covering five fiscal years, which projections were updated to reflect actual operating performance and results with respect to the Company’s revenues for the first quarter of fiscal year 2025, which values were not yet available when Olo management prepared the projections that were approved by the Board for inclusion in the CIM at the Board meeting on March 28, 2025, as described in the section entitled “—Certain Unaudited Prospective Financial Information” beginning on page 57 of this proxy statement. The updated projections were subsequently added to the virtual data room for potential counterparties who had signed confidentiality agreements.
On May 19, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. The Board discussed the fact that 13 strategic parties formally passed, and the potential reasons why the strategic parties who had formally passed decided to not continue in the strategic process, including the amount of capital a strategic party would need to raise in order to demonstrate compelling value for Company Stockholders, and that the Company was not a strategic fit with the strategic parties’ businesses and priorities at that time. The Board also discussed the fact that four financial sponsor parties formally passed, and potential reasons why the financial sponsor parties who had formally passed decided to not continue in the strategic process.
On May 20, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On May 23, 2025, Thoma Bravo submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of between $8.75 and $9.25 per Company Share in cash (the “Thoma Bravo May 23 Proposal”). The Thoma Bravo May 23 Proposal stated that Thoma Bravo needed to complete legal and confirmatory due diligence, but would be in a position to quickly enter into a definitive agreement with the Company.
Also on May 23, 2025, Party A submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of $11.50 per Company Share, comprised of approximately 40% cash and approximately 60% shares of Party A common stock (the “Party A May 23 Proposal”). The Party A May 23 Proposal stated that Party A would be in a position to sign a definitive agreement in less than a week and indicated that Party A would need financing, which was not yet secured, to complete the transaction, as well as shareholder approval.
Also on May 23, 2025, Party B submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of between $8.50 and $9.00 per Company Share in cash (the “Party B May 23 Proposal”). The Party B May 23 Proposal stated that Party B would be able to complete Party B’s due diligence and execute a definitive agreement in four weeks. The Party B May 23 Proposal also indicated that Party B would welcome and encourage any members of management or other stockholders to rollover a portion of their proceeds into the post-closing entity.
Also on May 23, 2025, Party C submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of between $8.50 and $9.50 per Company Share in cash (the “Party C May 23 Proposal”). The Party C May 23 Proposal stated that Party C would need to conduct significant additional business and financial due diligence prior to executing a definitive agreement and indicated that Party C would require a four-week exclusive negotiation period with the Company to complete Party C’s accelerated due diligence. The Party C May 23 Proposal also stated that Party C would offer significant stockholders the opportunity to roll over equity and re-invest into the post-closing entity.
On May 25, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the four proposals received on May 23, 2025. The Transaction Committee discussed the characteristics of the proposals, including the type and value of consideration proposed, the amount of diligence the parties still needed to complete, and the references to the potential for certain stockholders to rollover a portion of their equity into the post-closing entity. With respect to Party A, Transaction Committee also discussed the execution risk of a transaction with Party A given the requirement that Party A’s stockholders approve the potential transaction due to the amount of Party A common stock Party A proposed issuing to Olo’s stockholders. The Transaction Committee further discussed that the proposed exchange ratio construct would fix the exchange ratio at the signing of the potential transaction without any floors or collars and therefore Company Stockholders would bear the risk of fluctuation in the value of Party A’s stock between signing and closing.
On May 26, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided a summary regarding the four proposals received on May 23, 2025. The participants discussed the characteristics of the proposals, including the type and value of consideration proposed, the amount of diligence the parties still needed to complete, and that the proposals from Party B and Party C each included a reference to the potential for certain stockholders to rollover a portion of their equity into the post-closing entity. Representatives of Goodwin reminded the participants that Olo management, including Mr. Glass, remained subject to the management guidelines they previously reviewed and to which they had agreed. Following discussion, the Transaction Committee determined to deprioritize discussions with any parties who received the Phase 1 Process Letter but did not submit a proposal on May 23, 2025. The Board then directed Goldman Sachs to encourage Party A to increase the percentage of cash consideration in their next proposal, to evaluate the terms of the stock portion of the consideration to make the terms more favorable for

Company Stockholders, to lower the execution risk of a potential transaction with Olo, and to increase the certainty of the financing required to consummate a potential transaction with Olo in order to be competitive with the remaining potential counterparties in the strategic process. Following the meeting, representatives of Goldman Sachs delivered this feedback as directed.
On May 27, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. Members of Olo management and representatives of Goldman Sachs proposed to the Transaction Committee that the potential counterparties that would be moving to the next phase of the strategic process receive access to nonpublic legal and business diligence information in Olo’s virtual data room. Following discussion, the Transaction Committee directed Olo management and the Company’s advisors to provide such access to each of the potential counterparties that would be moving to the next phase of the strategic process, which access was provided by Goldman Sachs, as directed by the Transaction Committee, on May 29, 2025.
On June 2, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. Following discussion, the Board agreed that the deadline for the initial indications of interest for the second phase (“Phase 2”) would be July 1, 2025 and directed Goldman Sachs to proceed with distributing the Phase 2 process letter to the four parties with executed confidentiality agreements with the Company that were still actively engaged in the strategic process. Representatives of Goldman Sachs provided an update to the Transaction Committee regarding a request from Party A to involve a third-party lender for its financing. The Transaction Committee and representatives of Goldman Sachs and Goodwin discussed the importance of continuing to maintain a level playing field for each potential bidder. Following discussion, the Transaction Committee authorized Goldman Sachs to generally permit all potential counterparties to involve potential financing sources, subject to such financing sources signing a joinder agreement to the existing confidentiality agreement between the relevant counterparty and Olo. Beginning in June 2025, after receiving such permission, several potential counterparties, including Party A, involved potential financing sources.
On June 9, 2025, as directed by the Board, representatives of Goldman Sachs distributed a process letter (the “Phase 2 Process Letter”) regarding Phase 2 to four parties, including Thoma Bravo, Party A, Party B and Party C, which Process Letter requested a final proposal by no later than July 1, 2025. As provided in the Phase 2 Process Letter, Olo reserved the right to negotiate with any party individually or simultaneously with other prospective acquirors, terminate the process or alter, amend or revise the procedures and provisions at any time, enter into an agreement with any prospective acquirors at any time, regardless of the price and terms being offered by such acquirors and other prospective parties, amend material information made available to prospective parties and reject any, or all final proposals at its sole discretion.
On June 13, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On June 14, 2025, representatives of Goodwin provided in the virtual data room the initial drafts of the merger agreement to Thoma Bravo, Party A, Party B and Party C.
On June 16, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties.
On June 20, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs presented Goldman Sachs’ preliminary financial analysis. Members of Olo management then reviewed long-range standalone financial projections for fiscal years 2025 through 2034 (the “Projections”), a copy of which had previously been provided to the Transaction Committee, as described in the section entitled “—Certain Unaudited Prospective Financial Information” beginning on page 57 of this proxy statement. Following discussion, the Transaction Committee approved the Projections for use by Goldman Sachs in its financial analysis and opinion.

On June 23, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update on the strategic transaction process. Representatives of Goldman Sachs then presented Goldman Sachs’ preliminary financial analysis that was presented to the Transaction Committee on June 20, 2025.
During the week of June 23, 2025, Goodwin circulated a questionnaire to each of the members of the Board requesting relationships disclosures with respect to the potential counterparties still involved in the sale process, which yielded no disabling conflicts of interest.
On June 24, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided an update regarding the status of discussions with potential counterparties. The Transaction Committee then discussed the upcoming bid deadline, potential messaging to bidders and other process considerations leading up to the deadline.
On June 25, 2025, members of Olo management and representatives of Party C had an in-person meeting during which Party C presented a non-binding letter of intent (the “Party C June 25 Proposal”), which was later confirmed in a written proposal, that proposed a structure in which Party C would invest $350 million into the Company in return for convertible preferred stock, which would be convertible into Olo Class A Common Stock at an initial conversion price of $9.00 per share, which would be designed so that Mr. Glass’ ownership would increase from 7% to 13% and provide immediate liquidity for certain identified investors looking to exit their positions, and Olo would remain a publicly traded company. The Party C June 25 Proposal was not subject to a financing contingency, but was subject to confirmatory due diligence and conditioned on Olo and Party C entering into a two-week exclusive negotiation period.
On June 26, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, the participants discussed the Party C June 25 Proposal and the fact that the proposal would not maximize value for all of Olo’s stockholders. The participants also discussed the fact that proposal letters from two of the three remaining sponsors in the process, Party B and Party C, each included a reference regarding the option for members of management and significant stockholders to participate in a potential rollover of their equity. The Board discussed that, following receipt of those proposals, Raine reconfirmed that Raine was not seeking or intending to seek participation in a potential rollover of its equity, but that Mr. Glass and Raqtinda had not ruled out participating in a potential rollover of equity. Mr. Glass confirmed that he had complied with and remained subject to the management guidelines he previously reviewed and agreed to, which prohibited Mr. Glass from discussing post-closing employment or any equity rollover with any potential buyers without advance Board approval. The Board further discussed the potential appearance of a conflict of interest posed by the possibility of significant shareholders participating in a rollover of equity. Out of an abundance of caution and to eliminate any appearance of a conflict of interest, the Board (i) replaced Mr. Frankel with Lee Kirkpatrick on the Transaction Committee, (ii) adopted resolutions expanding the scope of the Transaction Committee’s authority to include the ability to monitor, evaluate and take any actions necessary or advisable to address any potential conflicts of interest and (iii) approved significant stockholder guidelines for Raqtinda and Mr. Frankel, which, among other things, prevented such significant stockholders from entering into or participating in any discussions or negotiations with any potential buyer regarding rollover or participation in any buyer group unless and until otherwise approved in advance and in writing by the Transaction Committee.
On June 27, 2025, representatives of Thoma Bravo submitted a markup of the Company’s draft merger agreement form. Among other changes, the markup (i) noted that Thoma Bravo would have an equity commitment letter that would provide for an equity commitment sufficient to cover the entire purchase price and any damages that may arise up to a cap equal to 8% of the implied equity value of the Company, (ii) provided for cash out of vested in-the-money options, vested Olo RSUs and vested Olo PSUs, with unvested Olo RSUs and Olo PSUs converted into cash awards to be paid out on the same vesting schedule, (iii) increased the termination fee payable by the Company in the event the Company terminated the merger agreement to accept a “superior proposal” from 2.5% of the Company’s equity value to 4.0% of the Company’s equity value, (iv) added a provision that would cause the termination fee payable by the Company in the event the Company receives a “superior proposal” to increase to an amount that is 4.0% of the aggregate implied equity value of the Company based on the revised Merger Consideration, (v) included an expense reimbursement of $10,000,000 payable by the Company to Thoma Bravo in the event the merger agreement was terminated in certain circumstances, and (vi) added limitations on the required efforts of Thoma Bravo to obtain necessary antitrust and other regulatory approvals.

On June 27, 2025, representatives of Party A’s legal counsel submitted a markup of the Company’s draft merger agreement form. Among other changes, the markup (i) reflected a mix of cash and stock consideration with a to be negotiated fixed exchange ratio for the stock component, (ii) reflected the requirement for Party A to have a stockholder meeting and receive stockholder approval for the transaction with the Company, such approval being a condition to Party A’s obligation to consummate the transaction with the Company, (iii) noted that Party A would have a debt commitment letter, (iv) modified the specific performance provision, which made it so that the Company would not be able to force Party A to close in the event of a financing failure, (v) provided for Olo stock options, Olo RSUs and Olo PSUs, whether vested or unvested, to be assumed by Party A on the same terms as prior to the closing, with underlying stock of the assumed awards being converted to Party A common stock, (vi) removed the ability for the Company to terminate the merger agreement to accept a “Superior Proposal”, (vii) accepted the termination fee payable by the Company of 2.5% of the Company’s equity value, (viii) included a termination fee payable by Party A of 3.0% of the Company’s equity value upon regulatory or financing failure, and (ix) provided that Party A’s Board may change their recommendation in response to either a “superior proposal” with respect to Party A or an “intervening event” with respect to Party A.
On June 27, 2025, representatives of Party B’s legal counsel submitted a markup of the Company’s draft merger agreement form. Among other changes, the markup (i) included a limited guarantee to cover any damages that may arise up to a cap equal to 8.0% of the implied equity value of the Company, (ii) increased the termination fee payable by the Company in the event the Company terminated the merger agreement to accept a “superior proposal” from 2.5% of the Company’s equity value to 4.0% of the Company’s equity value, (iii) added a trigger for the payment of tail fee payable by the Company for the occurrence of the end date under the merger agreement, and (iv) added limitations on the required efforts of Party B to obtain necessary antitrust and other regulatory approvals.
On June 29, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goodwin summarized the drafts of the merger agreement received from Thoma Bravo, Party A and Party B. The participants then discussed certain aspects of the drafts of the merger agreement received from Thoma Bravo, Party A and Party B, in particular the form of consideration, treatment of equity awards, termination fees, termination rights, required efforts to obtain necessary antitrust and other regulatory approvals, and financing terms proposed in the drafts. Following discussion, the Transaction Committee directed Goodwin to prepare revised drafts of the merger agreements, but to wait until the potential counterparties submitted their proposals on July 1, 2025 to engage with the potential counterparties so that the Board could consider the economic aspects of the proposals alongside the drafts of the merger agreement.
On July 1, 2025, Thoma Bravo submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of $10.00 in cash (the “Thoma Bravo July 1 Proposal”). The Thoma Bravo July 1 Proposal indicated that Thoma Bravo was ready to immediately engage with the Company to execute the final transaction documents and announce a transaction with the Company prior to the market opening on July 2, 2025.
Also on July 1, 2025, Party A submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of $12.00 per Company Share, 36% of which would be in cash and 64% of which would be in Party A’s stock, with a fixed exchange ratio that was not specified (the “Party A July 1 Proposal”). Party A also submitted a debt commitment letter providing for up to $895 million in financing, which included a bracketed condition regarding confirmatory due diligence. The Party A July 1 Proposal remained subject to the requirement that Party A obtain approval of Party A’s stockholders in order to consummate the potential transaction with Olo.
Also on July 1, 2025, Party B submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Olo for a per share purchase price of $8.50 per Company Share in cash (the “Party B July 1 Proposal”). The Party B July 1 Proposal indicated that Party B would be able to complete its confirmatory due diligence within seven days and also indicated that Party B would require a one-week exclusive negotiation period with the Company.
Also on July 1, 2025, Party C submitted a non-binding letter of intent (the “Party C July 1 Proposal”), which proposed a structure in which Party C would invest $350 million into the Company in return for convertible preferred stock, which would be convertible into Olo Class A Common Stock at an initial conversion price of $11.00 per share, and would be a buyback of shares held by Raine, Raqtinda and other to be identified stockholders of Olo. The Party C July 1 Proposal also provided for Party C to receive minority governance protections and three of the nine seats on the Board. The Party C July 1 Proposal provided for Olo remain a publicly traded company. The Party C July 1 Proposal was not subject to a financing contingency, but was subject to confirmatory due diligence and conditioned on Olo and Party C entering into a two-week exclusive negotiation period.
Later on July 1, 2025, the Transaction Committee held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided a summary of the four proposals received on July 1, 2025. The participants discussed the Party C July 1 Proposal and the fact that the structure proposed would not maximize value for all of Olo’s stockholders, and in addition, the evaluation of any such transaction structure would require significant time to evaluate the proposal (the “Party C July 1 Proposal Considerations”). The participants also discussed the fact that the Party A July 1 Proposal did not represent compelling value given the mix of cash and stock consideration and the execution risks regarding the Party A July 1 Letter and a potential transaction between Olo and Party A, including (1) the fact that, Party A was given permission to engage with several potential financing sources and that the debt commitment letter Party A submitted included a bracketed condition regarding confirmatory due diligence, (2) the fact that, if Party A could not obtain the debt financing needed to consummate the transaction, the Company’s only recourse pursuant to the draft merger agreement that Party A provided on June 26, 2025 (the “Party A Merger Agreement”) would be to receive a termination fee of 3.0% of the Company’s equity value as compared to the full equity backstop concepts provided for in the Thoma Bravo and Party B proposals, (3) the fact that the Party A Merger Agreement proposed a fix exchange ratio without any floors or collars, and therefore Company Stockholders would bear the economic risk of fluctuation in the value of Party A’s stock between the signing and closing of the transaction, (4) the fact that Party A’s stockholders would need to approve the transaction and that, if Party A’s Board changed its recommendation to Party A’s stockholders, the Company’s only recourse under the Party A Merger Agreement would be to receive a termination fee of 2.5% of the Company’s equity value, and (5) the fact that there would be more regulatory risk regarding a transaction with Party A than with Thoma Bravo (the “Party A July 1 Proposal Considerations”). The participants also discussed the Party B July 1 Proposal, including the fact that the proposed merger consideration of $8.50 per share was at the lower end of the range of $8.50 to $9.00 per share that was included in the Party B May 23 Proposal and that Party B would require a one-week exclusive negotiation period with the Company (the “Party B July 1 Proposal Considerations”). The participants also discussed the Thoma Bravo July 1 Proposal, including that the proposed $10.00 per share represented the highest all cash price per share included in the four proposals received and was an increase to the range of $8.75 to $9.25 that was included in the Thoma Bravo May 23 Proposal, the fact that the draft merger agreement that Thoma Bravo provided on June 26, 2025 included a full equity backstop, and the fact that Thoma Bravo indicated that it was in a position to execute a definitive agreement that evening, which was the quickest timeline to an executed transaction presented in the four proposals received on July 1, 2025 (the “Thoma Bravo July 1 Proposal Considerations”). The members of the Transaction Committee then discussed potential responses to the four proposals received on July 1, 2025 and related process considerations, including potential counteroffers.
Later on July 1, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs provided a summary of the four proposals received on July 1, 2025. The participants also discussed the Party C July 1 Proposal Considerations, the Party A July 1 Proposal Considerations, the Party B July 1 Proposal Considerations and the Thoma Bravo July 1 Proposal Considerations, which were also discussed at the earlier Transaction Committee meeting, and the members of the Transaction Committee provided their perspectives based on the discussion at the earlier Transaction Committee meeting. Following discussion, the members of the Board discussed potential responses to the four proposals received on July 1, 2025 and related process considerations, including potential counteroffers. Following discussion, the Board determined to prioritize Thoma Bravo and Party B while continuing to progress conversations with Party A and Party C. Following discussion, the Board directed Goldman Sachs to (i) communicate to Thoma Bravo that there were other competitive offers submitted, including an offer that would provide certain key stockholders with $11.00 in cash per Company Share, and ask Thoma Bravo to increase its bid and provide a response by 12:00 pm Eastern Time on July 2, 2025, (ii) communicate to Party B that its offered price per share of $8.50 was lower than the other offers received, that it would need to increase its offered price per share substantially in order to be competitive, and to provide a response by 12:00 pm Eastern Time on July 2, 2025, (iii) contact Party A to ask Party A follow-up questions regarding the Party A July 1 Proposal to try to determine how committed Party A’s debt financing was and whether Party A was able to increase the percentage of cash in Party A’s proposal, which actions were taken shortly after the meeting as directed by the Board. The Board also authorized Mr. Gardner to contact representatives of Thoma Bravo if Thoma Bravo did not materially increase its offered price per share following a conversation with Goldman Sachs.
Later on July 1, 2025, representatives of Goodwin sent an initial draft of a form of voting and support agreement to representatives of Kirkland, which provided for Mr. Glass, Raine and Raqtinda to vote their respective Company Shares in favor of the transactions contemplated by the draft merger agreement, and against competing transactions unless the merger agreement was terminated.
On July 2, 2025, representatives of Thoma Bravo contacted representatives of Goldman Sachs to communicate an increased offer of $10.05 in cash per Company Share (the “Thoma Bravo July 2 Offer”).
Also on July 2, 2025, representatives of Party B contacted representatives of Goldman Sachs to communicate an increased offer of $9.05 in cash per Company Share (the “Party B July 2 Offer”), which the representatives of Party B indicated was Party B’s best and final offer.
Also on July 2, 2025, representatives of Goldman Sachs contacted Mr. Gardner to update him regarding the Thoma Bravo July 2 Offer. Later on July 2, 2025, as authorized by the Board, Mr. Gardner contacted representatives of Thoma Bravo to discuss whether Thoma Bravo would be willing to increase its proposed price of $10.05 per Company Share. The representatives of Thoma Bravo indicated that they believed Thoma Bravo would be able to improve the Thoma Bravo July 2 Offer by $0.10 and that they would confirm internally.
On July 2, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, representatives of Goldman Sachs also provided an update regarding discussions with Party A, including that, while Party A’s debt financing was committed, Party A indicated that they would likely not be able to increase the amount of cash more than was reflected in the Party A July 1 Proposal. Representatives of Goldman Sachs also provided an update regarding negotiations with Thoma Bravo and Party B, including the Thoma Bravo July 2 Offer and the Party B July 2 Offer. Mr. Gardner also provided an update regarding the feedback he received from representatives of Thoma Bravo. Following discussion, the Board authorized Mr. Gardner to make a counteroffer to Thoma Bravo of $10.25 per Company Share.
Also at this meeting, representatives of Goodwin summarized the material terms in the Merger Agreement. Following discussion, representatives of Goldman Sachs again presented an updated preliminary financial analysis. Representatives of Goodwin discussed certain legal considerations, including an overview of the Board’s fiduciary duties, a summary of the Merger Agreement, including structure, remedies, deal protection, regulatory efforts, definition of “Material Adverse Effect” and employee matters.
Following the Board meeting, Mr. Gardner contacted representatives of Thoma Bravo and communicated the counteroffer of $10.25 per Company Share. The representatives of Thoma Bravo indicated that Thoma Bravo would increase the Thoma Bravo July 2 Offer to $10.25.
Following the Board meeting on July 2, 2025, Goodwin sent a revised draft of the Merger Agreement with Thoma Bravo and related disclosure schedules to Kirkland & Ellis LLP (“Kirkland”), outside counsel to Thoma Bravo. Thereafter, Goodwin, on behalf of Olo, and Kirkland, on behalf of Thoma Bravo, conducted conference calls and exchanged drafts of the Merger Agreement, disclosure schedules and other ancillary agreements. Among other items, the parties negotiated (1) the definition of “Company Material Adverse Effect”, (2) Olo’s representations, warranties and interim operating covenants, (3) the provisions relating to the rights of the Board to change its recommendation to stockholders with respect to the transaction with Thoma Bravo and to accept a “Superior Proposal,” (4) the amount and terms of the termination fee payable by Olo in the event that Olo were to terminate the Merger Agreement to accept a “Superior Proposal” and in certain other circumstances, (5) the covenants regarding employee benefit matters applicable to Olo employees generally, including the issuance of equity awards between signing and closing, (6) the required efforts of Thoma Bravo to obtain necessary antitrust and other regulatory approvals and (7) the standard for which certain representations are confirmed at the closing of the transaction.
Also on July 2, 2025, Goldman Sachs provided the Board with an update to its relationship disclosure letter, which information was shared with the Board, which included disclosures related to Goldman Sachs’ relationships with Olo and the potential counterparties that had submitted proposals for a potential transaction with Olo. The Board did not identify in Goldman Sachs’ relationship disclosure any matter that would affect the ability of Goldman Sachs to continue to fulfill its responsibilities as financial advisor to Olo. Goldman Sachs also presented to the Board a preliminary financial evaluation and considerations with respect to a potential transaction between Olo and Party A. Representatives of Goldman Sachs also discussed with the Board certain financial risks regarding a potential transaction between Olo and Party A, including the potential for the Party A stock price to decline after announcement and closing of a transaction, the impact of the significant amount of leverage that Party A intended to put on the combined company and the related debt service cost, and the uncertainty associated with the combined company achieving the revenue and EBITDA growth and synergies that Party A anticipated.
Over the course of July 2, 2025, Goodwin and Kirkland finalized the terms of the definitive agreement between Olo and Thoma Bravo, as well as disclosure schedules and other ancillary agreements pertaining to the transaction.
Prior to the market opening on the morning of July 3, 2025, the Board and the Transaction Committee held a joint meeting at which all members of the Board, as well as representatives of Goldman Sachs and Goodwin were in attendance. Representatives of Goodwin provided a status update regarding negotiations with Thoma Bravo. Representatives of Goodwin also reviewed the disclosures provided by Goldman Sachs in its updated relationship disclosure letter regarding any relationships between Goldman Sachs and Thoma Bravo during the preceding two-year period. Following review of this information, the Board determined that the disclosed information would not impact Goldman Sachs’ ability to continue to act effectively as financial advisor to Olo. Representatives of Goodwin confirmed that there were no material changes to the terms in the Merger Agreement since the July 2, 2025 Board meeting, a substantially complete draft of which was provided to and reviewed by the Board prior to the meeting. Representatives of Goodwin then discussed that the Transaction Committee would be recommending that the Board approve the deal with Thoma Bravo, and detailed a number of reasons for the recommendation, including the thorough process conducted to consider all potential transactions and alternatives and the fact that 36 potential counterparties were contacted and an additional six potential counterparties provided unsolicited inbound interest during such process, giving the Transaction Committee and the Board comfort that the process yielded the best price reasonably available. In addition, at the request of the Board, representatives of Goldman Sachs reviewed with the Board Goldman Sachs’ financial analysis and rendered to the Board Goldman Sachs’ oral opinion, subsequently confirmed in writing by delivery of a written opinion to the Board, that, as of July 3, 2025 and based upon and subject to the factors and assumptions set forth in its opinion, the $10.25 in cash per Company Share to be paid to the holders (other than Parent and its affiliates) of Company Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Company Shares, taken in the aggregate. Following discussion, the Transaction Committee unanimously adopted resolutions recommending to the Board that the Board (1) determine that it was in the best interests of Olo and its stockholders, and declared it advisable, to enter into the Merger Agreement, (2) approve the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolve to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting. Following additional discussion and consideration of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the factors described under the heading “Recommendation of the Olo Board of Directors and Reasons for the Merger”), the Board unanimously (i) determined that it was in the best interests of Olo and its stockholders, and declared it advisable, to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting.
Before the opening of trading of the U.S. stock markets on July, 3, 2025, the parties executed the Merger Agreement and related agreements (including the Equity Commitment Letter from Thoma Bravo and the voting and support agreements with Mr. Glass, Raine and Raqtinda) and Olo and Thoma Bravo issued a joint press release announcing the execution of the Merger Agreement.
Later on July 3, 2025, Party A sent Olo an unsolicited, written and non-binding letter to the Board indicating that Party A was interested in engaging in discussions to acquire all of the outstanding shares of the Company for $13.00 per Company Share, 32.5% of which would be in cash and 67.5% of which would be in Party A’s stock, with a fixed exchange ratio that was not specified (the “Party A July 3 Letter”). The Party A July 3 Letter did not include an executable merger agreement.
Later on July 3, 2025, representatives of Goodwin provided notice pursuant to the Merger Agreement to representatives of Kirkland that the Board received the Party A July 3 Letter.

On July 7, 2025, the Board held a meeting at which members of Olo management and representatives of Goldman Sachs and Goodwin were present. At this meeting, members of Olo management provided an update regarding the Party A July 3 Letter and a reminder regarding the non-solicitation obligations the Company agreed to under the Merger Agreement. Representatives of Goldman Sachs then presented to the Board a preliminary financial evaluation and considerations with respect to a potential transaction between Olo and Party A as reflected in the Party A July 3 Letter. The participants discussed certain financial risks regarding the Party A July 3 Letter and a potential transaction between Olo and Party A, including the potential for the Party A stock price to decline after announcement and closing of a transaction, the impact of the significant amount of leverage that Party A intended to put on the combined company and the related debt service cost, and the uncertainty associated with the combined company achieving the revenue and EBITDA growth and synergies that Party A anticipated. The participants then discussed certain execution risks regarding the Party A July 3 Letter and a potential transaction between Olo and Party A, including (1) with respect to the debt financing Party A would require to consummate the transaction, the fact that the Company’s only recourse pursuant to the Party A Merger Agreement if Party A lost the debt financing would be to receive a termination fee of 3.0% of the Company’s equity value as compared to the full equity backstop concepts provided for in the Merger Agreement with Thoma Bravo, (2) the fact that the Party A Merger Agreement proposed a fix exchange ratio construct without any floors or collars and therefore Company Stockholders would bear the risk of fluctuation in the value of Party A’s stock between the signing and the closing of the transaction, (3) the fact that Party A’s stockholders would need to approve the transaction, and under the Party A Merger Agreement, Party A’s Board would have the right to change its recommendation to Party A’s stockholders and Company’s only recourse would be to receive a termination fee of 2.5% of the Company’s equity value, and (4) the fact that there would be more regulatory risk regarding a transaction with Party A than with Thoma Bravo. Following discussion, the Board unanimously determined that the Party A July 3 Letter was not, and was not reasonably expected to result in, a Superior Proposal under the Merger Agreement, and Olo was therefore not permitted to engage in discussions or negotiate with Party A. The representatives of Goldman Sachs, members of management, and Mr. Glass and Mr. Frankel then left the meeting. In executive session, the remaining members of Board confirmed the determination that the Party A July 3 Letter was not, and was not reasonably expected to result in, a Superior Proposal under the Merger Agreement, and as such the Company was not permitted to engage with Party A regarding the Party A July 3 Letter.
Later on July 7, 2025, as directed by the Board, representatives of Goldman Sachs communicated to Party A that the Board had met with its legal and financial advisors, and evaluated the Party A July 3 Letter, and, after considering the relevant factors, the Board determined that the Party A July 3 Letter was not, and was not reasonably expected to result in, a Superior Proposal under the Merger Agreement, and Olo was therefore not permitted to engage in discussions or negotiate with Party A.
Recommendation of the Olo Board of Directors and Reasons for the Merger
At a special meeting held on July 3, 2025, the Board, upon the recommendation of the Transaction Committee, unanimously: (1) determined that it is in the best interests of Olo and its stockholders, and declared it advisable, to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting. Accordingly, the Board recommends that the Company Stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
In its determinations and in reaching its recommendations, each of the Board and the Transaction Committee, as described in the section titled “—Background of the Merger” of this proxy statement, held a number of meetings, consulted with Olo senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information, including, but not limited to, the following (not necessarily presented in order of relative importance) that weighed in favor of the Merger:
Consideration. The Board considered:
•	the fact that the price of $10.25 per Company Share in cash payable in the Merger provides certainty, immediate value and liquidity to Company Stockholders;

•
the historical market prices, volatility and trading information with respect to shares of Olo Class A Common Stock, including the fact that $10.25 per share to be received by Company Stockholders in the Merger represents a premium of approximately 65% over the unaffected share price of $6.20 as of April 30, 2025, the last trading day prior to media reports regarding a potential transaction;

•
that, in the Board’s view, it had obtained Thoma Bravo’s best and final offer, and that, as of the date of the Merger Agreement, the proposed consideration of $10.25 per Company Share in cash payable represented the highest per share consideration reasonably obtainable; and

•
that, if Olo did not enter into the Merger Agreement with Thoma Bravo, there could be a considerable period of time before the trading price per share of Olo’s Class A Common Stock would reach and sustain the per share merger consideration of $10.25, as adjusted for present value.

Olo’s Operating and Financial Condition and Prospects. The Board considered:
•
the current and prospective business environment in which Olo operates, including international, national, and local economic conditions, the competitive environment, and the likely effect of these factors on Olo and its ability to execute its business plans as a standalone public company. In assessing the prospects of Olo, the Board reviewed its business, assets, financial condition, historical and projected financial performance, and execution challenges, as well as market dynamics impacting Olo’s outlook; and

•
that the $10.25 per share in cash payable in the Merger was more favorable to Olo stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to Olo, based upon the directors' extensive knowledge of Olo’s business, assets, financial condition and results of operations, Olo’s historical and projected financial performance, and market dynamics, and the belief that the Merger represented an attractive and comparatively certain value for Olo stockholders relative to the risk-adjusted prospects for Olo on a standalone basis.

Potential Strategic Alternatives. The Board considered:
•
the extensive strategic review and sale process conducted by Olo, with the assistance of Goldman Sachs and Goodwin, including engagement with multiple counterparties, both strategic and financial, regarding their interest in a potential acquisition of Olo. The Board identified and discussed possible interest in a potential transaction with over 40 potential counterparties, and Olo entered into confidentiality agreements with over 25 counterparties;

•
the extensive strategic review and sale process undertaken by the Company, discussions with other potential strategic and financial counterparties, including discussions with Party A, and the views, recommendations and advice of management and the Company’s advisors and the risk that Thoma Bravo would terminate discussions if the Company attempted to extend its strategic review and sale process, and the conclusion that no other actionable acquisition transaction was currently available to the Company and that the indications of interest from Party A were subject to substantial risks and uncertainties (including but not limited to the required stockholder vote by Party A stockholders, financing certainty issues and/or timing impediments, and the uncertain value of the consideration proposed by Party A given that it included a mix of cash and Party A’s common stock) and further exploration of such indications of interest or any other transaction was unlikely to result in the maximization of shareholder value;

•
the letter received from Party A after entry into the Merger Agreement offering $13.00 per share was unlikely to lead to a superior proposal due to substantial risks and uncertainties (including but not limited to the required stockholder vote by Party A stockholders, financing certainty issues and/or timing impediments, and the uncertain value of the consideration proposed by Party A given that it included a mix of cash and Party A’s common stock).

•	the fact that, after Thoma Bravo’s July 1, 2025 offer price was received, the Company provided Thoma Bravo with a counter offer and received the higher offer price of $10.25 per share on July 2, 2025;
•
the belief that, after negotiations with Thoma Bravo and its representatives, $10.25 per share was the highest price that Thoma Bravo was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Olo, in the aggregate, to which Thoma Bravo would be willing to agree; and

•
the potential risk of losing the favorable opportunity with Thoma Bravo in the event Olo sought to pursue discussions with other third parties who may be interested in pursuing a strategic transaction with Olo prior to entry into the Merger Agreement and the potential negative effect that such a process might have on Olo’s business.

Negotiation Process. The Board considered:
•
the fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Olo with the knowledge and at the direction of the Board (including through the Transaction Committee) and with the assistance of its financial and legal advisors; and

•
the enhancements that Olo and its advisors were able to obtain as a result of negotiations with Thoma Bravo, including the increase in the valuation offered by Thoma Bravo from the time of its initial offer to the final agreement, changes in the terms and conditions of the Merger Agreement that were favorable to Olo, and the inclusion of provisions in the Merger Agreement that the Board believes enhance closing certainty and increase the likelihood of completing the Merger.

Goldman Sachs’ Opinion and Analysis. The Board considered:
•
the oral opinion of Goldman Sachs, subsequently confirmed in writing by delivery of a written opinion, to the Board that, as of July 3, 2025 and based upon and subject to the factors and assumptions set forth therein, the $10.25 in cash per Company Share to be paid to the holders (other than Parent and its affiliates) of Company Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Shares, taken in the aggregate, as more fully described below under the caption “—Opinion of Goldman Sachs & Co. LLC”.

The Merger Agreement, Equity Commitment Letter and Voting Agreements. The Board considered:
•	the fact that Olo has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;
•
the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, the fact that Thoma Bravo does not have any businesses that compete with Olo, and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain HSR Act approval as promptly as reasonably practicable;

•
the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of Olo’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

•	that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;
•
the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $73,725,000 (which the Board believed was reasonable under the circumstances);

•	the end date of January 3, 2026 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;
•	the availability of statutory appraisal rights to Olo stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;
•
the fact that the Merger Agreement was approved by the Board, which is comprised of a majority of independent directors who are not employees of Olo or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•
Olo’s ability, under circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter;

•
Thoma Bravo’s commitment to pay, in the event the Company terminates the Merger Agreement, any monetary damages that Parent and/or Merger Sub may be required to pay to Olo by a final, non-appealable order of a court of competent jurisdiction in connection with the transactions contemplated by the Merger Agreement, subject to a cap of $157,300,000 and other limitations set forth in the Equity Commitment Letter;

•	the fact that Thoma Bravo agreed to provide a full equity backstop for the full purchase price to increase closing certainty for the Company;
•
the fact that Noah H. Glass, the Raine Group and Raqtinda Investments, holders of greater than 80% of the voting power of the Company’s shares of common stock, agreed to enter into a voting and support agreement to vote their shares in favor of the Merger;

•	representations by Thoma Bravo in the Merger Agreement that it will have adequate resources to pay the merger consideration and other amounts required to consummate the Merger;
•	Olo’s rights to specific performance under the terms of the Merger Agreement; and
•	the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Thoma Bravo and the equity financing source.
In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):
•
the fact that Olo’s public stockholders will not participate in any future growth potential or benefit from any future increase in the value of Olo as a private company following completion of the transactions contemplated by the Merger Agreement;

•
the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on Olo’s business, operations, financial results and stock price;

•
the potential negative effects of the public announcement of the Merger on Olo’s sales, operating results, business model transition, and stock price, its ability to retain key management, sales, engineering and other personnel, and its relationships with customers, suppliers and partners;

•
the restrictions on the conduct of Olo’s business prior to the completion of the Merger, requiring Olo to conduct its business in the ordinary course and preventing Olo from taking certain specified actions, subject to specific limitations, all of which may delay or prevent Olo from undertaking business opportunities pending completion of the Merger;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Olo management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the conditions to the obligations of Thoma Bravo to complete the Merger and the right of Thoma Bravo to terminate the Merger Agreement under certain circumstances;
•
the fact that the Merger Agreement precludes Olo from actively soliciting alternative acquisition proposals, and the possibility that Olo may be obligated to pay Thoma Bravo a termination fee of $73,725,000 in the event that Olo terminates the Merger Agreement under certain circumstances;

•	the fact that Parent’s liabilities for monetary damages payable for breaches under the Merger Agreement or Equity Commitment Letter are limited to $157,300,000;
•	the risk that Olo’s stockholders may not approve the Merger;
•
the possible alternatives to the acquisition by Parent, including, in particular, Party A’s indications of interest in a cash and stock acquisition of the Company for $12.00 per share, against which the Board considered probable risks of those alternatives (including but not limited to the required stockholder vote by Party A stockholders, financing certainty issues and/or timing impediments, and the uncertainty of the proposed merger consideration), the range of potential benefits to stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as the Board’s assessment that none of these alternatives were reasonably likely to create greater value for stockholders;
•	the fact that completion of the Merger requires approval (or expiration of the waiting period) under the HSR Act;
•	the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;
•	the transaction costs to be incurred in connection with the Merger;
•	the fact that the consideration consists of cash and will therefore be taxable to Olo stockholders who are subject to taxation for U.S. federal income tax purposes; and
•	the interests that certain Olo directors and executive officers may have with respect to the Merger, in addition to their interests as Olo stockholders generally.
In addition, the Board was aware of and considered the interests of Olo’s directors and executive officers that may be different from, or in addition to, the interests of Company Stockholders generally when approving the Merger Agreement and recommending that Company Stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “—Interests of the Directors and Executive Officers of Olo in the Merger.”
The foregoing discussion of the information and factors considered by the Board and the Transaction Committee in reaching their respective conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Transaction Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Transaction Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Transaction Committee, but rather the Board and the Transaction Committee conducted an overall review of the factors described above, including discussions with Olo’s senior management and legal and financial advisors.
The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Board believed were appropriate to consider, the Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the Company Stockholders vote in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Opinion of Goldman Sachs & Co. LLC
At a meeting of the Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion, to the Board that, as of July 3, 2025 and based upon and subject to the factors and assumptions set forth therein, the $10.25 in cash per Company Share to be paid to the holders (other than Parent and its affiliates) of Company Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders of Company Shares, taken in the aggregate.
The full text of the written opinion of Goldman Sachs, dated July 3, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company Shares should vote with respect to such merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Merger Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Olo for the four years ended December 31, 2024;
•	Olo’s Registration Statement on Form S-1, including the prospectus contained therein dated March 16, 2021 relating to the Class A Common Stock;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Olo;
•	certain other communications from Olo to its stockholders;
•	certain publicly available research analyst reports for Olo; and
•
certain internal financial analyses and forecasts for Olo prepared by its management, as approved for our use by Olo (the “Forecasts”) and certain net operating loss carryforwards (the “NOL”) of Olo, as prepared by the management of Olo and approved for our use by Olo (the “NOL Forecasts”).

Goldman Sachs also held discussions with members of the senior management of Olo regarding their assessment of the past and current business operations, financial condition and future prospects of Olo; reviewed the reported price and trading activity for the Class A Common Stock; compared certain financial and stock market information for Olo with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology industry; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Board’s consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Olo. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Olo or any of its subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the expected benefits of the Transactions in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs assumed that the Transactions will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs’ analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Olo to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to Olo, including a non-binding indication of interest for a potential alternative transaction proposed by a third party at a higher price per share of Company Common Stock in cash and stock than in the Transactions, which indication of interest the Board advised Goldman Sachs that the Board had determined not to pursue, among other facts and circumstances relating to such indication of interest, because of certain considerations relating to the certainty of consummation of such potential alternative transaction; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Company Shares, as of the July 3, 2025, of the $10.25 in cash per Company Share to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. Goldman Sachs did not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transactions, including, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Olo; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Olo, or class of such persons, in connection with the Transactions, whether relative to the $10.25 in cash per Company Share to be paid to the holders (other than Parent and its affiliates) of Company Shares, taken in the aggregate, pursuant to the Merger Agreement or otherwise. Goldman Sachs expressed no opinion with respect to the allocation of the aggregate consideration payable pursuant to the Merger Agreement, including among the holders of the various classes of Company Shares pursuant to the Merger Agreement. In rendering its opinion, Goldman Sachs did not take into account any differential voting or other rights between the shares of Class A Common Stock and the shares of Class B Common Stock. Goldman Sachs did not express any opinion as to the prices at which shares of Class A Common Stock would trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on Olo, Parent or the Transactions, or as to the impact of the Transactions on the solvency or viability of Olo or Parent or the ability of Olo or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 1, 2025, and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis.
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Olo to derive a range of illustrative equity values per Company Share. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 15.0%, reflecting estimates of Olo’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2025 (i) estimates of unlevered free cash flow for Olo (burdened by stock-based-compensation and without considering NOL tax savings) for the period from the second quarter of Olo’s fiscal year 2025 through Olo’s fiscal year 2034 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Olo, which were calculated by applying perpetuity growth rates ranging from 2.0% to 4.0%, to a terminal year estimate of the unlevered free cash flow to be generated by Olo, as reflected in the Forecasts. In addition, using a discount rate of 13.5%, reflecting Goldman Sachs’ estimate of Olo’s weighted average cost of capital, Goldman Sachs discounted to present value, as of March 31, 2025, the estimated benefits of Olo’s NOLs, as reflected in the NOL Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (the “CAPM”), which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Olo by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share of $8.02 to $11.80.
Illustrative Present Value of Future Share Price Analysis.
Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Company Share. For this analysis, Goldman Sachs first calculated the implied enterprise value for Olo as of December 31 for each of the fiscal years 2025 through 2027, by applying a range of illustrative enterprise value (the “EV”) to next-twelve-month (the “NTM”) unlevered free cash flow (the “EV/NTM uFCF”) multiples of 16.0x to 22.0x to estimates of Olo’s unlevered free cash flow (unburdened by stock-based-compensation and considering NOL tax savings) for each of the fiscal years 2025 through 2027. This illustrative range of EV/NTM uFCF multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM uFCF multiples for Olo and current and historical EV/NTM uFCF multiples for certain publicly traded companies, as described below in the section titled “Selected Publicly Trading Companies Analysis”.
Goldman Sachs then added the amount of Olo’s net cash for each of the fiscal years 2025 through 2027, each as provided by and approved for Goldman Sachs’ use by Olo, from the respective implied enterprise values in order to derive a range of illustrative equity values for Olo as of December 31 of each of the fiscal years 2025 through 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding Company Shares for each of fiscal years 2025 through 2027, calculated using information provided by and approved for Goldman Sachs’ use by Olo, to derive a range of implied future values per Company Share. Goldman Sachs then discounted these implied future equity values per Company Share to March 31, 2025, using the end-year convention for discounting cash flows and an illustrative discount rate of 13.5%, reflecting an estimate of Olo’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM. This analysis resulted in a range of illustrative equity values per Company Share of $7.34 to $13.84.
Selected Publicly Trading Companies Analysis.
Goldman Sachs reviewed and compared certain financial information for Olo to corresponding financial information and valuation multiples for the following publicly traded corporations in the technology industry (the “Selected Companies”):
•	Toast, Inc.
•	PAR Technology Corp.
•	Shift4 Payments, Inc.
•	Block, Inc.
•	Bill Holdings, Inc.
•	Lightspeed Commerce Inc.
•	Fiserv, Inc.
•	PayPal Holdings, Inc.
•	Global Payments Inc.
Although none of the Selected Companies is directly comparable to Olo, the Selected Companies were chosen because they are publicly traded companies in the technology industry with operations that, for purposes of analysis, may be considered similar to certain operations of Olo.
For each of Olo and the selected companies, Goldman Sachs calculated and compared:
•
the EV to NTM gross profit multiples (the “EV/NTM GP” multiples) of the closing price per share as of July 1, 2025, and additionally, for Olo, also as of April 30, 2025, the last full trading day prior to market speculation regarding a potential acquisition;

•	the EV/NTM uFCF multiples of the closing price per share as of July 1, 2025, and additionally, for Olo, also as of April 30, 2025; and
•
the average of each company’s historical EV/NTM uFCF multiples and EV/NTM GP multiples for the 1-month, 3-month, 6-month and year-to-date periods ended April 30, 2025 for Olo and for the selected companies (which is referred to in the table below as “1 Month Average”, “3 Month Average”, “6 Month Average”, and “YTD Average”, respectively).

The results of these calculations are summarized below:

	EV / NTM GP
Company / Selected Company	Current	1 Month Average	3 Month Average	6 Month Average	YTD Average
Olo undisturbed (analyst estimates)	3.6x	3.8	4.2	4.5	4.5
Olo (analyst estimates)	6.1x	—	—	—	—
Selected Companies

	EV / NTM GP
Company / Selected Company	Current	1 Month Average	3 Month Average	6 Month Average	YTD Average
Toast, Inc.	14.0x	11.4	12.4	13.1	12.6
PAR Technology Corp.	12.9x	12.2	13.2	14.5	13.6
Bill Holdings, Inc.	3.7x	3.5	4.4	6.0	5.2
Shift4 Payments, Inc.	7.1x	6.1	7.2	7.7	7.5
Block, Inc.	4.3x	3.4	4.2	5.0	4.5
Lightspeed Commerce Inc.	1.9x	1.5	2.0	2.7	2.2
Median	5.7x
Select Mature Payment Companies
PayPal Holdings, Inc.	4.8x	4.0	4.5	5.1	4.8
Fiserv, Inc.	9.4x	10.9	11.4	11.2	11.2
Global Payments Inc.	4.6x	4.7	5.2	5.4	5.2
Median	4.8x

	EV / NTM uFCF
Company / Selected Company	Current	1 Month Average	3 Month Average	6 Month Average	YTD Average
Olo undisturbed (analyst estimates)	15.8x	16.1	19.7	23.0	21.9
Olo (analyst estimates)	26.5x	—	—	—	—
Selected Companies
Toast, Inc.	44.0x	35.1	39.5	43.8	40.8
PAR Technology Corp.	NM	NM	NM	NM	NM
Bill Holdings, Inc.	14.3x	15.0	19.4	27.2	23.3
Shift4 Payments, Inc.	13.7x	14.3	15.1	13.5	14.4
Block, Inc.	13.9x	7.4	9.6	12.8	11.0
Lightspeed Commerce Inc.	NM	NM	NM	NM	NM
Median	14.1x

Select Mature Payment Companies
PayPal Holdings, Inc.	10.8x	9.1	10.1	11.5	10.8
Fiserv, Inc.	17.7x	20.0	21.0	21.6	21.2
Global Payments Inc.	11.4x	12.3	13.5	14.4	13.8
Median	11.4x

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs derived a range of illustrative equity values for Olo by applying an illustrative EV/NTM uFCF reference multiple of 14.1x to Olo’s NTM unlevered free cash flow as of July 1, 2025, as reflected in the Forecasts, for the low end of the range and an illustrative EV/NTM GP reference multiple of 5.7x to Olo’s NTM gross profit as of July 1, 2025, as reflected in the Forecasts, for the high end of the range. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share of $6.09 to $8.46.
Selected Precedent Transactions Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, certain information relating to the following all-cash acquisition transactions announced since April 2022 involving a public company in the software industry based in the United States as the target where the target company had less than 20% NTM revenue growth and between 0% to ~20% NTM free cash flow margin. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s NTM free cash flow (the “EV/NTM FCF” multiple).

Selected Transactions in the Software Industry
Announcement Date	Acquiror	Target
04/11/2022	Kaseya Holdings Inc.	Datto Holding Corp.
12/12/2022	Thoma Bravo, L.P.	Coupa Software Incorporated
01/09/2023	Vista Equity Partners	Duck Creek Technologies, Inc.
03/13/2023	Canada Pension Plan Investment Board; Silver Lake Partners	Qualtrics International Inc.
03/13/2023	Symphony Technology Group	Momentive Global Inc.
03/14/2023	Blackstone Inc.	Cvent Holding Corp.
04/21/2023	Silver Lake Partners	Software A G
05/11/2023	Crosspoint Capital Partners, LP	Absolute Software Corporation
07/31/2023	Francisco Partners Management, L.P.; TPG Capital Management	New Relic, Inc.
12/18/2023	Clearlake Capital Group, L.P.; Insight Partners L.P.	Alteryx, Inc.
02/05/2024	Thoma Bravo, L.P.	Everbridge, Inc.
04/24/2024	International Business Machines Corporation	HashiCorp, Inc.
06/05/2024	SAP SE	WalkMe Ltd.
09/24/2024	Blackstone Inc.; Vista Equity Partners	Smartsheet Inc.
10/17/2024	Silver Lake Partners / GIC Pte. Ltd.	Zuora, Inc.

Although none of the companies that participated in the selected transactions is directly comparable to Olo, the companies that participated in the selected transactions are publicly traded companies in the software industry with operations that, for purposes of analysis, may be considered similar to certain operations of Olo.
Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative EV/NTM FCF multiples of 16.1x to 31.1x to Olo’s NTM free cash flow as of July 1, 2025 as reflected in the Forecasts, to derive a range of illustrative equity values for Olo. Goldman Sachs then added to the range of illustrative enterprise values it derived for Olo the amount of Olo’s net cash, as provided by and approved for Goldman Sachs’ use by Olo, to derive a range of illustrative equity values for Olo. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Olo, as provided by and approved for Goldman Sachs’ use by Olo, using the treasury stock method, to derive a range of illustrative equity values per Company Share ranging from $6.63 to $10.71.
Premia Paid Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced since July 1, 2020 involving a public company in the technology industry based in the United States as the target where the disclosed enterprise values for the transaction were more than $1 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in the transactions relative to (i) the target’s last undisturbed closing stock price prior to announcement of the transaction and (ii) the target’s highest undisturbed closing stock price during the 52-week period prior to announcement of the transaction. The following table presents the results of this analysis:

	Undisturbed	Undisturbed 52-Week-High
25th Percentile	22%	(18)%
Median	31%	2%
75th Percentile	47%	12%

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 22% to 47% to the undisturbed closing price per share of Class A Common Stock of $6.20 as of April 30, 2025, and a reference range of illustrative premiums of negative 18% to 12% to the undisturbed 52-week-high closing price per share of Class A Common Stock of $8.12 as of April 30, 2025, the last full trading day prior to market speculation regarding a potential acquisition. This analysis resulted in the following ranges of implied equity values per Company Share:

Implied Equity Values Per Company Share
Undisturbed	$7.54 – $9.11
Undisturbed 52-Week High	$6.64 – $9.08

General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Olo or Parent or the contemplated Transactions.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Company Shares, as of July 3, 2025, of the $10.25 in cash per Company Share to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Olo, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The Merger Consideration was determined through arm’s-length negotiations between Olo and Parent and was approved by the Board. Goldman Sachs provided advice to Olo during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Olo or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Olo, Parent, any of their respective affiliates and third parties, including The Raine Group LLC (“The Raine Group”), Raqtinda Investments LLC (“Raqtinda Investments”) and Noah H. Glass, each, a significant shareholder of Olo, and Thoma Bravo, L.P., an affiliate of Parent (“Thoma Bravo”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the Transactions. Goldman Sachs Investment Banking has an existing lending relationship with Thoma Bravo and/or majority owned subsidiaries (excluding, if applicable, portfolio companies) or funds thereof. Goldman Sachs has acted as financial advisor to Olo in connection with, and has participated in certain of the negotiations leading to, the Transactions. During the two-year period ended July 3, 2025, Goldman Sachs Investment Banking has not been engaged by Olo or any of its affiliates to provide financial advisory or underwriting services unrelated to the Transactions for which Goldman Sachs has recognized compensation. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with a bank loan to Thoma Bravo in July 2024; as financial advisor to Thoma Bravo in connection with its acquisition of Darktrace plc in October 2024; as financial advisor to Trader Corporation, a portfolio company of Thoma Bravo, in connection with its sale in December 2024; as bookrunner with respect to the initial public offering of Class A common stock of ServiceTitan, Inc., a portfolio company of Thoma Bravo, in December 2024; as bookrunner in connection with a bank loan to Proofpoint Inc., a portfolio company of Thoma Bravo, in January 2025; as financial advisor to SolarWinds Corporation, a portfolio company of Thoma Bravo, in connection with its sale in April 2025; and as financial advisor to Thoma Bravo in its pending acquisition of parts of Boeing’s Digital Aviation Solutions business, announced in April 2025. During the two-year period ended July 3, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Thoma Bravo and/or its affiliates and portfolio companies of approximately $200 million. During the two-year period ended July 3, 2025, Goldman Sachs Investment Banking has not been engaged by The Raine Group, Raqtinda Investments, Noah H. Glass and their respective affiliates and, as applicable, portfolio companies, to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to Olo, Parent, Thoma Bravo, The Raine Group, Raqtinda Investments, Noah H. Glass and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Thoma Bravo, The Raine Group and/or their respective affiliates and have invested in equity interests of funds managed by affiliates of Thoma Bravo and The Raine Group. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Thoma Bravo, The Raine Group and Raqtinda Investments and/or their respective affiliates or funds managed thereby in the future. As of July 3, 2025, Goldman Sachs Investment Banking was currently mandated by Thoma Bravo and/or its affiliates, portfolio companies and funds managed thereby (the “Related Entities”) to provide financial advisory and/or underwriting services unrelated to the Transactions with respect to multiple matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking currently expects that it would recognize compensation in an aggregate amount materially in excess of the transaction fee expected in connection with the Transactions. In addition, as is typical for investment banks, Goldman Sachs Investment Banking is currently soliciting Thoma Bravo and/or its Related Entities to work on financial advisory and/or underwriting matters unrelated to the Transaction on which it has not been, and may not be, mandated. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time.
The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated March 23, 2025, Olo engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Olo and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $11-14 million; $3 million of which was payable upon announcement of the Transactions and the remainder of which is contingent upon consummation of the transaction. In addition, Olo has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Prospective Financial Information
Except for financial outlooks issued in connection with its ordinary course earnings announcements, Olo does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, earnings or other results due to, among other reasons, the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, especially over longer-term periods.
In connection with the review of strategic alternatives, at the direction of Olo’s Board, Olo’s management prepared unaudited non-public prospective financial information for Olo, on a standalone basis without giving effect to the Merger, for fiscal years 2025 through 2034 (the “Projections”). The Projections were developed solely using the information available to Olo management at the time they were created. The Projections were provided to and considered by the Olo Board in connection with its evaluation of the Merger in comparison to Olo’s other strategic alternatives, including remaining as a standalone company. The Projections were also provided to Goldman Sachs, and the Olo Board directed Goldman Sachs to use the Projections for purposes of its financial analyses and opinion, as described in the section of this proxy statement captioned “—Opinion of Goldman Sachs & Co. LLC”. The Projections for fiscal years 2025 through 2029 were made available to potential counterparties to a strategic transaction, including Parent.

Although the information in the Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Olo’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Olo’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Olo’s control.
The following table summarizes the Projections:

($ in millions) FYE December 31st	2025(3)	2026	2027	2028	2029	2030	2031	2032	2033	2034
Total Revenue	$354	$532	$776	$1,091	$1,460	$1,880	$2,328	$2,765	$3,147	$3,423
Gross Profit	$204	$243	$299	$370	$459	$557	$663	$773	$881	$982
Adjusted EBITDA(1)	$42(4)	$79	$118	$171	$241	$296	$355	$417	$480	$540
(-) Capitalized Software	(7)	(11)	(12)	(13)	(14)	(17)	(20)	(23)	(27)	(30)
Adjusted EBITDA (Burdened by Capitalized Software)(1)	$35(3)	$68	$107	$159	$227	$279	$335	$394	$454	$511
(-) Capitalized Expenditures	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	(2)	(2)
(+/-) Δ in Net Working Capital	4	1	(2)	(1)	(2)	(3)	(3)	(3)	(3)	(3)
(+) Other Non-Cash Operating Activities	2	2	2	2	2	2	2	3	3	4
(+) Taxes	0	(2)	(10)	(22)	(38)	(47)	(57)	(68)	(79)	(90)
Unlevered Free Cash Flow	$39(3)	$68	$96	$136	$187	$230	$276	$324	$372	$419
(-) Stock-Based Compensation	$(39)	$(57)	$(63)	$(69)	$(76)	$(91)	$(106)	$(122)	$(137)	$(150)
Unlevered Free Cash Flow (Burdened by SBC)(2)	$0(4)	$11	$32	$67	$111	$139	$169	$202	$236	$269

(1)
Adjusted EBITDA for Olo is calculated as non-GAAP operating income, adding depreciation and amortization (excluding intangible amortization of intangibles). Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)
Unlevered free cash flow (burdened by stock-based compensation expense) for Olo is calculated as Adjusted EBITDA, subtracting the impact of cash taxes, capitalized software and other expenditures, stock-based compensation, adding the impact of depreciation and amortization (excluding intangible amortization), and adding or subtracting, as applicable, changes in net working capital and other non-cash operating activities.

(3)
As further described in the section titled “—Background of the Merger” of this proxy statement, the Projections reflected total revenue of $351 million for 2025 and gross profit of $202 million for 2025 and were subsequently adjusted to reflect updated information regarding the Company’s revenues as of March 31, 2025, which resulted in total revenue of $354 million for 2025 and gross profit of $204 million for 2025.

(4)
The 2025 EBITDA and unlevered free cash flow projections presented in this table are for the period of Q2 through Q4 2025. The 2025 total revenue and gross profit numbers in the table are for the entirety of fiscal year 2025.

Cautionary Note About the Projections
The Projections were developed by Olo’s management as then-current estimates of Olo’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Olo’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Projections also do not consider the effect of any failure of the Merger to be completed, and should not be viewed as accurate or continuing in that context. The Projections do not take into account any circumstances, transactions or events occurring after the date on which the Projections were prepared and do not give effect to any changes after the date on which they were made, including as a result of the Merger or any effects of the Merger.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Olo’s management. Neither Olo’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by Olo’s management that Olo’s management believed in good faith were reasonable. Olo’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, the effect of macro-economic conditions currently affecting the global economy; Olo’s ability to retain existing customers and acquire new ones; Olo’s history of losses; expectations regarding the widespread adoption of customer demand for Olo’s products; the effects of increased competition and commoditization of services Olo offers; keeping up with the rapid technological change required to remain competitive in Olo’s industry; Olo’s ability to manage its growth effectively and successfully recruit additional highly-qualified personnel; Olo’s restructuring efforts, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect Olo’s internal programs and Olo’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of Company Shares; and other risks identified in Olo’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, and subsequent filings with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. Additional factors that may impact Olo or its business can be found in the various risk factors included in Olo’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Olo’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with Olo’s historical financial statements and other information regarding Olo contained in its public filings with the SEC. The Projections may not be consistent with Olo’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, Olo does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that Olo’s management, the Board or any of their respective advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. Further, the Projections are not fact and should not be relied upon as being necessarily indicative of Olo’s future results or for purposes of making any investment decision.
Certain of the financial measures included in the Projections are not calculated in accordance with GAAP. Financial measures such as adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Goldman Sachs or Parent. Accordingly, no reconciliation of the non-GAAP financial measures included in the Projections is provided in this proxy statement.
The Projections constitute forward-looking statements. By including the Projections in this proxy statement, none of Olo, the Board, Goldman Sachs or any of Olo’s or the Board’s respective representatives and advisors has made or makes any representation to any person regarding Olo’s ultimate performance as compared to the information contained in the Projections. The inclusion of the Projections should not be regarded as an indication that the Board, Olo, Goldman Sachs or any other recipient of the Projections considered, or now considers, the Projections to be predictive of Olo’s actual performance or actual future results, and you should not rely on the Projections as such. For information on factors that may cause Olo’s future results to materially vary, see the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.” Further, the inclusion of the

Projections in this proxy statement does not constitute an admission or representation by Olo that the information presented is material. The Projections are included in this proxy statement solely to give Company Stockholders access to the information that was made available to the Transaction Committee, the Board, Goldman Sachs and Parent, as described above. The Projections are not included in this proxy statement in order to influence any Company Stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their Company Shares.
In light of the foregoing factors and the uncertainties inherent in the Projections, Company Stockholders are cautioned not to place undue reliance, if any, on the Projections.
Interests of the Directors and Executive Officers of Olo in the Merger
Certain of Olo’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders approve the Merger Agreement as more fully discussed in “—Recommendation of the Olo Board of Directors and Reasons for the Merger.” The below disclosures do not include information regarding Diego Panama, our former Chief Revenue Officer, who was a named executive officer in the last proxy statement that we filed with the SEC. Mr. Panama ceased being an executive officer on December 31, 2024 and does not have any equity in the Company and will not receive any compensation in connection with this Merger and is therefore not included in the below tables.
Olo’s current executive officers and their respective positions are as follows:

Name	Position
Noah H. Glass	Chief Executive Officer
Peter Benevides	Chief Financial Officer
Joanna Lambert	Chief Operating Officer
Sherri Manning	Chief People Officer
Robert Morvillo	Chief Legal Officer

Olo’s current non-employee directors and their respective positions are as follows:

Name	Position
Brandon Gardner	Director (Chair)
David Cancel	Director
Linda Rottenberg	Director
Lee Kirkpatrick	Director
Daniel Meyer	Director
Colin Neville	Director
David Frankel	Director
Zuhairah Washington	Director

Treatment of Equity and Equity-Based Awards
Olo’s directors and executive officers who own Company Shares will receive the Merger Consideration on the same terms and conditions as the other holders of Company Shares in the Merger. The following table sets forth the number of Company Shares owned, as of July 15, 2025, by each of Olo’s directors and executive officers, which, for this purpose, excludes (i) shares subject to outstanding and unvested Olo RSUs and Olo PSUs as of July 15, 2025 and (ii) shares held by affiliated entities of such persons.

Name	Shares Owned (#)	Value of Shares Owned ($)
Executive Officer
Noah H. Glass	1,284,294	$13,164,014
Peter Benevides	273,172	$2,800,013
Joanna Lambert	280,098	$2,871,005
Sherri Manning	85,254	$873,854
Robert Morvillo	93,682	$960,241
Non-Employee Director
Brandon Gardner	97,140	$995,685
David Cancel	82,123	$841,761
Linda Rottenberg	93,920	$962,680
Lee Kirkpatrick	66,924	$685,971
Daniel Meyer	104,809	$1,074,292
Colin Neville	106,090	$1,087,423
David Frankel	102,727	$1,052,952
Zuhairah Washington	47,162	$483,411

Olo Stock Options
At the Effective Time, each In-the-Money Olo Stock Option, all of which are vested, outstanding and exercisable as of the date of the Merger Agreement, will be canceled and extinguished and, in exchange therefor, each such holder of such In-the-Money Olo Stock Option will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Olo Stock Option, by (b) the aggregate number of Company Shares underlying such In-the-Money Olo Stock Option as of immediately prior to the Effective Time. Each Out-of-the-Money Olo Stock Option (whether vested or unvested) will be automatically canceled without payment of any consideration.
The following table sets forth, for each of Olo’s executive officers and non-employee directors, (i) the aggregate number of Company Shares underlying In-the-Money Olo Stock Options held by such individual as of July 15, 2025, (ii) the aggregate number of Company Shares underlying Out-of-the Money Olo Stock Options as of July 15, 2025 and (iii) the estimated value that the executive officers and non-employee directors will receive in respect of such Olo Stock Options in connection with the Merger. Out-of-the Money Olo Stock Options will be cancelled for no consideration and therefore the value of such options are included as $0 in the table below.

Name	In-the-Money Olo Stock Options (#)(1)	Value of In-the-Money Olo Stock Options ($)	Out-of-the Money Olo Stock Options (#)(2)	Value of Out-of-the Money Olo Stock Options ($)
Executive Officer
Noah H. Glass	8,670,408	66,721,282	299,295	0
Peter Benevides	946,288	6,069,180	152,870	0
Joanna Lambert	—	—	—	—
Sherri Manning	—	—	—	—
Robert Morvillo	—	—	—	—

Name	In-the-Money Olo Stock Options (#)(1)	Value of In-the-Money Olo Stock Options ($)	Out-of-the Money Olo Stock Options (#)(2)	Value of Out-of-the Money Olo Stock Options ($)
Non-Employee Directors
Brandon Gardner	—	—	—	—
David Cancel	—	—	—	—
Linda Rottenberg	1,130,398	8,807,599	—	—
Lee Kirkpatrick	—	—	—	—
Daniel Meyer	—	—	—	—
Colin Neville	—	—	—	—
David Frankel	—	—	—	—
Zuhairah Washington	201,563	862,790	—	—

(1)	This column reflects In-the-Money Olo Stock Options that are outstanding and exercisable as of July 15, 2025.
(2)	This column reflects all Out-of-the Money Olo Stock Options, whether vested or unvested, as of July 15, 2025.
Olo RSU Awards
At the Effective Time, each Vested Olo RSU (including by reason of single trigger acceleration) will be canceled and extinguished and, in exchange therefor, each such holder of any such Vested Olo RSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested Olo RSUs immediately prior to the Effective Time.
At the Effective Time, each Unvested Olo RSU will be cancelled and extinguished and replaced with a contingent right to receive solely an amount in cash equal to the product of (a) the Merger Consideration and (b) the aggregate number of Company Shares subject to such Unvested RSU award as of immediately prior to the Effective Time.
The following table sets forth, for each of Olo’s directors and executive officers, (i) the aggregate number of Company Shares underlying Unvested Olo RSUs as of July 15, 2025, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Olo RSUs in connection with the Merger.

Name	Unvested Olo RSUs (#)	Value of Unvested Olo RSUs ($)
Executive Officer(1)
Noah H. Glass	112,308(2)	1,151,157
Peter Benevides	428,889(2)(3)	4,396,112
Joanna Lambert	645,058	6,611,845
Sherri Manning	212,672	2,179,888
Robert Morvillo	292,534(2)	2,998,474
Non-Employee Directors(3)
Brandon Gardner	20,515	210,279
David Cancel	20,515	210,279
Linda Rottenberg	20,515	210,279
Lee Kirkpatrick	34,121	349,740
Daniel Meyer	20,515	210,279
Colin Neville	20,515	210,279
David Frankel	20,515	210,279
Zuhairah Washington	20,515	210,279

(1)	Each officer (other than Mr. Benevides) will receive Cash Replacement RSU Amounts in exchange for their Unvested Olo RSUs.

(2)
Messrs. Glass, Benevides and Morvillo's Unvested Olo RSUs include each of their February 24, 2023 PSU awards, which converted into time-based RSU awards in March 2024 upon achievement of the applicable performance conditions.

(3)
Mr. Benevides and each non-employee director’s Unvested Olo RSUs are subject to “single-trigger” acceleration and, therefore, will accelerate and vest immediately prior to the Effective Time in accordance with the terms of the applicable equity award agreements (as amended) and Olo’s non-employee director compensation policy, respectively.

Olo PSU Awards
At the Effective Time, each Vested Olo PSU (based on achievement at actual levels of performance effective as of the Effective Time) will be canceled and extinguished and, in exchange therefor, each such holder of any such Vested Olo PSU will have the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested Olo PSUs.
At the Effective Time, each Unvested Olo PSU will be cancelled and extinguished and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Unvested Olo PSU as of immediately prior to the Effective Time.
The following table sets forth, for each of Olo’s directors and executive officers, (i) the aggregate number of Company Shares underlying Vested Olo PSUs held by such individual as of July 15, 2025 that are expected to vest upon Closing, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Vested Olo PSUs in connection with the Merger.

Name	Vested Olo PSUs (#)	Value of Vested Olo PSUs ($)(1)
Executive Officer
Noah H. Glass	1,861,778	19,083,225
Peter Benevides	698,770	7,162,393
Joanna Lambert	733,024	7,513,496
Sherri Manning	194,400	1,992,600
Robert Morvillo	390,634	4,003,999
Non-Employee Directors
Brandon Gardner	—	—
David Cancel	—	—
Linda Rottenberg	—	—
Lee Kirkpatrick	—	—
Daniel Meyer	—	—
Colin Neville	—	—
David Frankel	—	—
Zuhairah Washington	—	—

(1)	The number of Vested Olo PSUs assume the PSUs with relative TSR targets will achieve the applicable performance targets at 200%.
Transaction Bonuses
In connection with the Merger, Peter Benevides, Joanna Lambert, and Robert Morvillo are expected to receive a transaction bonus in the amount of $400,000 each that will become payable on the Closing.
Severance Entitlements
We have entered into employment agreements with each of our executive officers (each, an “Employment Agreement”) that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Each Employment Agreement provides for certain payments and benefits if the executive’s employment with the Company is terminated by the Company without “cause,” or by the executive officer for “good reason,” in each case, 3 months prior to or within 18 months following a “change in control” (as defined in the applicable Employment Agreement) (any such termination, a “CIC Termination”). The Merger will qualify as a change in control under the Employment Agreements.

Upon a CIC Termination, each executive officer is entitled to receive the following payments and benefits:
•	a lump sum payment of an amount equal to 12 months (or, for Mr. Glass, 18 months) of the executive officer’s then-current base salary
•
a lump sum payment of an amount equal to a portion of the executive officer’s annual target bonus, which is calculated based on our achievement of certain objectives and milestones, prorated for the period of employment during the applicable year;

•
full accelerated vesting of any stock options and other stock-based awards subject solely to time-based vesting, and any shares subject to performance-based vesting will be treated as set forth in the applicable equity award; and

•
subject to the executive officer’s timely election to continue COBRA health coverage, payment of the full amount for premiums to continue the executive officer’s health insurance (including coverage for eligible dependents, if applicable) until the earliest of (i) 12 months (or, for Mr. Glass, 18 months) following the termination of employment, (ii) the date the executive officer becomes eligible for group health insurance coverage with another employer, or (iii) the date executive officer ceases to be eligible for COBRA continuation coverage for any reason.

All of the severance payments and benefits described above are subject to, among other things, the executive officer’s timely execution and non-revocation of a general release of claims in favor of the Company and related parties. The Employment Agreements also provide that if payments and benefits payable to each executive officer in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive officer.
The following table sets forth the potential amounts payable to the Company’s executive officers upon a CIC Termination under the Employment Agreements, other than the value of accelerated Olo Stock Options, Olo RSUs, and Olo PSUs, which are set forth above, assuming a CIC Termination date as of July 15, 2025.

Name	Cash Severance ($)	Estimated Value of COBRA Benefits ($)
Executive Officer
Noah H. Glass	1,059,233	44,939
Peter Benevides	588,375	29,960
Joanna Lambert	751,997	29,960
Sherri Manning	473,570	30,307
Robert Morvillo	507,397	30,307

Single Trigger Acceleration
In February 2025, the terms of Mr. Benevides’ awards were amended to include single-trigger acceleration provisions for time-based vesting. Pursuant to this amendment, his outstanding and unvested awards will immediately vest as to the time-based vesting upon the Closing, provided Mr. Benevides remains continuously employed with Olo through the Closing. The value of his accelerated Olo RSUs are set forth above.
280G Mitigation Actions and Payments
Under the Merger Agreement, Olo may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including the executive officers. As of the date of this proxy statement, Olo has not approved any specific actions to mitigate any impact of Section 280G of the Code on Olo or any disqualified individuals.
New Parent Arrangements
Certain of the Company’s executive officers may continue to provide employment or other services to Parent after the Effective Time and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Parent exist.

Indemnification
Each of Olo’s executive officers and directors is entitled to the indemnification and insurance benefits in favor of Olo’s directors and executive officers, as described in more detail in “The Merger Agreement—Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to Olo’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Merger for each of Olo’s named executive officers.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. For purposes of calculating such amounts, the following assumptions were used:
•	the relevant price per Company Share is $10.25, which is the Merger Consideration;
•	the Effective Time occurs on July 15, 2025, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section;
•
the employment of each of Olo’s executive officers is terminated immediately following the Effective Time in a manner entitling the executive officer to receive the severance payments benefits described above in the section titled “—Severance Entitlements”;

•	each named executive officer’s base salary and target annual bonus is that approved by the Compensation Committee of the Board for 2025;
•	the executive officers receive transaction bonuses in the amounts set forth in the table below;
•	no named executive officer receives any additional equity grants on or prior to the Effective Time; and
•	no executive officer enters into new agreements or is otherwise legally entitled, prior to the Effective Time, to additional compensation or benefits, except as described above.

Name(1)	Cash(2) ($)	Equity(3) ($)	Perquisites/Benefits(4) ($)	Other(5) ($)	Total ($)
Noah H. Glass	1,059,233	20,234,382	44,939	—	21,338,554
Peter Benevides	588,375	11,558,505	29,960	400,000	12,576,840
Joanna Lambert	751,997	14,125,341	29,960	400,000	15,307,298
Rob Morvillo	507,397	7,002,473	30,307	400,000	7,940,177

(1)
Diego Panama, our former Chief Revenue Officer, was no longer an executive officer as of December 31, 2024 and will not receive any severance or other benefits in connection with this Merger that would qualify as a “golden parachute” payment under Item 402(t), and is therefore not included in the table.

(2)
Amounts shown reflect the cash severance payments each named executive officer is eligible to receive in connection with a CIC Termination pursuant to the Employment Agreements, as described above in the section titled “—Severance Entitlements.” These severance payments are “double-trigger” benefits as they will be paid upon a CIC Termination, subject to the named executive officer’s execution and non-revocation of a separation agreement and release in favor of Olo.

(3)
Amounts shown reflect the value of accelerated vesting of Olo Stock Options, Olo RSUs and Olo PSU awards held by the named executive officers. Pursuant to the Employment Agreements, each named executive officers is entitled to “double-trigger” accelerated vesting of all equity awards held by such named executive officer upon a CIC Termination, subject to the named executive officer’s execution and non-revocation of a separation agreement and release in favor of Olo, as described above in the section titled “—Severance Entitlements.” Mr. Benevides also has “single-trigger” acceleration on all outstanding awards that have time-based vesting, as described above in the section titled “—Severance Entitlements.” The amounts payable with respect to the Company PSUs are “single-trigger” benefits in that they will become payable upon the Effective Time in accordance with the terms of the Merger Agreement based on actual performance. For a description of the treatment of Olo Stock Options, Olo RSUs and Olo PSU awards in the Merger, see the section above titled “—Treatment of Equity and Equity-Based Awards.”

(4)
Amounts shown reflect the current estimated cost of COBRA premiums each named executive officer is eligible to receive in connection with a CIC Termination pursuant to his or her Employment Agreement, as described above in the section titled “—Severance Entitlements.” These amounts are “double-trigger” benefits as they will be paid to a named executive officer only upon a CIC Termination, subject to the named executive officer’s execution and non-revocation of a separation agreement and release in favor of Olo.

(5)
Amounts shown reflect cash transaction bonuses each named executive officer is eligible to receive, as described above in the section titled “—Transaction Bonuses.” These bonuses are “single-trigger” benefits in that they will become payable solely by reason of the Merger, subject to each executive officer’s continued employment through the Effective Time.

Financing of the Merger
The Merger Agreement is not conditioned upon receipt of financing by Project Hospitality Parent. Project Hospitality Parent anticipates that the total amount of funds necessary to consummate the Merger and the related Transactions will be approximately $2.0 billion, including the estimated funds needed to (1) pay our stockholders the consideration due to them under the Merger Agreement and (2) make payments in respect of outstanding equity awards of Olo in accordance with their terms and pursuant to the Merger Agreement.
Pursuant to the equity commitment letter, dated July 3, 2025 (the “Equity Commitment Letter”), the Equity Investor has committed to either (a) purchase, or cause an assignee or assignees to purchase, directly or indirectly, at or immediately prior to the Closing, equity securities of Project Hospitality Parent for a purchase price of $1,967,000,000 in the aggregate or (b) pay, or cause an assignee or assignees to pay, an aggregate amount not to exceed $157,300,000 solely to satisfy the obligations of Project Hospitality Parent and/or Merger Sub to (i) reimburse Olo for its reasonable and documented out-of-pocket fees, costs and expenses in accordance with Section 6.17(e) of the Merger Agreement and/or (ii) pay monetary damages to Olo (this clause (b), the “Damages Commitment”) in the event of an issuance, following Olo’s termination of the Merger Agreement, of a Final Order (as defined in the Equity Commitment Letter) that requires Project Hospitality Parent and/or Merger Sub to pay damages to Olo in connection with the transactions contemplated by the Merger Agreement, in the amount specified in such Final Order, subject to certain limitations on liability.
The Equity Investors’ financing commitments are generally subject to the satisfaction of the conditions to Project Hospitality Parent and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement and the substantially concurrent Closing on the terms and subject to the conditions of the Merger Agreement.
Closing and Effective Time of the Merger
The Closing will take place remotely by electronic exchange of executed agreements and documents and other deliverables no later than the third business day after the date the conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as Project Hospitality Project Hospitality Parent and Olo may mutually agree in writing.
As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as Project Hospitality Project Hospitality Parent and Olo agree and specify in the certificate of merger.
Appraisal Rights
If the Merger is consummated, holders of record and beneficial owners of Company Shares who do not vote in favor of the Merger, who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their Company Shares through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of Company Shares, (ii) to a “beneficial owner” are to a person who is the beneficial owner of Company Shares held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Olo’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of Company Shares should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of Company Shares who (1) properly submit a written demand for appraisal of such holder’s or owner’s Company Shares to Olo prior to the vote on the Merger at the Special Meeting, (2) do not vote in favor of the Merger, (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such Company Shares through the effective date of the Merger, (4) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their Company Shares appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262(g) are satisfied and to receive payment of the “fair value” of their Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of Company Shares and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such Company Shares and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of Company Shares entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Shares eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Olo refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing Olo’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Olo’s notice to Olo’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Company Shares who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the per share price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of Company Shares, Olo believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their Company Shares must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to Olo a written demand for appraisal of such holder’s or owner’s Company Shares before the vote on the Merger at the Special Meeting and such demand must reasonably inform Olo of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company Shares (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Company Shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Company Shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of Company Stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Company Shares within the time prescribed in Section 262.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.
Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Olo, before the vote on the Merger at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s Company Shares. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger. A vote in favor of the Merger, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A stockholder exercising appraisal rights must hold of record the Company Shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the Company Shares on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger or abstain from voting on the Merger. Neither voting against the Merger nor abstaining from voting or failing to vote on the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of Company Shares is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of Company Shares by a holder of record must reasonably inform Olo of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s Company Shares. A demand for appraisal in respect of such Company Shares should be executed by or on behalf of the beneficial owner and must reasonably inform Olo of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the Company Shares for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007
Attention: Corporate Secretary
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s Company Shares in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of Company Shares who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the “fair value” of the Company Shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Olo’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the Company Shares. Accordingly, any persons who desire to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their Company Shares within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which Olo has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the Company Shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Olo believes that the per share price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Olo nor Project Hospitality Parent anticipates offering more than the per share price to any stockholder or beneficial owner exercising appraisal rights, and each of Olo and Project Hospitality Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Company Shares is less than the per share price. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its Company Shares under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s Company Shares will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such Company Shares for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax). In addition, this summary does not address (i) the potential application of the Medicare net investment income surtax, (ii) any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), (iii) the rules regarding qualified small business stock within the meaning of Section 1202 or 1045 of the Code, or (iv) the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder, or both, as the context may require.
This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:
•
holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes (or any investor therein), banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;
•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;
•	holders deemed to have sold their Company Shares under the constructive sale provisions of the Code;
•	holders that received their Company Shares in compensatory transactions;
•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”;
•	“controlled foreign corporation” or a “passive foreign investment company”;
•	a U.S. expatriate or former citizen or long-term resident of the United States; or
•	holders that own or have owned (actually or constructively) 5% or more of the Company Shares.
If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.
U.S. Holders
For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is, or is treated as, for U.S. federal income tax purposes:
•	An individual who is a citizen or resident of the United States;
•
A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one year at the time of the consummation of the Merger. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.
Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the exchange agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided on such IRS Form W-9 is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for such an exemption.
Non-U.S. Holders
For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•
Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Olo’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Olo believes it is not a USRPHC. Because the determination of whether Olo is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Olo is not a USRPHC. Even if Olo is a USRPHC, gain arising from the sale or other taxable disposition of Company Shares by a Non-U.S. Holder will not be subject to U.S. federal income tax if Company Shares is “regularly traded” on an “established securities market,” as both terms are defined by applicable Treasury Regulations and such Non-U.S. Holder owned, actually and constructively, 5% or less of Company Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person or by otherwise establishing an exemption to information reporting and backup withholding requirements. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger
General Efforts
Subject to the terms and conditions of the Merger Agreement, Olo and Project Hospitality Parent agree to use their reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Olo is not obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Project Hospitality Parent and is conditioned and effective only upon the Closing), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.
HSR Act; Competition Laws
Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Olo and Project Hospitality Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Olo and Project Hospitality Parent filed their respective HSR Act notifications on July 18, 2025. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on August 18, 2025, unless extended or earlier terminated. Olo and Project Hospitality Parent have requested “early termination” of such waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.
Olo and Project Hospitality Parent (and their respective affiliates, if applicable) have each agreed to as promptly as reasonably practicable provide information as may reasonably be requested by the DOJ or FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other Transactions, including any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period.
At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC or foreign governmental authorities could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.
Delisting and Deregistration of Company Shares
If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Company Stockholders with information regarding its terms. It is not intended to provide any other factual information about Olo, Project Hospitality Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Olo’s stockholders. Olo’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Olo’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Olo and its business. See the section of this proxy statement captioned “Where You Can Find More Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Olo in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and Olo will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Project Hospitality Parent, and the Company Shares will no longer be publicly traded. In addition, after the Effective Time, the Class A Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such other time as Olo, Project Hospitality Parent and Merger Sub may agree and specify in the certificate of merger).
Closing and Effective Time
The Closing will take place as soon as practicable (and, in any event, within three business days, following the satisfaction or waiver of all conditions to the Closing (as described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”)) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement. On the Closing Date, the parties will execute and deliver a certificate of merger with the Secretary of State for the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such other time as may be agreed by the parties in writing and specified in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
From and after the Effective Time, all rights, privileges, immunities, powers and franchises of Olo and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Olo and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, and the officers of Olo immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time, each to hold office until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. At the Effective Time, the certificate of incorporation of Olo will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and the by-laws of Olo will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and each will govern the Surviving Corporation until, subject to the indemnification requirements provided by the Merger Agreement, amended in accordance with applicable law.
Merger Consideration
Company Shares
At the Effective Time, other than the Excluded Shares, each Company Share issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive the Merger Consideration. As of the Effective Time, all such Company Shares will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of such Company Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
At the Effective Time, each Company Share held in the treasury of Olo or any of its subsidiaries and any Company Shares owned by Project Hospitality Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and cease to exist and no consideration will be delivered in exchange therefor.
At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.
Treatment of Equity Awards
Treatment of Olo Stock Options
Each In-the-Money Olo Stock Option, all of which are vested and exercisable as of the date of the Merger Agreement, that is outstanding and unexercised as of immediately prior to the Effective Time, will be cancelled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such In-the-Money Olo Stock Option will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Olo Stock Option, by (b) the aggregate number of Company Shares underlying such In-the-Money Olo Stock Option as of immediately prior to the Effective Time (the “Option Payments”). Each Out-of-the-Money Olo Stock Option will be automatically cancelled without payment of any consideration.
Treatment of Olo RSU
Each outstanding Vested Olo RSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Olo RSU will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested RSU Payment.
Each outstanding Unvested Olo RSU will be cancelled and extinguished as of the Effective Time and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Unvested Olo RSU as of immediately prior to the Effective Time, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Project Hospitality Parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Olo RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Olo RSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated in the Merger Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Project Hospitality Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts.
Each outstanding Vested Olo PSU will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Olo PSU will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Vested Olo PSUs as of immediately prior to the Effective Time (with such number of Company Shares subject to such Vested Olo PSUs determined in good faith by the Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time by deeming the performance metrics of such Vested Olo PSUs achieved at actual levels of performance effective as of the Effective Time) (such amounts payable hereunder, the Vested PSU Payments, and together with the Option Payments and the Vested RSU Payments, the “Vested Equity Payments”).
Each outstanding Unvested Olo PSU will be cancelled and extinguished as of the Effective Time and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of Company Shares subject to such Unvested Olo PSU as of immediately prior to the Effective Time, with Cash Replacement PSU Amounts will, subject to the holder’s continued service with Project Hospitality Parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Olo PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Olo PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Olo PSU will be deemed achieved at actual levels of performance effective as of the Effective Time, to be measured with pro-ration based on the portion of the performance period that has elapsed prior to the Effective Time, in good faith by the Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time.
All Cash Replacement PSU Amounts will have the same terms and conditions (including with respect to time-based vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Olo PSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Project Hospitality Parent are appropriate to conform the administration of the Cash Replacement PSU Amounts.
The Option Payments, Vested RSU Payments and Vested PSU Payments described above will be made by the Surviving Corporation at the next regularly scheduled payroll date following the Effective Time, through the Surviving Corporation’s payroll or equity award maintenance systems, without interest, to all holders of In-the-Money Olo Stock Options, Vested Olo RSUs, Unvested Olo PSUs that are cancelled and converted.
Exchange and Payment Procedures
Prior to the Effective Time, Project Hospitality Parent will appoint a bank or trust company reasonably acceptable to Olo to act as the payment agent (the “Payment Agent”). Prior to the Effective Time, Project Hospitality Parent will deposit (or cause to be deposited) with the Payment Agent the aggregate per share Merger Consideration for each Company Share outstanding as of immediately prior to the Effective Time.
Promptly after the Effective Time (and in any event no later than three business days after the Effective Time), Project Hospitality Parent will send (or cause the Payment Agent to send) to each record holder of Company Shares at the Effective Time whose shares were converted into the right to receive the Merger Consideration a letter of transmittal and instructions in forms reasonably satisfactory to Olo (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates) to the Exchange Agent).
Each Company Stockholder that has converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the Company Shares represented by a Certificate, within two business days, upon (1) surrender to the Payment Agent of a Certificate, together with a completed and executed letter of transmittal, or (2) receipt of an “agent’s message” by the Payment Agent (or such other evidence of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Company Shares and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent.
Any cash deposited with the Exchange Agent not claimed by the Company Stockholders 12 months after the Effective Time, will be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged Company Shares for the Merger Consideration in accordance with the exchange procedures in the Merger Agreement prior to that time will thereafter look only to Project Hospitality Parent and the Surviving Corporation for payment of the Merger Consideration.
Representations and Warranties
The Merger Agreement contains representations and warranties of Olo and Project Hospitality Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Olo are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect (each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of the operations of Olo and its subsidiaries, taken as a whole; provided, however, that, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
1.
the negotiation, execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger (including any litigation or any loss of or adverse change in the relationship of Olo and its subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, governmental authorities or other third parties related thereto (provided that this clause (A) will not apply to any representation or warranty set forth in Section 4.03 or Section 4.04 of the Merger Agreement;

2.
the identity of Project Hospitality Parent or any of its affiliates as the acquiror of Olo, or any facts or circumstances concerning Project Hospitality Parent or any of its affiliates, including any communication by any of them regarding plans, proposals or projections with respect to Olo, its subsidiaries or their employees;

3.
any change in economic, market, business, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

4.	general conditions in any industry in which Olo and its subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;
5.	any changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);
6.
(a) any changes or proposed changes in applicable law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby or (b) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;

8.
the taking of any action, or refraining from taking any action, in each case at the express written direction of Project Hospitality Parent or Merger Sub, or the taking of any action, or failure to take any action, by Project Hospitality Parent, Merger Sub or any of their affiliates;

9.
any claim, demand or proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Project Hospitality Parent,

Merger Sub, Olo, the Board, any committee thereof and/or any of Project Hospitality Parent’s or Olo’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger or any related transaction (including any such claim, demand or proceeding based on allegations that Olo’s entry into the Merger Agreement or the terms and conditions of the Merger Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Board, any member of the board of directors of any of Olo’s subsidiaries or any officer of Olo or any of its subsidiaries), in each case other than any proceeding solely among the parties hereto or their respective affiliates (“Transaction Litigation”) or any demand or proceeding for appraisal of the fair value of any Company Shares pursuant to the DGCL in connection with the Merger Agreement;
10.
any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;

11.	the availability or cost of equity, debt or other financing to Project Hospitality Parent, Merger Sub or the Surviving Corporation;
12.
any failure by Olo to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by Olo or any third parties), any change in Olo’s credit ratings, or any change in the price or trading volume of shares of Class A Common Stock (it being understood that the underlying causes of such failures or changes in this clause may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); or

13.	any matters set forth in the Company Disclosure Schedule.
Except that, with respect to bullets 3, 4, 5, 6 and 9 above, such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent that such Effect has a materially disproportionate adverse effect on Olo and its subsidiaries, taken as a whole, compared to other participants in the industry in which Olo and its subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.
In the Merger Agreement, Olo made customary representations and warranties to Project Hospitality Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and qualification to conduct business with respect to Olo and its subsidiaries;
•	Olo’s requisite corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;
•	the necessary approval of the Board;
•	the requisite vote of Company Stockholders in connection with the Merger Agreement;
•	Olo’s and its subsidiaries’ possession of necessary governmental authorizations;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of any organizational documents of Olo, certain existing contracts of Olo and its subsidiaries, applicable law or order to Olo or its subsidiaries or the resulting creation of any lien upon the properties or assets of Olo or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of Olo as well as the ownership and capital structure of its subsidiaries;

•	the accuracy and completeness of Olo’s SEC filings;
•	Olo’s financial statements and internal controls;
•	the conduct of the business of Olo and its subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since March 31, 2025;
•	the absence of specified undisclosed material liabilities;
•	legal proceedings;
•	Olo’s and its subsidiaries’ compliance with laws since December 31, 2023;
•	sanctions, trade controls and anti-money laundering laws matters in the past three years;
•
the existence, validity and enforceability of specified categories of Olo’s and its subsidiaries’ material contracts, and any notices with respect to violation, termination, material decrease in the amount of business or intent not to renew those material contracts therefrom;

•	tax matters;
•	employee benefit plans;
•	labor and employment matters;
•	insurance matters;
•	environmental matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	information technology systems;
•	real property leased or subleased by Olo and its subsidiaries;
•	data security and privacy matters;
•	payment of fees to brokers in connection with the Merger Agreement;
•	the rendering of Goldman’s fairness opinion to the Board;
•	takeover laws;
•	permits;
•	affiliate party transactions; and
•	information about the Company for inclusion in this Proxy Statement.
In the Merger Agreement, Project Hospitality Parent and Merger Sub made customary representations and warranties to Olo that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to Project Hospitality Parent and Merger Sub;
•	both Project Hospitality Parent’s and Merger Sub’s authority to enter into and perform the Merger Agreement;
•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of Project Hospitality Parent’s and Merger Sub’s organizational documents, existing contracts, applicable law or order or the resulting creation of any lien upon Project Hospitality Parent’s and Merger Sub’s properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Merger Sub;
•	the absence of any required vote or approval of holders of voting interests in Project Hospitality Parent;

•	the absence of legal proceedings and orders;
•	matters with respect to Project Hospitality Parent’s financing and availability of funds;
•	the solvency of Project Hospitality Parent, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing;
•
the absence of agreements (other than those contemplated by the Merger Agreement) between Project Hospitality Parent and Merger Sub or any of their respective affiliates, and members of Olo’s management or directors;

•	the absence of any stockholder or management arrangements related to the Merger;
•	lack of ownership of capital stock of Olo;
•	payment of fees to brokers in connection with the Merger Agreement;
•	information concerning Project Hospitality Parent and Merger Sub for inclusion in this Proxy Statement.
The representations and warranties contained in the Merger Agreement will not survive the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except for matters (1) expressly permitted or contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or the rules or regulations of NYSE or (4) undertaken with the prior written consent of Project Hospitality Parent (which consent will not be unreasonably withheld, conditioned or delayed, and provided that Project Hospitality Parent will be deemed to have consented in writing if it provides no written response within five (5) business days after a written request by Olo for such consent) during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Olo will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:
•	conduct its business in all material respects in the ordinary course, consistent with past practice; and
•	preserve substantially intact its business organization and material business relationships.
In addition, Olo has also agreed that, without limiting the foregoing, except (1) expressly permitted or contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or the rules or regulations of NYSE, or (4) undertaken with the prior written consent of Project Hospitality Parent (which consent will not be unreasonably withheld, conditioned or delayed, and provided that Project Hospitality Parent will be deemed to have consented in writing if it provides no written response within five (5) business days after a written request by Olo for such consent), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Olo will not, and will cause each of its subsidiaries not to, among other things:
•
amend Olo’s certificate of incorporation or by-laws, or amend in a manner materially adverse to Olo, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of its subsidiaries;

•
declare, set aside or pay any dividend or other distribution in respect of, or enter into any agreement with respect to the voting of, any capital stock of Olo or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Olo to its parent;

•
split, combine or reclassify any capital stock of Olo or its subsidiaries, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Olo or of any of its subsidiaries, or purchase, redeem or otherwise acquire any Olo securities or Olo subsidiary securities, except for acquisition of Company Shares by Olo in satisfaction by holders of Olo Stock Options or Olo RSUs (together, “Olo Equity Awards”) that are outstanding on the date of the Merger Agreement of the applicable exercise price or withholding taxes with respect to such Olo Equity Award in accordance with the applicable terms of such Olo Equity Award and the applicable Company Employee Plan (as defined in the Merger Agreement);

•
issue, deliver, sell or grant any Olo securities , other than (a) the issuance of Company Shares upon the exercise of Olo Stock Options or purchase rights under the Company ESPP that are outstanding on the date of the Merger Agreement or pursuant to the terms of Olo RSUs or Olo PSUs that are outstanding as of the date of the Merger Agreement, and, in each case under clause (a), in accordance with and, to the extent required under, the applicable terms of such Olo Stock Options, Olo RSUs and Olo PSUs (the “Company Equity Award”) and the applicable Company Employee Plan, or (b) any Company Securities withheld to cover taxes associated with the exercise of any Olo Stock Option or settlement of any Olo RSU, in each case, that is outstanding on the date of the Merger Agreement and in accordance with the applicable terms of such Olo Equity Award and the applicable Company Employee Plan;
•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of Olo;
•
(A) increase the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to the Olo’s or any of its subsidiaries’ current or former employees, directors, executive officers or other individual service providers, (B) enter into, adopt, amend, modify or terminate any Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a Company Employee Plan if in existence on the date of the Merger Agreement), (C) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of Olo any of its subsidiaries, (D) hire or terminate (other than for cause) the employment or services of any current or former employees, directors, executive officers or other individual service providers of Olo or any of its subsidiaries who has (or upon hire would be expected to have) an annual base compensation in excess of $225,000 (provided that any compensation to new hires shall exclude any severance, change in control, transaction or sale bonuses or equity or equity-based awards (or promises to grant any of the foregoing) and any termination does not trigger any liabilities to Olo or any of its subsidiaries), (E) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Company Equity Awards), (F) make grants under the Company Stock Plans or (G) grant to any current or former employees, directors, executive officers or other individual service providers of Olo or any of its subsidiaries any right to reimbursement, indemnification or payment for taxes incurred under Section 409A or Section 4999 of the Code, in each case, except (x) as required to be made pursuant to the terms of Company Employee Plans set forth in the confidential disclosure letter to the Merger Agreement or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date of the Merger Agreement, and (y) in the case of clause (A), in the ordinary course of business consistent with past practice, market-based increases in base salary or hourly wages (and corresponding target bonus opportunities) for any current or former employees, directors, executive officers or other individual service providers of Olo or any of its subsidiaries with annual base compensation at or below $225,000 and as disclosed in the confidential disclosure letter to the Merger Agreement;

•
acquire or divest any business, assets or capital stock of or to, or make any investment in, any person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger consolidation, or otherwise) other than acquisitions in the ordinary course of business (1) of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets or (2) that, individually or in the aggregate, involve a purchase or sale price of not more than $2,500,000;

•
sell, lease, license, pledge, transfer, subject to any lien, abandon, allow to lapse or otherwise dispose of, assign, abandon, or let lapse or expire any intellectual property owned or purported to be owned by Olo or any of its subsidiaries (“Company Intellectual Property”), material assets or material properties except (1) non-exclusive licenses pursuant to contracts or commitments existing as of the date of the Merger Agreement, (2) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of Olo and its subsidiaries in the ordinary course of business, consistent with past practice, (3) sales of inventory or used equipment in the ordinary course of business, consistent with past practice, or (4) permitted liens;

•
disclose any material confidential information or other trade secret to any person (other than to (i) Project Hospitality Parent and its affiliates, (ii) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions) or (iii) as expressly permitted pursuant to the terms of the Merger Agreement) or disclose, license, release, distribute, escrow or make available, or grant any rights, to any source code;

•	make any material change to Olo’s or any of its subsidiaries’ policies related to personal or personally identifiable information, except as required with applicable law;
•
agree to any covenant limiting the ability of Olo or any of its subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Project Hospitality Parent or any of its affiliates after the Effective Time;

•
change any of the accounting methods, principles or practices used by Olo or any of its subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in Olo’s reports filed with the SEC, except for borrowings under Olo’s current credit facilities in the ordinary course of business and except for intercompany loans between Olo and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Olo, (1) incur, issue or otherwise become liable for additional indebtedness in excess of $1,000,000, (2) modify in a manner materially adverse to Olo or its subsidiaries the terms of any material indebtedness existing as of the date of the Merger Agreement, or (3) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned subsidiary of the Olo) in excess of $1,000,000;

•
amend or terminate any material contract, or enter into any contract that would be a material contract if entered into prior to the date of the Merger Agreement, other than in the ordinary course of business;

•	grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider; in each case, other than in the ordinary course of business;
•	settle, pay, discharge or satisfy any proceeding, other than any proceeding that involves only the payment of monetary damages not in excess of $500,000 individually or $2,000,000 in the aggregate;
•	enter into, amend, extend, negotiate, or terminate any collective barging agreement, contract or other agreement or understanding with any union;
•
implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”) or similar applicable laws, or implicate labor protection payments under any collective bargaining agreement, contract or other agreement or understanding with any union;

•
(i) make, change or revoke any tax election, adopt or change any tax accounting period that could reasonably be expected to give rise to a Material Adverse Effect; (ii) request any ruling from any governmental authority with respect to material taxes of Olo or its subsidiaries, (iii) enter into any closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law); (iv) settle or compromise any material tax liability or agree to an extension or waiver of the statute of limitations with respect to a tax return with respect to material taxes (other than through a customary extension of a tax return);

•
make any loans or advances to any other person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with Olo’s policies related thereto; or (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned subsidiaries of Olo;

•
make any capital expenditures other than capital expenditures (A) not in excess of $1,000,000 individually or $3,000,000 in the aggregate in any 12-month period or (B) as otherwise contemplated by the capital confidential expenditure disclosure schedule to the Merger Agreement made available to Project Hospitality Parent; or

•	authorize, commit or agree to take any of the foregoing actions.
Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the confidentiality agreement between Olo and Thoma Bravo dated as of April 14, 2025 (the “Confidentiality Agreement”) (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit Olo from complying with the provisions of Article 6 of the Merger Agreement. Notwithstanding the foregoing, any person who has previously entered into a confidentiality agreement with Olo relating to a potential acquisition of, or business combination with, Olo will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes under the Merger Agreement.
“Acquisition Proposal” means any offer or proposal from any third party relating to any transaction or series or related transactions involving (1) any acquisition or purchase by, or issuance to, any third party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of Olo, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of outstanding voting or equity securities of Olo, (2) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Olo or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Olo and its subsidiaries, taken as a whole, (3) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Olo or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Olo and its subsidiaries, taken as a whole, (4) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving and Olo, pursuant to which the stockholders of Olo immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (5) any combination of the foregoing.
“Intervening Event” means any fact, event, change, development or circumstance not known or reasonably foreseeable by the Board as of the date of the Merger Agreement (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (x) any Acquisition Proposal or (y) the mere fact, in and of itself, that Olo meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the Company Shares or the credit rating of Olo (it being understood that the underlying cause of any of the foregoing in this clause (y) may be considered and taken into account).
“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of section 6.02 of the Merger Agreement that the Board or any committee thereof determines in good faith (after consultation with Goldman Sachs, or another Company Financial Advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of, and the expected length of time to, closing and the form of consideration (and the risk of fluctuation in the value thereof) and the third party making the Acquisition Proposal, would, if consummated, result in a transaction that is more favorable to the Company’s Stockholders than the Merger (including any revisions to the terms of the Merger Agreement and the Equity Commitment Letter proposed by Project Hospitality Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” will be deemed to be references to “more than 50%” or “less than 50%,” respectively.

Recommendation Changes
As described above, and subject to the provisions described below, the Board has made the recommendation that Company Stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the Board (or any committee thereof) from effecting an Adverse Recommendation Change (as defined below) except as described below.
•	Neither the Board nor any committee thereof, will take any of the following actions (any such action, an “Adverse Recommendation Change”):
•
fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify in any manner adverse to Project Hospitality Parent or Merger Sub, the recommendation that the Company Stockholders adopt the Merger Agreement (the “Olo Recommendation”);

•	adopt, approve, endorse, recommend, or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal;
•	fail to publicly recommend against acceptance of any third party tender offer or exchange offer for Company Shares within ten business days after commencement of such offer;
•
approve or recommend, or publicly propose to approve or recommend, or cause or permit Olo or any of its subsidiaries to execute or enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement);

•
fail to publicly reaffirm the Olo Recommendation within five business days after Project Hospitality Parent so requests in writing (it being understood that Olo will have no obligation to make such reaffirmation on more than three separate occasions or if doing so would be inconsistent with applicable law, including fiduciary duties of the Board (provided Project Hospitality Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed));

•	fail to include the Olo Recommendation herein; or
•	resolve or publicly propose to take any action described in the above.
Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (1) make an Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event and/or (2) cause Olo to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Olo to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement will be entered into promptly following such termination).
•	In the case of a Superior Proposal, (1) no Adverse Recommendation Change may be made and (2) no termination of the Merger Agreement may be made:
•	unless Olo, its subsidiaries and their respective representatives have compiled with their obligations pursuant to the terms of the Merger Agreement with respect to such Superior Proposal;
•
until after the fourth business day following written notice from Olo advising Project Hospitality Parent that the Board or any committee thereof, intends to make an Adverse Recommendation Change and/or terminate the Merger Agreement and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the third party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal will require a new notice, which will require a new notice period of three business days from the later of the end of the original notice period or delivery to Project Hospitality Parent of such new notice of Superior Proposal);

•
unless during such four business day period (or three business day period following an amended proposal), Olo will, and will cause its representatives to, to the extent requested by Project Hospitality Parent, make itself available to negotiate with Project Hospitality Parent in good faith to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter

as would enable the Board or a committee thereof to maintain the Olo Recommendation and not make an Adverse Recommendation Change or terminate the Merger Agreement (including, if requested by Project Hospitality Parent, permitting Project Hospitality Parent to make a presentation to the Board regarding such adjustments); and
•
unless, prior to the expiration of such four business day period (or three business day period following an amended proposal), Project Hospitality Parent does not make a written proposal to adjust the terms and conditions of the Merger Agreement and the Equity Commitment Letter that the Board or committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) to be at least as favorable to Olo’s stockholders as the Superior Proposal from a financial point of view.

•	In the case of an Intervening Event, no Adverse Recommendation Change may be made:
•
until after the fourth business day following written notice from Olo advising Project Hospitality Parent that the Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Board a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (it being understood and agreed that any material modifications or developments with respect to such Intervening Event shall require a new Notice of Intervening Event, which shall require a new notice period of three business days);

•
unless during such four business day period (or three business day period following a material modification or development), Olo will, and will cause its representatives to, to the extent requested by Project Hospitality Parent, make itself available to negotiate with Project Hospitality Parent in good faith to enable Project Hospitality Parent to amend the Merger Agreement or the Equity Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Project Hospitality Parent, permitting Project Hospitality Parent to make a presentation to the Board with respect thereto); and

•
unless, prior to the expiration of such four business day period (or three business day period following a material modification or development), the Board or a committee thereof determines in good faith, taking into consideration any amendments to the Merger Agreement or Equity Commitment Letter proposed in writing by Project Hospitality Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

Project Hospitality Parent and Merger Sub agreed that any proposals to amend the Merger Agreement and/or the Equity Commitment Letter in response to a notice of superior proposal or a notice of intervening event will be made on a confidential basis to the Olo or, if directed by Olo, a Company Financial Advisor. For the avoidance of doubt, delivery of a notice of superior proposal or a notice of intervening event shall not, in and of itself, constitute an Adverse Recommendation Change.
Nothing contained in the Merger Agreement will prohibit Olo from (1) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (2) making any disclosure to the Olo’s stockholders if, in the good faith judgment of the Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or any disclosure requirements under applicable law, or (3) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions will not constitute or be deemed to constitute an Adverse Recommendation Change; provided, that, (x) any such statement or disclosure with respect to the above must be subject to the terms and conditions of the Merger Agreement and will not limit or otherwise affect the obligations of Olo or the Board and the rights of Project Hospitality Parent under the Merger Agreement and (y) nothing in the foregoing will be deemed to permit Olo or Board to effect an Adverse Recommendation Change.
Employee Matters
For a period of twelve months following the Closing Date (or, if shorter, until the date of employment termination of the relevant continuing employee), Project Hospitality Parent will, or will cause the Surviving

Corporation to, provide each employee of Olo or its subsidiaries immediately before the Effective Time who continues employment with Project Hospitality Parent, the Surviving Corporation, or any subsidiary of Project Hospitality Parent or the Surviving Corporation (each a “Continuing Employee”) with: (1) (A) base salary or base hourly rate, as applicable, and (B) target annual cash incentive compensation opportunities (including commissions, but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation), in each case, in an amount that is no less favorable in the aggregate to what was provided to each such Continuing Employee immediately prior to the Closing Date and (2) employee benefits (including health and welfare and defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, severance, equity and equity-based incentive, long-term incentive, retention, change in control and post-retirement health and welfare benefits (collectively, the “Excluded Benefits”)) that are substantially similar to those provided to each such Continuing Employee immediately prior to the Closing Date (excluding the Excluded Benefits) and (3) cash severance benefits no less favorable than the applicable severance benefit plans, programs, policies, agreements or arrangements.
From and after the Effective Time, Project Hospitality Parent will, or will cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit (for purposes of eligibility to participate, vesting of defined contribution retirement benefits, and accrual of vacation entitlement and severance benefits) for service with Olo and its subsidiaries (or predecessor employers to the extent Olo provides such past service credit) under the comparable employee benefit plans, programs, and policies of Project Hospitality Parent or the Surviving Corporation, as applicable, in which such employees become participants to the same extent and for the same purposes such Continuing Employee would have received credit under the analogous Company Employee Plans prior to the Closing; provided, that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits result in a duplication of benefits. As of the Effective Time, Project Hospitality Parent will, or will cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Effective Time, which will not be subject to accrual limits or forfeiture.
From and after the Closing Date, with respect to each benefit plan maintained, or will be maintained after the Closing Date, by Project Hospitality Parent or any of its subsidiaries that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (collectively, the “Parent Benefit Plan”) in which any Continuing Employee is or becomes eligible to participate, Project Hospitality Parent will use commercially reasonable efforts to cause each such Parent Benefit Plan to (1) waive all limitations as to pre-existing and at-work conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding plan of Olo under which such Continuing Employee was a participant immediately prior to commencement of participation in such Parent Benefit Plan and (2) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid and credited in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable corresponding co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year.
From and after the Closing Date, Project Hospitality Parent will honor and cause the Surviving Corporation and their respective subsidiaries to honor, in accordance with its terms, (i) each existing employment, change in control, retention, severance and termination protection plan, policy or agreement, in each case, in effect as of the date of the Merger Agreement, of or between Olo or any of its subsidiaries and any current or former officer, director, or employee of Olo or its subsidiaries and (ii) all vested and accrued benefits under any Olo employee plans.

Conditions to the Closing of the Merger
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:
•	the obtaining of the Stockholder Approval;
•
no governmental authority having jurisdiction over any party to the Merger Agreement will have issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law will have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•
the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act (which waiting period will expire at 11:59 p.m., Eastern Time, on August 18, 2025, unless extended or earlier terminated).

In addition, the obligation of Project Hospitality Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Project Hospitality Parent of each of the following additional condition:
•
the representations and warranties of Olo relating to certain aspects of Olo’s corporate existence and power, corporate authorization, capitalization and brokers’ fees (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) provisions being true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects only as of such earlier date);

•
the representations and warranties of Olo relating to certain aspects of Olo’s capitalization being true and correct in all respects on the date of the Merger Agreement and the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects only as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Olo, Project Hospitality Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•
the other representations and warranties of Olo being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Olo having performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;
•	since July 3, 2025, no Company Material Adverse Effect having occurred; and
•
the receipt by Project Hospitality Parent of a certificate of Olo, signed on behalf of Olo by the Chief Executive Officer or the Chief Financial Officer of Olo, certifying that the foregoing conditions to the obligations of Project Hospitality Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Olo to consummate the Merger is subject to the satisfaction or waiver by Olo of each of the following additional conditions:
•
the representations and warranties of Project Hospitality Parent and Merger Sub set forth in the Merger Agreement being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Project Hospitality Parent’s or Merger Sub’s ability to consummate the Transactions contemplated by the Merger Agreement;

•
Project Hospitality Parent and Merger Sub having each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•
the receipt by Olo of a certificate of Project Hospitality Parent, signed on behalf of Project Hospitality Parent by the Chief Executive Officer or the Chief Financial Officer of Project Hospitality Parent, certifying that the foregoing conditions to the obligations of Olo to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that, for six years after the Effective Time, Project Hospitality Parent will, or Project Hospitality Parent will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Olo’s and its subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of the Merger Agreement. Neither Project Hospitality Parent nor the Surviving Corporation will be obligated to pay annual premiums in excess of 350% of the amount per annum Olo paid pursuant to its most recent renewal prior to the date of the Merger Agreement, and if such premiums for such insurance at any time exceeds such amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium not exceeding such amount.
Olo will use commercially reasonable efforts to obtain “tail” or “runoff” policies if requested in writing by Project Hospitality Parent, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the Transactions contemplated by the Merger Agreement.
From and after the Effective Time for six years, each of Project Hospitality Parent and the Surviving Corporation will, to the fullest extent permitted by the organizational documents of Olo and its subsidiaries in effect as of the date of the Merger Agreement and any indemnification agreement in effect as of the date of the Merger Agreement between Olo and any Indemnified Party (as defined below): (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Olo or its subsidiaries (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which will be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of Olo or any subsidiary of Olo or otherwise in connection with any action taken or not taken at the request of Olo or its subsidiaries or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of Olo, in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time; and (ii) fulfill and honor in all respects the obligations of Olo pursuant to: (x) each indemnification agreement in effect as of the date of the Merger Agreement between Olo and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of Olo as in effect on the date of the Merger Agreement; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim. Project Hospitality Parent will pay all expenses, including reasonable attorneys’ fees and expenses (which will be advanced as they are accrued), that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under the Merger Agreement. If Project Hospitality Parent or the Surviving Corporation fail to comply with the forgoing obligations and an Indemnified Party commences a suit which results in a determination that Project Hospitality Parent or the Surviving Corporation failed to comply with such obligation, Project Hospitality Parent will pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.
During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Project Hospitality Parent will cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of Olo as of the date of the Merger Agreement.
In addition, if Project Hospitality Parent, Surviving Corporation or any of its successors or assigns (1) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers or conveys all or substantially all of its properties and assets to any person, then the successors and assigns of Project Hospitality Parent or the Surviving Corporation, as the case may be, will assume the above obligations.
For more information, please see “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger” beginning on page 60 of this proxy statement.
Other Covenants
Regulatory Efforts
Olo and Project Hospitality Parent will use their respective reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from Governmental Authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Olo will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Project Hospitality Parent and is conditioned and effective only upon the Closing), and (iii) the execution of and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.
Additionally, each of Olo and Project Hospitality Parent will:
•
file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement no event later than July 23, 2025 and use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act;

•
promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust laws (to the extent required);

•
as promptly as reasonably practicable provide such information as may reasonably be requested by the U.S. DOJ or the FTC under the HSR Act or by any other Governmental Authority under applicable antitrust laws in connection with the Merger and the other Transactions contemplated by the Merger Agreement, as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period;

•
use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other Transactions contemplated by the Merger Agreement;

•
promptly take all reasonable actions and steps requested or required by any governmental authority as a condition to granting any consent, permit, authorization, waiver, clearance and approvals, and to cause the prompt expiration or termination of any applicable waiting period and to resolve such objections, if any, as the FTC and the DOJ, or other governmental authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the Merger and the other transactions contemplated by the Merger Agreement;

provided that Project Hospitality Parent, Olo and its subsidiaries will only be required to take or commit to take any such action or agree to any such condition or restriction, if such action, commitment agreement, condition or restriction is binding on Project Hospitality Parent, Olo or its subsidiaries, only in the event the Closing occurs.
Project Hospitality Parent will pay all filing fees under the HSR Act and other applicable antitrust laws, and Olo is not required to pay any fees or other payments to any governmental authority in connection with any filings under the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other Transactions contemplated by the Merger Agreement.
Transaction Litigation
Each of Olo, on the one hand, and Project Hospitality Parent, on the other hand, will as promptly as reasonably practicable notify the other party in writing of, and will give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation, including keeping the other party apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which Olo or Project Hospitality Parent, as the case may be, shall consider in good faith, but the other party will not be afforded decision making power of authority. Notwithstanding the foregoing, Olo will not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Project Hospitality Parent (which will not to be unreasonably withheld, conditioned or delayed).
Termination of the Merger Agreement
The Merger Agreement may only be validly terminated at any time prior to the Closing:
•	by mutual written agreement of Project Hospitality Parent and Olo (notwithstanding the Stockholder Approval);
•	by either Olo or Project Hospitality Parent, upon written notice:
○
if the Closing Date has not occurred on or before January 3, 2026 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”); provided, that if the condition relating to regulatory approvals or the condition relating to the absence of a law, order or injunction prohibiting the Merger (as it relates to any antitrust law), have not been satisfied or are capable of being satisfied by the End Date, then the End Date will be automatically extended until April 3, 2026; and provided further that the right to terminate the Merger Agreement by Project Hospitality Parent or Olo if the Closing has not occurred on or before the End Date, will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

○
if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions contemplated by the Merger Agreement and such permanent prohibition will have become final and non-appealable (notwithstanding the Stockholder Approval); provided, however, that the party seeking to terminate the Merger Agreement will have used its reasonable best efforts to have such order lifted if and to the extent required; and provided further that the right to terminate the Merger Agreement will not be available to any party whose material breach has been the proximate cause of, or has proximately resulted in, the issuance or continuing existence of any such permanent order or other action; or

○
if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof); provided, that the right to terminate the Merger Agreement will not be available to any party whose material breach has been the proximate cause of, or has proximately resulted in, the failure to obtain the Stockholder Approval.

•	by Olo:
○	if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Project Hospitality Parent or Merger Sub, in either case which (1) would cause any of the conditions to the obligations of Olo not to be satisfied and (2) such breach has not been cured prior to the earlier of the End Date or the 30th day following Olo’s delivery of written notice describing such breach to Project Hospitality Parent; provided, however, Olo will not be entitled to terminate the Merger Agreement if Olo is in breach of its obligations under the Merger Agreement such that Olo is entitled to terminate the Merger Agreement for such breach;
○
at any time prior to receipt of the Stockholder Approval, in order for Olo to enter into a definitive agreement with respect to a Superior Proposal; provided, that prior to, or substantially concurrently with, such termination Olo pays the Company Termination Fee; provided, further, that Olo will not be entitled to terminate the Merger Agreement unless Olo has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•	by Project Hospitality Parent:
○
if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Olo which (1) would cause any of the conditions to the obligations of Project Hospitality Parent and Merger Sub not to be satisfied and (2) such breach has not been cured prior to the earlier of the End Date or the 30th day following Project Hospitality Parent’s delivery of written notice describing such breach to Project Hospitality Parent; provided, however, Project Hospitality Parent will not be entitled to terminate the Merger Agreement if Project Hospitality Parent is in breach of its obligations under the Merger Agreement such that Olo is entitled to terminate the Merger Agreement for such breach; or

○	at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change.
Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Olo will be required to pay the termination fee of $73,725,000 (the “Company Termination Fee”); provided that, if Olo receives a Superior Proposal following the date of the Merger Agreement, and Project Hospitality Parent subsequently provides a written proposal to the Board that includes an increase to the Merger Consideration in response to such Superior Proposal in accordance with Section 6.03, the Company Termination Fee will automatically increase to an amount that is 3.75% of the aggregate implied equity value of Olo based on such revised Merger Consideration proposed by Project Hospitality Parent.
Olo must pay the Company Termination Fee if:
•
the Merger Agreement is terminated by Project Hospitality Parent at any time prior to receipt of the Stockholder Approval because (1) the Board or any committee thereof has effected an Adverse Recommendation Change or (2) Olo has committed a material breach of the provisions of the Merger Agreement relating to the Solicitation of Other Offers and Recommendation Changes as described above;

•	the Merger Agreement is terminated by Olo at any time prior to receipt of the Stockholder Approval in order for Olo to enter into a definitive agreement with respect to a Superior Proposal; or
•
the Merger Agreement is terminated (1) by either Project Hospitality Parent or Olo because the Closing Date has not occurred on or before the End Date, (2) by either Project Hospitality Parent or Olo because the Stockholder Approval has not been obtained at the Special Meeting by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting, or (3) by Project Hospitality Parent because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Olo and (A) after the date of the Merger Agreement, an Acquisition Proposal is made directly to Olo stockholders or is otherwise publicly disclosed and, in each case, not publicly withdrawn before termination of the Merger Agreement and (B) within twelve months after the date of such termination, Olo enters into a definitive agreement in respect of an Acquisition Proposal, which Acquisition Proposal is subsequently consummated (provided that for purposes of this determination, each reference to “20% or more” or “80% or less” in the definition of Acquisition Proposal will be deemed to be references to “more than 50%” or “less than 50%,” respectively).

Olo will pay to Project Hospitality Parent the Company Termination Fee (1) in the case of the first bullet, within two business days after such termination, (2) in the case of the second bullet, substantially concurrently with the termination (or no later than the next business day if such termination occurs on a day that is not a business day), and (3) in the case of the third bullet, substantially concurrently with the consummation of such Acquisition Proposal.
Specific Performance
The parties to the Merger Agreement are entitled, in addition to any remedy to which they are entitled under the Merger Agreement, to an injunction from a court of competent jurisdiction to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, without bond or other security being required.
Limitations of Liability
In the event that Project Hospitality Parent will receive full payment of the Company Termination Fee, Olo will have no further liability, whether pursuant to a claim at law or in equity, to Project Hospitality Parent, Merger Sub or any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the Transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Project Hospitality Parent, Merger Sub or any of their respective affiliates or any other person will be entitled to bring or maintain any proceeding against Olo or any of its stockholders, directors, officers, employees, affiliates, advisors, agents or other representatives for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the Transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.
Fees and Expenses
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement.
Amendment and Waiver
Any provision of the Merger Agreement may be may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of Olo’s stockholders, no such amendment or waiver will be made or given after the Stockholder Approvals that requires the approval of the stockholders of Olo under the DGCL unless the required further approval is obtained.
Governing Law
The Merger Agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS
Concurrently with the execution and delivery of the Merger Agreement on July 3, 2025, and as a condition and inducement to Project Hospitality Parent’s and Olo’s willingness to enter into the Merger Agreement, the Supporting Stockholders entered into the Support Agreements with Project Hospitality Parent and Olo. As of July 3, 2025, the Supporting Stockholders beneficially owned, collectively, approximately 78.5%, collectively, of the outstanding voting power of Company Shares.
Pursuant to the Support Agreements, each of the Supporting Stockholders agreed, until the earlier to occur of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms, among other things, (1) to vote (or cause its controlled affiliates to vote) all Company Shares owned by them (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, (ii) in favor of the approval of any proposal to adjourn or postpone a meeting of the Company stockholders to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held, and (iii) against (a) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition to the Closing set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement, (b) any Acquisition Proposal (as defined in the Support Agreements) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere or materially and adversely affect the consummation of the Merger and the other transactions contemplated thereby, (2) not to transfer their Company Shares prior to the termination of the Support Agreements (unless to certain permitted affiliates), and (3) to waive the right to exercise any and all appraisal rights under Section 262 of the DGCL (including by taking all actions necessary to opt out of any class in any class action claim) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of the Support Agreements or the Merger Agreement (including any claim seeking to enjoin or delay the Closing (as defined in the Support Agreements)) or alleging a breach of any duty of the Board, Project Hospitality Parent or Merger Sub in connection with the Merger Agreement, the Support Agreements or the transactions contemplated thereby.
The Support Agreements will terminate at the earliest of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, or (3) any amendment to the Merger Agreement that reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to the Merger Agreement in accordance with the terms thereof. In addition, each Supporting Stockholder acknowledged and agreed to the termination of the Amended and Restated Investors’ Rights Agreement, dated April 28, 2020 (including any provisions that would otherwise survive termination), effective immediately prior to or at, and contingent upon, the Effective Time.
Pursuant to the Support Agreements, each party to the Support Agreements, will be entitled to an injunction, specific performance of the terms of the Support Agreements and other equitable relief to prevent breaches of the Support Agreements by any other party to the Support Agreements. The Support Agreements are governed by Delaware law. The venue for disputes relating to the Support Agreements are the Chosen Courts (as defined in the Merger Agreement).

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL
The Merger Proposal
We are asking Company Stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 76 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 32 of this proxy statement.
Vote Required
As described under “The Merger—Recommendation of the Olo Board of Directors and Reasons for the Merger” beginning on page 46 of this proxy statement, after considering various factors described in such section, the Board unanimously (1) determined that the Merger Agreement and the Transactions are in the best interests of Olo and the holders of Company Shares, and declared it advisable to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolved to recommend that holders of Company Shares adopt the Merger Agreement and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting.
Approval of the Merger Proposal requires the Merger Proposal Votes as of the close of business on the Record Date. Each share of our Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote and ten votes for each share, respectively, at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.
Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS MERGER-RELATED COMPENSATION
The Compensation Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Olo is providing its stockholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the Merger, as described in the table entitled “Quantification of Potential Payments and Benefits to Olo’s Named Executive Officers in Connection with the Merger” under “The Merger—Interests of the Directors and Executive Officers of Olo in the Merger.”
The Board unanimously recommends that the Company Stockholders approve the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Olo’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled “The Merger —Interests of the Directors and Executive Officers of Olo in the Merger—Quantification of Potential Payments and Benefits to Olo’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”
Vote Required
The Compensation Proposal is a vote separate and apart from the Merger Proposal. Accordingly, you may vote to approve and adopt the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. Because the Compensation Proposal is advisory only, it will not be binding on either of Olo or Project Hospitality Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote on the Compensation Proposal.
The above approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy at the Special Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the Compensation Proposal. Each share of our Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote and ten votes for each share, respectively, at the Special Meeting. Accordingly, Company Shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have no effect on the outcome of the Compensation Proposal.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” Our Bylaws provide any meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the Company Shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. We may adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal.
Notwithstanding the foregoing, Olo’s right to adjourn or postpone the Special Meeting, and the number of times that Olo may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement.
If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Olo does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.
The Board believes that it is in the best interests of Olo and our stockholders to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Vote Required
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. Each share of our Class A Common Stock and Class B Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote and ten votes for each share, respectively, at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Company Stockholder fails to vote on the Adjournment Proposal, it will have no effect on the Adjournment Proposal. If a Company Stockholder abstains from voting on the Adjournment Proposal, it will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA
Olo’s Class A Common Stock is listed on the NYSE under the symbol “OLO.” There is no public trading market for our Class B Common Stock.
As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Class A Common Stock issued and outstanding held by approximately [•] stockholders of record and [•] shares of Class B Common Stock issued and outstanding held by approximately [•] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.
We have never declared or paid any cash dividends on the Company Shares, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Project Hospitality Parent, any cash dividends on our capital stock. On July 2, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Class A Common Stock as reported on the NYSE were $8.93 and $8.70 per share, respectively.
On [•], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of our Class A Common Stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for Company Shares.
Upon the consummation of the Merger, there will be no further market for our Class A Common Stock and, as promptly as practicable thereafter, our Class A Common Stock will cease trading on and be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of the Company Shares on July 15, 2025, for:
•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person or entity known by us to be beneficial owners of more than 5% of our Class A Common Stock or Class B Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 120,466,495 shares of Class A common stock and 48,653,295 shares of Class B common stock outstanding as of July 15, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to (i) options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of July 15, 2025, and (ii) RSUs and PSUs for which the service-based vesting conditions have been satisfied or would be satisfied within 60 days of July 15, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Olo Inc., 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007.

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number of Shares	%	Number of Shares	%	% of Total Voting Power
5% Stockholders
Entities associated with The Raine Group(1)	3,209,426	2.7%	29,420,439	60.5%	49.0%
Entities associated with Raqtinda Investments(2)	—	—	13,157,966	27.0%	21.7%
Entities associated with FMR LLC(3)	14,308,019.95	11.9%	—	—	2.4%
Brown Capital Management(4)	7,006,341	5.8%	—	—	1.2%
The Vanguard Group(5)	14,273,513	11.8%	—	—	2.4%
BlackRock, Inc.(6)	8,247,853	6.8%	—	—	1.4%
Directors and Named Executive Officers
Noah H. Glass(7)	458,965	*	13,393,403	23.4%	19.4%
David Cancel(8)	82,123	*	—	—	*
Brandon Gardner(1)(9)	3,312,566	2.7%	29,420,439	60.5%	49.0%
David Frankel(2)(10)	102,727	*	13,157,966	27.0%	21.7%
Daniel Meyer(11)	929,354	*	—	—	*
Colin Neville(1)(12)	3,315,516	2.8%	29,420,439	60.5%	49.0%
Linda Rottenberg(13)	95,920	*	1,130,398	2.3%	1.8%
Zuhairah Washington(14)	47,162	*	201,563	*	*
Lee Kirkpatrick(15)	405,974	*	—	—	*
Peter Benevides(16)	467,411	*	946,288	1.9%	1.6%
Joanna Lambert(17)	349,269	*	—	—	*
Robert Morvillo(18)	127,584	*	—	—	*
Diego Panama(19)	100,750	*	—	—	*
All current executive officers and directors as a group (14 persons)(20)	6,593,404	5.5%	58,250,057	97.7%	82.2%

*	Less than 1%.
†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share.

(1)
Consists of 29,420,439 shares of Class B common stock held by RPII Order LLC, 2,800,000 shares of Class A common stock held by RPII Order LLC, and 409,426 shares of Class A common stock held by Raine Associates II LP. RPII Order LLC, Raine Partners II LP, and Raine Capital LLC have shared voting and dispositive power over 29,420,439 shares of Class B common stock and 2,800,000 shares of Class A common stock. Raine Associates II LP, Raine Management LLC, The Raine Group LLC, and Raine Holdings LLC have shared voting and dispositive power over 32,548,877 shares of Class A and Class B common stock. The sole member of RPII Order LLC is Raine Partners II LP, a private equity fund managed by Raine Capital LLC, an SEC-registered Investment Advisor and subsidiary of The Raine Group LLC. The Investment Committee members of Raine Partners II LP who share voting and dispositive power with respect to such shares are Jeffrey A. Sine, Joseph Ravitch, Brandon W. Gardner, John Salter, and Deborah Mei. The address of RPII Order LLC is 65 East 55th Street, 24th Floor, New York, NY 10022.

(2)
Consists of 13,157,966 shares of Class B common stock held by Raqtinda Investments LLC. Raqtinda Investments LLC has shared voting and dispositive power over 13,157,966 shares of Class B common stock. David Frankel, along with Peter Rosenberg, has shared voting and dispositive power over 13,157,966 shares of Class B common stock. Raqtinda Investments LLC is managed by Peter Rosenberg and David Frankel. The Raqtinda Trust is a member of Raqtinda Investments LLC. Peter Rosenberg and Tracey Nicole Frankel are trustees of the Raqtinda Trust and David Frankel is the Grantor of the Raqtinda Trust. The address of Raqtinda Investments LLC is c/o Stonehage Fleming US LLC, One Liberty Place, 1700 Market Street, Suite 3010, Philadelphia, PA 19103. The information reported is based on a Schedule 13G/A filed with the SEC on February 6, 2024.

(3)
Consists of 14,308,019.95 shares of Class A common stock beneficially owned by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has sole voting power over 14,305,277 shares of Class A common stock. FMR and Abigail P. Johnson share sole dispositive power over 14,308,019.95 shares of Class A common stock. The business address of FMR and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210. The information reported is based on a Schedule 13G filed with the SEC on June 5, 2025.

(4)
Consists of 7,006,341 shares of Class A common stock held by Brown Capital Management, LLC, a registered investment advisor (“Brown Capital”). Brown Capital has sole voting power over 3,242,475 shares of Class A common stock and sole dispositive power over 7,006,341 shares of Class A common stock. The business address of Brown Capital is 1201 N. Calvert Street, Baltimore, MD 21202. The information reported is based on a Schedule 13G filed with the SEC on May 15, 2025.

(5)
Consists of 14,273,513 shares of Class A common stock held by The Vanguard Group, a registered investment advisor (“Vanguard”). Vanguard has shared voting power over 126,092 shares of Class A common stock, sole dispositive power over 14,051,332 shares of Class A common stock and shared dispositive power over 222,181 shares of Class A common stock. The business address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355. The information reported is based on a Schedule 13G/A filed with the SEC on November 12, 2024.

(6)
Consists of 8,247,853 shares of Class A common stock held by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 8,100,187 shares of Class A common stock and sole dispositive power over 8,247,853 shares of Class A common stock. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001. The information reported is based on a Schedule 13G filed with the SEC on April 23, 2025.

(7)
Consists of (i) 190,847 shares of Class A common stock held directly by Mr. Glass, (ii) 1,118,400 shares of Class B common stock held directly by Mr. Glass, (iii) 268,118 shares of Class A common stock issuable upon the exercise of options held by Mr. Glass within 60 days of July 15, 2025, (iv) 8,670,408 shares of Class B common stock issuable upon the exercise of options held by Mr. Glass within 60 days of July 15, 2025, and (v) 3,604,595 shares of Class B common stock held by the Glass Family Trust (the “Trust”). Mr. Glass’ spouse is a trustee of the Trust and holds voting and dispositive power over the shares.

(8)	Consists of 82,123 shares of Class A common stock held directly by Mr. Cancel.
(9)	Consists of 97,140 shares of Class A common stock held directly and 6,000 shares of Class A common stock held by a family member of Mr. Gardner.
(10)	Consists of 102,727 shares of Class A common stock held directly by Mr. Frankel.
(11)
Consists of (i) 104,809 shares of Class A common stock held directly by Mr. Meyer, (ii) 6,000 shares of Class A common stock held by the child of Mr. Meyer, (iii) 470,275 shares of Class A common stock held by the Daniel H. Meyer Investment Trust d/t/d 5/15/92 of which Mr. Meyer is the grantor, trustee, and beneficiary, and (iv) 348,270 shares of Class A common stock held by the DHM 2012 Gift Trust of which Mr. Meyer’s spouse is a co-trustee and beneficiary.

(12)	Consists of 106,090 shares of Class A common stock held directly by Mr. Neville.
(13)
Consists of (i) 93,920 shares of Class A common stock held by Ms. Rottenberg, (ii) 2,000 shares of Class A common stock held by her spouse, and (iii) 1,130,398 shares of Class B common stock issuable upon the exercise of options held by Ms. Rottenberg within 60 days of July 15, 2025.

(14)
Consists of (i) 47,162 shares of Class A common stock held by Ms. Washington and (ii) 201,563 shares of Class B common stock issuable upon the exercise of options held by Ms. Washington within 60 days of July 15, 2025.

(15)
Consists of (i) 66,926 shares of Class A common stock held directly by Mr. Kirkpatrick, (ii) 259,048 shares of Class A common stock held by The Kirkpatrick Family Trust d/t/d 9/2/1999 of which Mr. Kirkpatrick and his spouse are the co-settlors and co-trustees, and (iii) 80,000 shares of Class A common stock held by The Kirkpatrick Family Delaware Dynasty Trust d/t/d 10/20/2021 of which Mr. Kirkpatrick is the investment advisor and designated representative, and Mr. Kirkpatrick’s spouse is the grantor and trust protector.

(16)
Consists of (i) 330,465 shares of Class A common stock held directly by Mr. Benevides, (ii) 136,946 shares of Class A common stock issuable upon the exercise of options held by Mr. Benevides within 60 days of July 15, 2025, and (iii) 946,288 shares of Class B common stock issuable upon the exercise of options held by Mr. Benevides within 60 days of July 15, 2025.

(17)	Consists of 349,269 shares of Class A common stock held directly by Ms. Lambert.
(18)	Consists of 127,584 shares of Class A common stock held directly by Mr. Morvillo.
(19)
Consists of 100,750 shares of Class A common stock held directly by Mr. Panama. As previously disclosed, Mr. Panama departed Olo effective December 31, 2024 and continued to provide advisory services on an as-needed basis through March 31, 2025.

(20)
Consists of (i) 6,195,944 shares of Class A common stock, (ii) 47,301,400 shares of Class B common stock, (iii) 405,604 shares of Class A common stock issuable upon the exercise of options within 60 days of July 15, 2025, and (iv) 10,948,657 shares of Class B common stock issuable upon the exercise of options within 60 days of July 15, 2025.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.
We intend to hold an annual meeting of stockholders in 2026 only if the Merger is not consummated.
Proposals of stockholders intended to be presented at the 2026 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than December 25, 2025 in order to be included in the proxy statement and form of proxy relating to that meeting. Rule 14a-8 proposals must be delivered by mail to our principal executive offices at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attention: Corporate Secretary and we also encourage you to supplementally submit any such proposals via email to Legal@olo.com.
Pursuant to our Bylaws, if you wish to submit a proposal (including a director nomination) at the 2026 annual meeting of stockholders that is not to be included in our proxy materials next year, we must receive notice no later than the close of business on March 14, 2026, nor earlier than the close of business on February 12, 2026. However, if the date of our 2026 annual meeting of stockholders is not held between May 13, 2026 and July 12, 2026, to be timely, notice by the stockholder must be received (i) not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and (ii) not later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Additionally, to comply with universal proxy rules, if you intend to solicit proxies in support of director nominees other than our director nominees in accordance with Rule 14a-19 under the Exchange Act, you must provide notice to the Corporate Secretary at the address no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than April 13, 2026 for the 2026 annual meeting of stockholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The following Olo filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•	Olo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;
•	Olo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;
•
Olo’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025 (other than the portions that are not required to be incorporated by reference into Olo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024); and

•	Olo’s Current Reports on Form 8-K filed with the SEC on January 21, 2025, June 18, 2025, and July 3, 2025.
We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Stockholders may obtain free copies of the documents filed with the SEC by Olo through the SEC’s website, www.sec.gov, or through the “Investors” section of our website, investors.olo.com, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.
You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:
Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, New York 10007
(212) 260-0895
InvestorRelations@olo.com
Attention: Investor Relations
If you would like to request documents from us, please do so by [•], 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS
Olo has supplied all information relating to Olo, and Project Hospitality Parent has supplied, and Olo has not independently verified, all of the information relating to Project Hospitality Parent and Merger Sub contained in “Summary—The Companies” beginning on page 11 of this proxy statement and “The Companies” beginning on page 25 of this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

OLO INC.,

PROJECT HOSPITALITY PARENT, LLC

and

PROJECT HOSPITALITY MERGER SUB, INC.

July 3, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated July 3, 2025, is entered into by and among Olo Inc., a Delaware corporation (the “Company”), Project Hospitality Parent, LLC, a Delaware limited liability company (“Parent”), and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to each party’s willingness to enter into this Agreement, (i) Thoma Bravo Discover Fund IV, L.P., a Delaware limited partnership (the “Equity Investor”) is entering into an equity financing commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Equity Investor has committed, subject to the terms and conditions therein, to (a) invest in Parent the amounts set forth therein, and (b) guarantee in favor of the Company certain payment obligations of Parent and Merger Sub under this Agreement;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting;
WHEREAS, the board of managers of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;
WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub;
WHEREAS, substantially concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company stockholders (the “Supporting Stockholders”) have entered into support agreements with the Company, Parent and Merger Sub, substantially in the form attached hereto as Exhibit C, pursuant to which, among other things, the Supporting Stockholders have agreed to vote in favor of the transaction contemplated by this Agreement (the “Support Agreements”); and
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Definitions.
(a) As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit the Company from complying with the provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a potential acquisition of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes under this Agreement.
“Acquisition Proposal” means any offer or proposal from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by, or issuance to, any Third Party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, provided that, the Supporting Stockholders shall not be deemed to be an “Affiliate” of the Company or any of its Subsidiaries.
“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate Option Payments, plus the aggregate Vested RSU Payments, plus the aggregate Vested PSU Payments.
“Anti-Money Laundering Laws” means the applicable anti-money laundering statutes, and the regulations thereunder, of any jurisdiction in which the Company or any of its Subsidiaries conducts business or is located, including, without limitation, the US Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001 (as amended and updated) and their implementing regulations.
“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.
“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by Applicable Law to close.
“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025.

“Company Balance Sheet Date” means March 31, 2025.
“Company Board” means the Board of Directors of the Company.
“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.
“Company Employee Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) each employment, severance, retention or change in control contract, plan, arrangement, or policy and (iii) each other material plan or arrangement providing for compensation (including variable cash compensation and commissions), bonuses, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, severance benefits, and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits), other than any such offer letter that is substantially similar to the form of offer letter Made Available to Parent and terminable “at will” (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment, and other than any such contract, plan, arrangement, or policy that is statutorily mandated and exclusively maintained by a Governmental Authority in a non-U.S. jurisdiction, which, in each case of clauses (i) through (iii), is maintained, administered or contributed to by the Company or any Subsidiary of the Company for the benefit of any current or former employee, director, or consultant of the Company or any Subsidiary of the Company or for which the Company or any Subsidiary of the Company has any current or contingent liability or obligation.
“Company Equity Awards” means the Company Stock Options, the Company RSUs and the Company PSUs.
“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Company Financial Advisor” means Goldman Sachs & Co. LLC (“Goldman Sachs”) or another independent financial advisor of nationally recognized reputation.
“Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect (each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(A) the negotiation, execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any litigation or any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, Governmental Authorities or other Third Parties related thereto (provided that this clause (A) shall not apply to any representation or warranty set forth in Section 4.03 or Section 4.04));
(B) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates, including any communication by any of them regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees;
(C) any change in economic, market, business, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;
(D) general conditions in any industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;
(E) any changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);
(F) (a) any changes or proposed changes in Applicable Law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby or (b) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;
(G) the taking of any action, or refraining from taking any action, in each case at the written direction of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their Affiliates;
(H) any Transaction Litigation or any demand or Proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
(I) any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;
(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation;
(K) any failure by the Company to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of Class A Common Stock (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); or
(L) any matters set forth in the Company Disclosure Schedule;
provided that in the case of clauses (C), (D), (E), (F) and (I), such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.
“Company PSU” means each restricted stock unit granted under any Company Stock Plans or otherwise whose vesting as of immediately prior to the Effective Time is conditioned in full or in part based on achievement of performance-based goals or metrics.
“Company Return” means any income or other material Tax Return of the Company or any of its Subsidiaries.
“Company RSU” means each restricted stock unit granted under any Company Stock Plans or otherwise whose vesting as of immediately prior to the Effective Time is conditioned solely on service-based vesting conditions.

“Company Stock Option” means each option to purchase shares of Company Common Stock outstanding under any Company Stock Plan or otherwise.
“Company Stock Plans” means the Company’s 2021 Equity Incentive Plan, the Company’s 2015 Equity Incentive Plan and the Company’s 2005 Equity Incentive Plan, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Company Termination Fee” means an amount equal to $73,725,000; provided that, if the Company receives a Superior Proposal following the date hereof, and Parent subsequently provides a written proposal to the Company Board that includes an increase to the Merger Consideration in response to such Superior Proposal in accordance with Section 6.03, the “Company Termination Fee” shall automatically increase to an amount that is 3.75% of the aggregate implied equity value of the Company based on such revised Merger Consideration proposed by Parent.
“Contract” means any legally binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.
“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.
“Damages Commitment” means the “Damages Commitment” as set forth in the Equity Commitment Letter.
“Environmental Law” means any Applicable Law concerning pollution, human health or safety or protection of the natural environment, including any such Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Substance.
“Environmental Permits” means any Governmental Authorizations issued under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any entity that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.
“Ex-Im Laws” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and orders of any Governmental Authority relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection and the EU Dual Use Regulation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Governmental Authorizations” means, with respect to any Person, all licenses, registrations, qualifications, clearances, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material, per- and polyfluoroalkyl substances, or polychlorinated biphenyl, as listed or regulated under any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“In-the-Money Company Stock Option” means any Company Stock Option (whether vested or unvested) that is outstanding and unexercised as of immediately prior to the Effective Time and that has a per share exercise price that is less than the Merger Consideration.
“Indebtedness” means, as to the Company and its Subsidiaries, without duplication, all (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes or debentures, (iii) indebtedness of the Company and its Subsidiaries evidenced by letters of credit to the extent drawn and not cash collateralized, (iv) obligations of the Company or any of its Subsidiaries under leases required to be capitalized under GAAP (but excluding the effects of Financial Accounting Standards Board Accounting Standard Codification 842), (v) obligations of the Company or any of its Subsidiaries in respect of interest rate and currency obligation swaps and hedging arrangements, in each case, calculated as if the applicable swap or hedging arrangement was terminated at the Effective Time, (vi) liabilities related to the deferred purchase price of property or services (including any earn-outs, contingent payments, seller notes or other similar obligations), and (vii) obligations of the Company or any of its Subsidiaries to guarantee the types of payment obligations set forth in clauses (i) through (iii) above on behalf of any Person other than the Company or its Subsidiaries; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement and for clarification, Indebtedness shall not include (A) any letters of credit to the extent not drawn (or otherwise cash collateralized), (B) surety bonds, performance bonds or other bonds to the extent not drawn (or otherwise cash collateralized), (C) any intercompany indebtedness among the Company and its Subsidiaries (including between Subsidiaries), (D) deferred rent arising from free rental periods at the beginning of any lease, (E) any prepaid amounts, customer deposits or deferred revenue, (F) trade payables or other current liabilities in the ordinary course of business, (G) obligations under operating leases, (H) any fees, costs and expenses to the extent incurred by or at the written direction of Parent or Merger Sub relating to Parent’s, Merger Sub’s or any of their respective Affiliates’ financing (including, without limitation, the Equity Financing or any Debt Financing) for the transactions contemplated by this Agreement or any other liabilities or obligations incurred by Parent, Merger Sub or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or otherwise, (I) short-term deferred revenues, (J) any Taxes, (K) obligations arising under revenue sharing agreements or conditional sale obligations or (L) any fees, costs and expenses incurred pursuant to Section 6.17.
“Knowledge of the Company” means the actual knowledge of each of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule assuming reasonable inquiry of such individual’s direct reports primarily responsible for such matters.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.
“Made Available” means that such information, document or material was: (i) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (ii) delivered to Parent or Parent’s Representatives in hard copy form or via ShareFile or similar service prior to the Execution of this Agreement; or (iii) made available for review by Parent or Parent’s Representatives prior to the execution of this Agreement in the “Project Black” virtual data room hosted by Intralinks and maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.
“Member Bank” means a depository institution that (i) as a member of a Payment Network, is authorized by such Payment Network to enter, initiate, or receive transactions into (or from) such Payment Network’s authorization and settlement systems or (ii) provides deposit or custody accounts that facilitate the transactions contemplated in clause (i) above or otherwise holds funds to facilitate the issuance and settlement of checks or similar payment instruments on behalf of the Company or any of its Subsidiaries, any customers of the Company or any of its Subsidiaries or other third parties.
“NYSE” means the New York Stock Exchange.
“Out-of-the-Money Company Stock Option” means any Company Stock Option (whether vested or unvested) that is outstanding and unexercised as of immediately prior to the Effective Time and that has a per share exercise price equal to or greater than the Merger Consideration.
“Order” means, with respect to any Person, any order, injunction, judgment, decree, or ruling enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator of competent jurisdiction that is binding upon or applicable to such Person or its property.
“Parent Material Adverse Effect” means any event, change, occurrence, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent the consummation of the Merger and the other transactions contemplated by this Agreement.
“Payment Network” means Mastercard International, Incorporated (including its subsidiaries), Visa Inc. (including its subsidiaries), Discover Financial Services, LLC, American Express, National Automated Clearinghouse Association (NACHA), and any other card association, application, ledger or exchange that facilitates holding or transferring funds, electronic payments or funds transfer network, or similar organization or association having clearing or oversight responsibilities.
“Payment Network Rules” means the rules, regulations, bylaws, guidelines, standards, policies, manuals, or procedures or published written guidance or requirements of, or applicable to, any Payment Network, including with respect to the processing or handling of payment information or collection, settlement, processing or remittance of electronic payments or funds transfers.
“Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.
“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and for which appropriate reserves have been established by the Company in accordance with GAAP, (iii) customary interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors, (iv) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens imposed by any applicable loan agreements or indentures, (x) Liens that do not materially adversely affect the use of or impair the value of the asset or property subject to such Liens, (xi) any Lien incurred in the ordinary course of business since the Company Balance Sheet Date, (xii) any Liens that would be discharged or released at or prior to the Closing, and (xiii) any Lien securing capital lease obligations or purchase money debt.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Proceeding” means any suit, charge, complaint, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

“Processor” means any Person authorized by a Payment Network to provide credit, debit, funds transfer or other electronic payment processing services to the Company or any of its Subsidiaries or on behalf of the Company or any of its Subsidiaries to customers of the Company or its Subsidiaries.
“Purchase Period” means the “purchase period” set forth in the Company ESPP.
“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity.
“Sanctioned Country” means any country or region or government thereof that is, or has been since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Control Laws including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”), or the U.S. Department of State; (ii) any Person located, organized, or ordinarily resident in a Sanctioned Country; or (iii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or, as applicable, otherwise controlled by a Person or Persons described in clauses (i) or (ii).
“Sanctions” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and orders of any Governmental Authority relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union and the United Nations Security Council.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.
“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of Section 6.02 that the Company Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of, and the expected length of time to, closing and the form of consideration (and the risk of fluctuation in the value thereof)) and the Third Party making the Acquisition Proposal, would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the Merger (including any revisions to the terms of this Agreement and the Equity Commitment Letter proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” shall be deemed to be references to “more than 50%” or “less than 50%”, respectively.
“Tax” means any tax or other like governmental assessment or charge, duty, fee or liability in the nature of a tax (including withholding required by applicable tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto.
“Tax Return” means any report, return, document, declaration or other information filed or required to be filed with or supplied to a Taxing Authority, including information returns and any document accompanying payments of estimated Taxes.
“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.
“Transaction Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, the Company, the Company Board, any committee thereof and/or any of Parent’s or the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries), in each case other than any Proceeding solely among the parties hereto or their respective Affiliates.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the Internal Revenue Service.
“Unvested Company PSU” means each Company PSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company PSU.
“Unvested Company RSU” means each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU.
“Vested Company PSU” means each Company PSU that is outstanding and vested as of immediately prior to the Effective Date or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the transactions contemplated herein (including, for the avoidance of doubt, any Company PSU (if any) for which the applicable vesting condition is met prior to or as a result of the consummation of the transactions contemplated herein).
“Vested Company RSU” means each Company RSU that is outstanding and vested as of immediately prior to the Effective Date or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the transactions contemplated herein.
“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act, or the failure to cure such breach, would cause or constitute such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Anti-Corruption Laws	4.13(a)
Capitalization Date	4.05(a)
Cash Replacement PSU Amounts	2.06(e)
Cash Replacement RSU Amounts	2.06(c)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Class A Common Stock	2.03(a)
Class B Common Stock	2.03(a)
Closing	2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	2.03(a)
Company Intellectual Property	4.20(i)(i)
Company Leased Real Property	4.21(b)
Company Preferred Stock	4.05(a)
Company Recommendation	4.02(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Confidentiality Agreement	6.18
Continuing Employee	6.07(a)
Copyrights	4.20(i)(ii)(C)
Current Premium	6.11(a)
Data Requirements	4.22
Debt Financing	6.17(c)
Delaware Courts	9.07
DGCL	Recitals
Divestiture Action	6.12(d)
DOJ	6.12(b)
Effective Time	2.02(b)
End Date	8.01(b)
Equity Award Holders	2.06(f)
Equity Commitment Letter	Recitals
Equity Financing	5.08
Equity Financing Purposes	5.08
Equity Investor	Recitals
Excluded Benefits	6.07(a)
Final Exercise Date	2.06(g)
Financing Indemnitees	6.17(e)
FTC	6.12(b)
Indemnified Party	6.11(b)
Indemnified Party Proceeding	6.11(b)
Intellectual Property	4.20(i)(ii)
Interim Period	6.17(c)
Intervening Event	6.03(b)(i)
IT Systems	4.20(h)
Marks	4.20(i)(ii)(B)
Material Contract	4.14(b)

Term	Section
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Open Source Software	4.20(i)(iii)
Option Payments	2.06(a)
Organizational Documents	4.01
Other Required Company Filing	6.04(b)
Parent	Preamble
Parent Benefit Plan	6.07(c)
Parent Related Parties	9.04(c)(i)
Patents	4.20(i)(ii)(A)
Payment Agent	2.04(a)
Payment Fund	2.04(a)
Personal Information	4.22
Proxy Statement	6.04(b)
Required Financial Information	6.17(c)
Required Permits	4.26
Security Incidents	4.20(h)
Solvent	5.09
Stockholder Approval	4.02(c)
Stockholder Meeting	6.04(a)
Supporting Stockholders	Recitals
Surviving Corporation	2.02(c)
Third Party Rights	4.20(c)
Top Customers	4.14(a)(ii)
Top DSPs	4.14(a)(iv)
Top Vendors	4.14(a)(iii)
Trade Control Laws	4.13(c)
Trade Secrets	4.20(i)(ii)(D)
Union	4.17(b)
Vested Equity Award Payments	2.06(d)
Vested PSU Payments	2.06(d)
Vested RSU Payments	2.06(b)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “or”, “nor” and words of like import shall not be exclusive. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice, including with respect to time, frequency and magnitude. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless Business Days are specified.
ARTICLE 2
THE MERGER
Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing will take place by electronic exchange of documents.
Section 2.02 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.
(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).
(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.
Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:
(a) except as otherwise provided in Section 2.03(b) or Section 2.05, or as by and between Parent and a particular stockholder, each share of Class A common stock of the Company, par value $0.001 per share (the “Class A Common Stock”), and each share of Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $10.25 in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;
(b) each share of Company Common Stock held in the treasury of the Company or any of its Subsidiaries and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and
(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent the aggregate per share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Payment Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.
(b) Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.08 to the Payment Agent) for use in such exchange). Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, within two (2) Business Days, upon (i) surrender to the Payment Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.
(d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Payment Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.
(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration.
Section 2.05 Dissenting Shares. Notwithstanding Section 2.03 or Section 2.04, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share in accordance with Section 2.04. The Company shall provide Parent prompt written notice and copies of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Subject to the previous sentence, the Company shall enforce any contractual waivers that holders of Company Common Stock have granted regarding the waiver of appraisal or dissenter rights that apply to the Merger. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands, or agree to do any of the foregoing.
Section 2.06 Company Equity Awards.
(a) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each In-the-Money Company Stock Option, all of which are vested and exercisable as of the date hereof, that is outstanding and unexercised as of immediately prior to the Effective Time, shall be cancelled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such In-the-Money Company Stock Option shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock underlying such In-the-Money Company Stock Option as of immediately prior to the Effective Time (such product, the “Option Payments”). From and after the Effective Time, the holder of any canceled In-the-Money Company Stock Option shall only be entitled to receive the Option Payment in respect of such canceled In-the-Money Company Stock Option. All payments provided pursuant to this Section 2.06(a) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08. At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each Out-of-the-Money Company Stock Option shall be automatically cancelled without payment of any consideration.
(b) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Vested Company RSU shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company RSU shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of

Company Common Stock subject to such Vested Company RSUs as of immediately prior to the Effective Time (such product, the “Vested RSU Payments”). From and after the Effective Time, the holder of any canceled Vested Company RSU shall only be entitled to receive the Vested RSU Payment in respect of such canceled Vested Company RSU; provided that such payment shall be made at such other time or times following the Effective Time consistent with the terms of the Vested Company RSU to the extent necessary to preserve the income Tax treatment of such Vested Company RSUs and as required in order to comply with Section 409A of the Code, if necessary. All payments provided pursuant to this Section 2.06(b) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08.
(c) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company RSU shall be cancelled and extinguished as of the Effective Time and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSUs as of immediately prior to the Effective Time (such product, the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts. The cancellation of Unvested Company RSUs as provided in this Section 2.06(c) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Unvested Company RSUs, except for the contingent right to receive the applicable Cash Replacement RSU Amounts in accordance with this Section 2.06(c).
(d) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Vested Company PSU shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSUs shall have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time (with such number of shares of Company Common Stock subject to such Company PSUs determined in good faith by the Company Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time by deeming the performance metrics of such Company PSUs achieved at actual levels of performance effective as of the Effective Time) (such amounts payable hereunder, the “Vested PSU Payments,” and together with the Option Payments and the Vested RSU Payments, the “Vested Equity Award Payments”). From and after the Effective Time, the holder of any canceled Vested Company PSUs shall only be entitled to receive the Vested PSU Payment in respect of such canceled Vested Company PSU; provided that such payment shall be made at such other time or times following the Closing consistent with the terms of the Vested Company PSU to the extent necessary to preserve the income tax treatment of such Vested Company PSUs and as required in order to comply with Section 409A of the Code, if necessary.
(e) At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company PSU shall be cancelled and extinguished as of the Effective Time and replaced with a contingent right to receive solely an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company PSUs as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at actual levels of performance effective as of the Effective Time, to be measured with pro-ration based on the portion of the performance period that has elapsed prior to the Effective Time, in good faith by the Company Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time. All Cash Replacement PSU Amounts will have the same terms and conditions (including with respect to time-based vesting and any forfeiture or other provisions applicable upon a termination of employment or otherwise) as applied to the Unvested Company PSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement PSU Amounts. The cancellation of Unvested Company PSUs as provided in this Section 2.06(e) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Unvested Company PSUs, except for the contingent right to receive the applicable Cash Replacement PSU Amounts in accordance with this Section 2.06(e).
(f) At or prior to the Closing, Parent shall deposit, or shall cause to be deposited, funds sufficient to pay the aggregate Vested Equity Award Payments owed to all holders of In-the-Money Company Stock Option, Vested Company RSUs and Vested Company PSUs (collectively, the “Equity Award Holders”) to an account identified by the Company prior to the Effective Time (except to the extent the Company has sufficient unrestricted cash to make such payments). The Option Payments, Vested RSU Payments and Vested PSU Payments described in this Section 2.06 shall be made by the Surviving Corporation at the next regularly scheduled payroll date following the Effective Time, without interest, to all Equity Award Holders in respect of In-the-Money Company Stock Options, Vested RSUs and Vested PSUs that are cancelled and converted pursuant to this Section 2.06. All payments provided pursuant to this Section 2.06 shall be made through the Surviving Corporation’s payroll or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.08.
(g) As soon as practicable following the date hereof, the Company Board (or, if appropriate, any committee administering the Company ESPP) shall adopt such resolutions and take such other actions as may be required under the Company ESPP or applicable Law to ensure that, with respect to the Company ESPP: (i) except for the Purchase Period under the Company ESPP in effect as of the date hereof, the Company ESPP shall be suspended such that no new Purchase Periods shall be authorized or commence after the date of this Agreement and no Purchase Period in existence under the Company ESPP on the date of this Agreement shall be extended beyond its current end date, (ii) no new participants will be permitted to enroll or commence participation in the Company ESPP after the date of this Agreement, (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of this Agreement or to make separate non-payroll contributions on or following the date of this Agreement, (iv) each Purchase Period in effect as of the date of this Agreement will end on the earlier of (A) its regular end date and (B) such date as the Company determines in its sole discretion (provided that such date shall be no later than the date that is five (5) calendar days prior to the Effective Time (the “Final Exercise Date”)), (v) each Company ESPP participant’s accumulated contributions under the Company ESPP for any Purchase Period in effect as of immediately prior to the Final Exercise Date shall be used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP as of the Final Exercise Date, and (vi) contingent upon the occurrence of the Effective Time, the Company ESPP shall terminate effective as the date immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP) and no further rights shall be granted or exercised under the Company ESPP thereafter. All shares of Company Common Stock purchased on the Final Exercise Date shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of Section 2.03(a).
(h) As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans or Company ESPP) shall adopt such resolutions and take such other actions necessary to (i) effect the treatment of the Company Equity Awards and the Company ESPP upon the Effective Time pursuant to, or otherwise give effect to, this Section 2.06, and (ii) terminate the Company Stock Plans in all respects except as provided herein as of the Effective Time (but subject to the consummation of the Merger). Prior to the Effective Time, the Company shall provide Parent with evidence that such actions set forth in this Section 2.06 were completed.
Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, however, that nothing in this Section 2.07 shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.
Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law or under any agreement between the Company and the Person entitled to such payment. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, made such deduction and withholding. The parties hereto shall cooperate in good faith to attempt to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).
Section 2.09 No Future Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any Company Common Stock with respect to such Company Common Stock.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01 Certificate of Incorporation. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.
Section 3.02 By-laws. The Company Board will take such actions as are reasonably necessary to cause the by-laws of the Company to be amended and restated at the Effective Time to read in their entirety as set forth in Exhibit B, and as so amended and restated shall be the by-laws of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.
Section 3.03 Directors and Officers. Parent and the Company will take such actions as are reasonably necessary such that, from and after the Effective Time, until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments and (iii) in any other section thereof to the extent such disclosures are not a statement of fact and are general and cautionary, speculative, predictive or forward-looking in nature); provided that nothing disclosed in any Company SEC Document shall be deemed to modify or qualify the representations or warranties set forth in Section 4.05 or Section 4.09(b), or (b) as set forth in the Company

Disclosure Schedule (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other Section or Subsection of the Company Disclosure Schedule to which such information reasonably relates on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company as currently in effect (“Organizational Documents”) and the Company is not in violation in any material respect of its Organizational Documents.
Section 4.02 Corporate Authorization.
(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.
(b) The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting.
(c) The only votes or actions of holders of capital stock of the Company, or any class or series of capital stock of the Company, necessary to adopt this Agreement are (i) the adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting as a single class and (ii) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, voting separately as a class (such votes or actions, collectively, the “Stockholder Approval”).
Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of NYSE, and (iv) any actions or filings the absence of which would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent the consummation of the Merger and the other transactions contemplated by this Agreement.
Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company; (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, result in a violation or breach of any provision of any Applicable Law or Order; (iii) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Material Contract; or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), (A) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) as would not reasonably be expected to prevent the consummation of the Merger and the other transactions contemplated by this Agreement.
Section 4.05 Capitalization.
(a) The authorized capital stock of the Company consists of (i) 1,700,000,000 shares of Class A Common Stock, (ii) 185,000,000 shares of Class B Common Stock and (iii) 20,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on July 1, 2025 (the “Capitalization Date”): (A) 120,334,155 shares of Class A Common Stock were issued and outstanding; (B) 48,653,295 shares of Class B Common Stock were issued and outstanding; (C) an aggregate of 17,509,882 shares of Company Common Stock were subject to outstanding Company Stock Options (with a weighted average exercise price of $4.06 per Share), of which 16,899,586 Shares were subject to outstanding Company Options with an exercise price per Share less than the Per Share Merger Consideration; (D) an aggregate of 7,513,475 shares of Company Common Stock were underlying outstanding Company RSUs; (E) an aggregate of 2,686,732 shares of Company Common Stock were underlying outstanding Company PSUs (assuming the target level of achievement) or 4,309,390 shares of Company Common Stock were underlying outstanding Company PSUs (assuming the level of achievement as set forth on Section 4.05(a) of the Company Disclosure Schedule); (F) no shares of Company Common Stock were held in the treasury of the Company; and (G) no shares of Company Preferred Stock were issued and outstanding. As of the Capitalization Date, the Company has reserved (x) 36,530,553 shares of Company Common Stock for issuance pursuant to the Company Stock Plans and (y) 7,198,839 shares of Company Common Stock for issuance pursuant to the Company ESPP with aggregate contributions of $184,917 received by the Company for the current Purchase Period. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant the vesting, exercise or settlement of Company Equity Awards outstanding on such date and granted prior to the Capitalization Date and disclosed in the prior sentence.
(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and correct list of (i) each outstanding Company Stock Option, including the number of shares of Company Common Stock subject to such Company Stock Option, the name of the holder, the grant and expiration dates, the vesting schedule (including any vesting acceleration terms) and current vesting status, whether such Company Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code and the exercise price per share, (ii) each outstanding Company RSU, the number of shares of Company Common Stock subject to such Company RSU, the name of the holder, the grant date, and the vesting schedule (including any vesting acceleration terms) and current vesting status and (iii) each outstanding Company PSU, the number of shares of Company Common Stock subject to such Company PSU, the name of the holder, the grant date, and the vesting schedule (including any vesting acceleration terms) and current vesting status.
(c) Except as set forth in this Section 4.05 and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date and disclosed in Section 4.05(a), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries, except as set forth in Section 4.05(c) of the Company Disclosure Schedule. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No Subsidiary of the Company owns any Company Securities.
(d) All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Equity Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable, and free of preemptive rights.
Section 4.06 Subsidiaries.
(a) Section 4.06(a) of the Company Disclosure Schedule lists each of the Company’s Subsidiaries. Except for securities held by the Company in connection with its ordinary course treasury investment activities and investments that are fully impaired, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interest in, any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable (where such concepts are recognized under applicable Law) and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. There are no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary. The Company has Made Available to Parent complete and correct copies of Organizational Documents of each Subsidiary and no Subsidiary is in violation in any material respect of its Organizational Documents.
Section 4.07 SEC Filings and the Sarbanes-Oxley Act.
(a) The Company has Made Available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2023 and December 31, 2024, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since December 31, 2023 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2023 (the documents referred to in this Section 4.07(a), together with all amendments thereto, are collectively referred to as the “Company SEC Documents”).
(b) Since December 31, 2023 through the date hereof, the Company has filed with the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed by the Company at or prior to the time so required. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.
(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.
(f) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since December 31, 2023 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. As of the date hereof, to the Knowledge of the Company, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.
Section 4.08 Financial Statements; Internal Controls.
(a) The consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of certain information and footnotes which are not material individually or in the aggregate), (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated statements of operations, comprehensive loss, cash flows and stockholders’ equity for the periods presented therein (subject to normal recurring adjustments in the case of any unaudited interim financial statements) and (iv) to the Knowledge of the Company, there have never been any fraud or other wrongdoing that involved any of the management or other employees of the Company who have or have had a role in the preparation of the Company SEC Documents or any claim or allegation, whether written or oral, regarding any of the foregoing.
(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its Subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2024 (nor has any such material weakness or significant deficiencies that in the aggregate would amount to a material weakness been identified since such date through the date hereof).
(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to such reports.
Section 4.09 Absence of Certain Changes. Since the Company Balance Sheet Date through the date hereof (except in connection with the transactions contemplated by this Agreement), (a) the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, (b) there has not been any event, change, occurrence, development or state of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date, would have been a breach of, or require the consent of Parent, under clauses (i), (ii), (v), (vii), (viii), (xi), (xii), (xiii), (xvi), (xix), (xx) or, solely with respect to the foregoing clauses, (xxii), of Section 6.01(b).
Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or disclosed in the notes thereto), other than: (a) liabilities or obligations disclosed or provided for in the Company SEC Documents; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action); (c) liabilities or obligations arising under Contracts to which the Company or any of its Subsidiaries is a party (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action); (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Indebtedness of the Company and its Subsidiaries as of the date of this Agreement (including the outstanding amount thereof) is set forth in Section 4.10 of the Company Disclosure Schedule.
Section 4.11 Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof (a) there is no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order. As of the date hereof, to the Knowledge of the Company, there is no pending Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger.
Section 4.12 Compliance with Applicable Law.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since December 31, 2023, has been, in compliance with all Applicable Laws and Payment Network Rules. Neither the Company nor any of its Subsidiaries has received any written notice since December 31, 2023 through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority or Payment Network (including from any Member Bank or Processor) alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law or Payment Network Rules, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations.

Section 4.13 Certain Business Practices.
(a) In the past three (3) years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, nor, to the Knowledge of the Company, employees, advisors, agents and other representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries), has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made or received any unlawful payment to or from foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) violated, directly or indirectly, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or, as applicable, any comparable foreign law, statute, ordinance, rule, regulation, judgment, writ, decree or order of any Governmental Authority (“Anti-Corruption Laws”).
(b) In the past three (3) years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the operations of the Company and each of its Subsidiaries are and have been conducted in compliance with applicable financial due diligence, recordkeeping and reporting requirements of all applicable Anti-Money Laundering Laws, and no suit, action or Proceeding by or before any Governmental Authority involving each of the Company or any of its Subsidiaries, with respect to Anti-Money Laundering Laws is ongoing, pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries has instituted and maintain policies and procedures designed to promote compliance with Anti-Corruption Laws and procedures designed to promote compliance with Anti-Money Laundering Laws and is in material compliance with such policies and procedures.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, employees, nor, to the Knowledge of the Company, advisors, agents and other representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries) is currently, or in the last three (3) years has been, (i) a Sanctioned Person; (ii) engaging in any unlawful dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott laws, statutes, ordinances, rules, regulations, judgments, writs, decrees or, as applicable, orders of any Governmental Authority (collectively, “Trade Control Laws”).
(d) In the past three (3) years, the Company has not, in connection with or relating to the business of the Company or any Subsidiary of the Company, received from any Governmental Authority or any Person any written notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company nor any of its Subsidiaries with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws.
Section 4.14 Material Contracts.
(a) As of the date hereof, except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into in connection with the transactions contemplated hereby and (iii) for Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule, Section 4.14 of the Company Disclosure Schedule sets forth a list of agreements that the Company or its Subsidiaries are party to or are bound by:
(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) that is with the twenty (20) largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period) (such customers, the “Top Customers”);
(iii) that is with a vendor of the Company or its Subsidiaries that resulted in an aggregate annual expenditure in excess of $1,000,000 during the fiscal year ended December 31, 2024 (such vendors, the “Top Vendors”);

(iv) that is with a delivery service provider of the Company or its Subsidiaries that resulted in excess of $1,000,000 being invoiced (A) by such delivery service provider to the Company or its Subsidiaries or (B) by the Company and its Subsidiaries to such delivery service providers, in each case, during the fiscal year ended December 31, 2024 (such delivery service providers, the “Top DSPs”);
(v) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after December 31, 2023 for aggregate consideration of more than $25,000,000 or (B) pursuant to which any potential earn-out, deferred or contingent payment obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties) or otherwise survive as of the date hereof that would reasonably expected to result in the receipt or making by the Company or any of its Subsidiaries of future payments in excess of $1,000,000;
(vi) containing a covenant limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, that in each case is material to the Company and its Subsidiaries taken as a whole;
(vii) relating to or evidencing Indebtedness of the Company or any Subsidiary of the Company in excess of $1,000,000 (excluding, for the avoidance of doubt, intercompany loans between the Company and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries of the Company);
(viii) that is a license or grant of rights granted by the Company or any Subsidiary of the Company to Intellectual Property, whether or not on an exclusive basis, other than such a license that is nonexclusive and granted in the ordinary course of business to customers for the use of a Company product;
(ix) that is a license of Third Party Rights granted to the Company or any Subsidiary of the Company, whether or not on an exclusive basis and including pursuant to which the Company or any Subsidiary made payments during the fiscal year ended December 31, 2024 in excess of $1,000,000, in each case other than Contracts for commercially available software involving payments of less than $250,000 annually and material contracts set forth in Section 4.14(a)(i) of the Company Disclosure Schedule;
(x) that is with a Payment Network, Member Bank or Processor (A) that results in revenue from transactions processed on the Payment Network or (B) pursuant to which the Company or any of its Subsidiaries is sponsored or registered to a Payment Network or obtains banking or custody services or that the Company or any of its Subsidiaries provides to or for the benefit of customers of the business;
(xi) that provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business;
(xii) that provides for accelerated vesting in connection with a change of control or otherwise in connection with the Merger or the transactions contemplated hereby (including as a result of any termination of employment following a change of control or the Merger);
(xiii) that provides for any settlement, conciliation or similar agreement to which the Company or a Subsidiary will have any material outstanding obligation (including any payment obligation in excess of $500,000) after the date of this Agreement;
(xiv) that (A) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent or more of the outstanding shares of the Company Common Stock, on the other hand, except for any Company Employee Plan or (B) that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act;
(xv) that obligates the Company or any Subsidiary to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $1,000,000; or
(xvi) that provides for the formation, creation, operation, management or control of any joint venture or partnership with a third party.
(b) Each Contract of the type described above in Section 4.14(a), whether or not set forth in Section 4.14(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Except for Material Contracts that have expired or terminated by their terms, as of the date hereof, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except (i) as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, as of the date hereof, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. The Company has Made Available to Parent a copy of each Material Contract as in effect as of the date hereof that is true and complete, subject to redaction of privileged or competitively sensitive information. The Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Customer to the effect that any such Top Customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, purchasing materials, products or services from the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise). The Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Vendor or Top DSP to the effect that any such Top Vendor or Top DSP will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise).
Section 4.15 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a) (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws and (ii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes (whether or not shown as due and owing on such Company Return);
(b) (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) to the Knowledge of the Company, there is no Proceeding pending or threatened in writing against the Company or any of its Subsidiaries in respect of any Tax and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction;
(c) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;
(d) neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code during the two-year period ending on the date of this Agreement;
(e) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);
(f) (i) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent) and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor; and

(g) there are no Tax sharing agreements (other than customary commercial or financial arrangements entered into in the ordinary course of business), with respect to which the Company or any of its Subsidiaries is a party.
Section 4.16 Employee Benefit Plans.
(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Employee Plan.
(b) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes, or is obligated to contribute to, or has in the past six (6) years sponsored, maintained, contributed, or been obligated to contribute to, or otherwise has any current or contingent liability or obligation with respect to any plan subject to Title IV of ERISA or any multiemployer plan within the meaning of Section 3(37) of ERISA.
(c) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Company Employee Plan has been established, funded, administered and maintained in compliance with its terms and with Applicable Laws, including ERISA and the Code; (ii) no Proceeding is pending with respect to any Company Employee Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no such Proceeding is threatened; and (iii) there are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in connection with any Company Employee Plan.
(d) Except as provided in this Agreement or as required under Applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or together with any other event): (i) result in, or cause the accelerated vesting, funding, or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director, consultant, or other individual service provider of the Company or any Subsidiary of the Company, (ii) result in any “parachute payment” (as defined in Section 280G(b)(2) of the Code), (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any current or former employee, officer, director, consultant or other individual service provider of the Company or any Subsidiary of the Company, or (iv) restrict the ability of the Company to merge, amend or terminate any Company Employee Plan.
(e) No Company Employee Plan provides, and neither the Company nor any of its Subsidiaries has any current or contingent obligation to provide for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Applicable Law (or for a limited period of time following a termination of employment pursuant to the terms of an existing Company Employee Plan in effect as of the date hereof.
(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder.
(g) The Company has no current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code.
Section 4.17 Labor and Employment Matters.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since December 31, 2023 have been, in compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and state anti-discrimination laws and (ii) there are no arrearages in the payment of wages. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (A) the Company has not received written notice of any audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company and (B) to the Knowledge of the Company, no written complaints relating to employment practices of the Company have been made to any Governmental Authority or submitted to the Company.
(b) Neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by or subject to, any collective bargaining agreement, Contract or other agreement or understanding with any labor union, works council, or other labor organization or employee representative body (each, a “Union”), and no employees of the Company or any Subsidiary are represented by any Union with respect to their employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary of the Company is subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any Union, nor is there any pending or threatened labor strike, concerted work stoppage, concerted slowdown or lockout involving the Company or any Subsidiary of the Company, and there have been no such matters since December 31, 2023. To the Knowledge of the Company, there are no efforts pending or threatened by or on behalf of any Union to organize any employees of the Company or any Subsidiary of the Company, and there have been no such efforts since December 31, 2023. No notice, consent, or consultation obligations with respect to any employees of the Company or any Subsidiary of the Company, or any Union, will be triggered by the execution of this Agreement or the consummation of the transactions contemplated hereby.
(c) The Company and its Subsidiaries have investigated all material sexual harassment allegations against any officers, directors, or other executive-level employees of the Company and its Subsidiaries (in their capacities as such) which have been formally reported to the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries otherwise have Knowledge. With respect to each such allegation (except those the Company or its Subsidiaries reasonably deemed to not have merit), the Company or its applicable Subsidiary have taken corrective action reasonably calculated to prevent further improper action.
Section 4.18 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of such insurance policies; and (c) since December 31, 2023, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy.
Section 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a) the Company and its Subsidiaries are in compliance with all Environmental Laws;
(b) the Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted and are in compliance with the terms and conditions of such Environmental Permits;
(c) as of the date hereof, no claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is in material violation of, or has material liability under, any Environmental Law; and
(d) to the Knowledge of the Company, there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substance as a result of the operation of the business of the Company and its Subsidiaries.
Section 4.20 Intellectual Property.
(a) Section 4.20(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks, pending applications to register Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property as of the date hereof. The Company and its Subsidiaries own the Company Intellectual Property listed on Section 4.20(a) of the Company Disclosure Schedule and other Company Intellectual Property, and have sufficient rights to all Intellectual Property used in or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens, or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All (i) Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment and (ii) Company Intellectual Property is valid, subsisting, and enforceable, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Since December 31, 2023 through the date hereof, there have been, and as of the date hereof there are, no legal disputes or claims pending, or, to the Knowledge of the Company, threatened in writing, alleging infringement or misappropriation or invalidity or unenforceability of any Intellectual Property of any Person (“Third Party Rights”), or regarding any Data Requirement or Security Incident by or against the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries (i) as currently conducted does not infringe or misappropriate, and (ii) as conducted in the past six (6) years has not infringed or misappropriated, any Third Party Right, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) To the Knowledge of the Company, there is no infringement or misappropriation by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f) The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of Trade Secrets included in the Company Intellectual Property.
(g) To the Knowledge of the Company, no product or software owned by the Company or any of its Subsidiaries (“Owned Software”), or that is distributed only in object code form by the Company or its Subsidiaries contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary (or conditions any grant of rights on having) to disclose, make available, offer or deliver any portion of the source code of such product, software or component thereof to any third party other than the applicable Open Source Software, or be subject to any Copyleft Impact, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No source code for Owned Software has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries has agreed to disclose, license, release, deliver, escrow, or otherwise grant any right thereto under any circumstance.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware used, owned, leased or licensed by or for the Company or any of its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) to the Knowledge of the Company, since December 31, 2023 through the date hereof, there has been no security breach of, unauthorized access to, unauthorized use of, or malicious code in, or other cyber or security incident regarding, any of the IT Systems (whether or not of the Company or any of its Subsidiaries) or with respect to any data or information held or processed by or for the Company or any of its Subsidiaries (including any Trade Secrets, including source code, owned by any of them) (“Security Incidents”).
(i) For purposes of this Agreement:
(i) “Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries (including any used by the Company and its Subsidiaries in the business of the Company and its Subsidiaries as of the date hereof).
(ii) “Intellectual Property” means all intellectual property and proprietary rights, and all other:
(A) patents and patent applications (collectively, “Patents”);

(B) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration, and social media accounts and handles (collectively, “Marks”);
(C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); and
(D) trade secrets (including rights under applicable U.S. state and federal trade secret laws as are applicable), know-how and confidential information, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”).
(iii) “Open Source Software” means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org. (clause (B), the “Copyright Impact”).
Section 4.21 Properties.
(a) No real property is owned, or has ever been owned, in fee by the Company or any of its Subsidiaries.
(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property, and the leases, subleases, licenses and related agreements in connection therewith, the “Company Leases”) and the address for each Company Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to any Company Lease, is in breach or default under any Company Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Company Lease. Except as set forth on Section 4.21(b) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Company Leased Real Property or any portion thereof.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid leasehold interest in the Company Leased Property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or a valid leasehold interest in, all material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted.
Section 4.22 Data Privacy. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and, since December 31, 2023, have been, in compliance with all Applicable Laws, the Company’s and its Subsidiaries’ published privacy policies, the requirements of any Contract to which the Company or any of its Subsidiaries is a party, and PCI-DSS and other industry standards, in each case as applicable in connection with the Company’s and any of its Subsidiaries’ collection, storage, transfer and/or use of any personally identifiable information from any individuals (collectively

“Personal Information”) or data privacy, security, or protection matters (collectively, “Data Requirements”), (ii) the Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by them or on their behalf from and against unauthorized access, use and/or disclosure, (iii) the Company and its Subsidiaries are and have been in compliance with all Applicable Laws relating to data loss, theft and breach of security notification obligations, and (iv) neither the Company nor any of its Subsidiaries has notified (or been obligated to notify) any Person regarding any Data Requirement or Security Incident.
Section 4.23 Brokers’ Fees. Except for Goldman Sachs, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.
Section 4.24 Opinion of Financial Advisor. The Company Board has received an oral opinion from Goldman Sachs, to be confirmed in writing by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in such opinion, the $10.25 in cash per share of Company Common Stock to be paid to the holders (other than Parent and its affiliates) of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Stock, taken in the aggregate. A signed copy of such opinion will be made available to Parent, for informational purposes only on a non-reliance basis by Parent or Merger Sub, promptly after the execution and delivery of this Agreement by each of the parties hereto (it being understood and agreed that such opinion is for the benefit of the Company Board only).
Section 4.25 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.11 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any anti-takeover provision in the certificate of incorporation or by-laws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Merger or the other transactions contemplated hereby and the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger.
Section 4.26 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.
Section 4.27 Affiliate Party Transactions. Since December 31, 2023, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Schedule.
Section 4.28 Company Information. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement (including any amendment or supplement thereto), at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement (and any amendment or supplement thereto) will, on the date it is first filed with the SEC and at the time it is first mailed to the stockholders of the Company, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company that:
Section 5.01 Valid Existence and Power. Parent is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all limited liability company powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.
Section 5.02 Valid Authorization. Each of Parent and Merger Sub has all requisite limited liability company or corporate power, as applicable, and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability or corporate action, as applicable, on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.
Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (x) the HSR Act and (y) any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or by-laws (or similar governing documents) of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any Applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05 Capitalization and Operation of Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby.
Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Litigation. There is no Proceeding pending, or, to the knowledge of Parent, threatened in writing, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.08 Available Funds. Parent has delivered to the Company a true, correct and complete copy, as of the date hereof, of the fully executed Equity Commitment Letter (the “Equity Financing”). The Equity Commitment Letter has not been withdrawn, terminated, repudiated, rescinded, amended or modified, no terms thereunder have been waived, and no such withdrawal, termination, repudiation, rescission, amendment, modification or waiver is contemplated. Parent or Merger Sub has fully paid any and all commitment fees, other fees and other amounts in connection with the Equity Commitment Letter. Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter, the net cash proceeds contemplated by the Equity Commitment Letter will, in the aggregate be sufficient for Parent, Merger Sub and the Surviving Corporation to pay the amounts required to be paid on the Closing Date in connection with the Merger and the other transactions contemplated hereby, including payment of the Aggregate Merger Consideration, to make any repayment, repurchase or refinancing of debt contemplated by this Agreement, to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses, in each case, payable on the Closing Date (collectively, the “Equity Financing Purposes”). The Equity Commitment Letter is, as to Parent, Merger Sub and the other parties thereto, enforceable against such Persons in accordance with its terms, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Applicable Laws affecting creditors’ rights generally and by general principles of equity. The Equity Commitment Letter is in full force and effect and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent and Merger Sub, any other parties thereto, under the Equity Commitment Letter. As of the date hereof, assuming the satisfaction of the conditions in Section 7.01 and Section 7.02, Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Equity Financing will not be satisfied on a timely basis or that the full amount of the Equity Financing will not be available to Parent or Merger Sub on the date of the Closing. The Equity Commitment Letter contains all of the conditions precedent and other conditions to the obligations of the parties thereunder to make the full amount of the Equity Financing available to Parent on the terms therein. There are no side letters or other agreements, arrangements or understandings to which Parent, Merger Sub or any of their respective Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Equity Financing. The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof as set forth therein. The obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Company’s or any Subsidiary of the Company’s) ability to obtain the Equity Financing or any other financing.
Section 5.09 Solvency. Assuming (i) the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and (ii) that immediately prior to the Effective Time the Company and its Subsidiaries are Solvent, each of Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement and any debt financing occurring in connection therewith. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Subsidiaries (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement) (a) with the intent to hinder, delay or defraud either present or future creditors of the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of Parent or any of their respective Subsidiaries or (b) that could render the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of the Parent or any of their respective Subsidiaries not Solvent. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets and property of such Person, in each case, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent, subordinated and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.10 Reserved.
Section 5.11 Absence of Certain Agreements. As of the date hereof, other than the Support Agreements, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, other than the Support Agreements, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub, the Equity Investor or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement or the operations of the Company or any of its Subsidiaries or, following the Effective Time, the Surviving Corporation or any of its Subsidiaries. None of Parent, Merger Sub, or the Equity Investor (or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub)) has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.
Section 5.12 Stock Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company. None of Parent, Merger Sub, the Equity Investor nor any of their respective Affiliates is an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL.
Section 5.13 Brokers’ Fees. There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, for which the Company or any of its Subsidiaries would be liable.
Section 5.14 Parent and Merger Sub Information. The written information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first filed with the SEC and at the time it is first disseminated to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
ARTICLE 6
COVENANTS
Section 6.01 Conduct of the Company.
(a) Except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that Parent shall be deemed to have consented in writing if it provides no written response within five (5) Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01)), from the date hereof until the Effective Time, the

Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (x) conduct its business in all material respects in the ordinary course, consistent with past practice, and (y) preserve substantially intact its business organization and material business relationships; and provided further that no action or inaction by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.01(b) may be taken into consideration in determining whether a breach of this Section 6.01(a) has occurred unless such action would constitute a breach of such other provision.
(b) Without limiting the generality of the foregoing, except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that Parent shall be deemed to have consented in writing if it provides no written response within five (5) Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:
(i) amend the Company’s certificate of incorporation or by-laws, or amend in a manner materially adverse to the Company, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;
(ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent;
(iii) (A) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (B) except as otherwise provided in Section 6.01(b)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Equity Awards that are outstanding on the date hereof of the applicable exercise price or withholding taxes with respect to such Company Equity Awards in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;
(iv) issue, deliver, sell or grant any Company Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or purchase rights under the Company ESPP that are outstanding on the date hereof, or pursuant to the terms of Company RSUs or Company PSUs that are outstanding on the date hereof, and, in each case under this clause (A), in accordance with and, to the extent required under, the applicable terms of such Company Equity Award and the applicable Company Employee Plan, or (B) any Company Securities withheld to cover taxes associated with the exercise of any Company Stock Option or settlement of any Company RSU, in each case, that is outstanding on the date hereof and in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;
(v) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of the Company;
(vi) (A) increase the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to the Company’s or any of its Subsidiaries’ current or former employees, directors, executive officers or other individual service providers, (B) enter into, adopt, amend, modify or terminate any Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a Company Employee Plan if in existence on the date hereof), (C) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of the Company any of its Subsidiaries, (D) hire or terminate (other than for cause) the employment or services of any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries who has (or upon hire would be expected to have) an annual base compensation in excess of $225,000 (provided that any compensation to new hires shall exclude any severance, change in control, transaction or sale bonuses or equity or equity-based awards (or promises to grant any of the foregoing) and any termination does not trigger any liabilities to the Company or any of its Subsidiaries), (E) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Company Equity Awards), (F) make grants under the Company Stock Plans or (G) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for Taxes incurred under Section 409A or Section 4999 of the Code, in each case, except (x) as required to be made pursuant to the terms of Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date hereof, and (y) in the case of clause (A), in the ordinary course of business consistent with past practice, market-based increases in base salary or hourly wages (and corresponding target bonus opportunities) for any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries with annual base compensation at or below $225,000 and as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedule;
(vii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than acquisitions in the ordinary course of business (i) of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets or (ii) that, individually or in the aggregate, involve a purchase or sale price of not more than $2,500,000;
(viii) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of, assign, abandon, or let lapse or expire any Intellectual Property, material assets or material properties except (i) non-exclusive licenses pursuant to contracts or commitments existing as of the date hereof, (ii) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of the Company and its Subsidiaries in the ordinary course of business consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, or (iv) Permitted Liens;
(ix) disclose any material confidential information or other Trade Secrets to any Person (other than to (i) Parent and its Affiliates, (ii) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions) or (iii) as expressly permitted by Section 6.02) or disclose, license, release, distribute, escrow or make available, or grant any rights, to any source code;
(x) make any material change to the Company’s or any of its Subsidiaries’ policies related to personal or personally identifiable information, except as required to comply with Applicable Law;
(xi) agree to any covenant limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;
(xii) change any of the accounting methods, principles or practices used by the Company or any of its Subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company’s reports filed with the SEC;
(xiii) except for borrowings under the Company’s current credit facilities in the ordinary course of business and except for intercompany loans between the Company and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Company, (i) incur, issue, or otherwise become liable for additional Indebtedness in excess of $1,000,000, (ii) modify in a manner materially adverse to the Company or its Subsidiaries the terms of any material Indebtedness existing as of the date hereof, or (iii) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned Subsidiary of the Company) in excess of $1,000,000;
(xiv) amend or terminate any Company Material Contract, or enter into any contract that would be a Company Material Contract if entered into prior to the date hereof, other than in the ordinary course of business;

(xv) grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;
(xvi) settle, pay, discharge or satisfy any Proceeding, other than any Proceeding that involves only the payment of monetary damages not in excess of $500,000 individually or $2,000,000 in the aggregate;
(xvii) enter into, amend, extend, negotiate, or terminate any collective bargaining agreement, Contract or other agreement or understanding with any Union;
(xviii) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar Applicable Laws, or implicate labor protection payments under any collective bargaining agreement, Contract or other agreement or understanding with any Union;
(xix) (i) make, change or revoke any Tax election, adopt or change any Tax accounting period that could reasonably be expected to give rise to a Material Adverse Effect; (ii) request any ruling from any Governmental Authority with respect to material Taxes of the Company or its Subsidiaries, (iii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law);, (iv) settle or compromise any material Tax liability or agree to an extension or waiver of the statute of limitations with respect to a Tax Return with respect to material Taxes (other than through a customary extension of a Tax Return);
(xx) make any loans or advances to any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; or (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned Subsidiaries of the Company;
(xxi) make any capital expenditures other than capital expenditures (A) not in excess of $1,000,000 individually or $3,000,000 in the aggregate in any 12-month period or (B) as otherwise contemplated by the capital expenditure schedule Made Available to Parent; or
(xxii) authorize, commit or agree to take any of the foregoing actions.
Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries.
Section 6.02 Unsolicited Proposals.
(a) Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by this Section 6.02, until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01, beginning on the date hereof:
(i) the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ directors and officers and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business shall not be prohibited), (B) engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal or (C) enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable

Confidentiality Agreement pursuant to this Section 6.02) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement; and
(ii) the Company shall, and shall cause its Subsidiaries to, and shall direct and use reasonable best efforts to cause the Company’s and its Subsidiaries’ Representatives to, immediately cease and terminate any existing discussions or negotiations with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal, and promptly following the date hereof (and in any event within forty-eight hours), the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party.
(iii) The Company shall enforce, and will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (A) would prohibit the counterparty from making a confidential Acquisition Proposal to the Company Board and (B) would be inconsistent with its fiduciary duties under Applicable Law.
(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time on or after the date hereof, but prior to obtaining the Stockholder Approval, (i) the Company receives a written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a material breach of this Section 6.02 and (iii) the Company Board or any committee thereof determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company, directly or indirectly through one or more of its Representatives, may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in no event later than thirty-six hours after the time it is provided to such Third Party) provide to Parent any material non-public information concerning the Company or its Subsidiaries provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, but, with respect to the following clause (x), only prior to obtaining the Stockholder Approval, the Company, directly or indirectly through one or more of its Representatives, may (x) following the receipt of an Acquisition Proposal from a Third Party that did not result from a breach of this Section 6.02, contact such Third Party in order to clarify and understand the terms and conditions of such Acquisition Proposal made by such Third Party in order to permit the Company Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons making inquiry regarding a potential Acquisition Proposal to this Agreement, including the specific provisions of this Section 6.02.
(c) From and after the date hereof, the Company shall as promptly as practicable (but in no event later than thirty-six hours after such receipt) notify Parent in writing of the Company’s or any of its Representatives’ receipt of any Acquisition Proposal, which notification shall include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the Third Party making such Acquisition Proposal (provided that, to the extent disclosure of the identity of the Third Party is expressly prohibited by a confidentiality agreement in place as of the date hereof, the Company may not take the actions described in clause (A) or (B) of Section 6.02(b) unless such Third Party waives such prohibition). The Company shall thereafter keep Parent reasonably informed on a prompt basis (and in any event within twenty-four hours of any such development) of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof.
(d) Each of Parent and Merger Sub agrees that neither it nor any of their respective Subsidiaries or other Affiliates shall, and that each shall use its reasonable best efforts to cause its and their respective Representatives not to, enter into, or seek to enter into, any agreement, arrangement or understanding with a potential bidding Third Party (or any financing sources or Representatives of such Third Party) that has the purpose or effect of interfering with the Company’s ability to seek and obtain a Superior Proposal from such Third Party (including interfering with the ability of the Company or any financing source to hold discussions and negotiations with such Third Party in connection therewith) in accordance with the rights of the Company under this Agreement; provided, however, that this Section 6.02(d) shall not prevent Parent and Merger Sub from exercising their rights under this Agreement.
(e) The Company agrees that if it (i) affirmatively permits any of its Representatives to take any action or (ii) is made aware of an action by one of its Representatives and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a breach of this Section 6.02 if taken by the Company, then such action will be deemed to constitute a breach by the Company of this Section 6.02.
Section 6.03 Company Recommendation.
(a) Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) adopt, approve, endorse, recommend or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal, (iii) fail to publicly recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement, pursuant to Section 6.02), (v) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions or if doing so would be inconsistent with Applicable Law, including fiduciary duties of the Company Board (provided Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed)), (vi) fail to include the Company Recommendation in the Proxy Statement or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi) (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “Adverse Recommendation Change”).
(b) (i) Notwithstanding anything in this Agreement to the contrary, including Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal or (2) any fact, event, change, development or circumstance not known or reasonably foreseeable by the Company Board as of the date hereof (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (x) any Acquisition Proposal or (y) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (y) may be considered and taken into account) (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h)

and authorize the Company to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into promptly following such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable.
(ii) In the case of a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made:
(A) unless the Company, its Subsidiaries and their respective Representatives have complied with their obligations pursuant to Section 6.02 and Section 6.03 with respect to such Superior Proposal;
(B) until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of three (3) Business Days from the later of the end of the original notice period or delivery to Parent of such new Notice of Superior Proposal, and compliance with this Section 6.03(b) with respect to such new notice);
(C) unless during such four (4) Business Day period (or three (3) Business Day period following an amended proposal), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter as would enable the Company Board or a committee thereof to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement (including, if requested by Parent, permitting Parent to make a presentation to the Company Board regarding such adjustments); and
(D) unless, prior to the expiration of such four (4) Business Day period (or three (3) Business Day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of this Agreement and the Equity Commitment Letter that the Company Board or a committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) to be at least as favorable to the Company’s stockholders as the Superior Proposal.
(iii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made:
(A) until after the fourth (4th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Company Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”) (it being understood and agreed that any material modifications or developments with respect to such Intervening Event shall require a new Notice of Intervening Event, which shall require a new notice period of three (3) Business Days, and compliance with this Section 6.03(b) with respect to such new notice);
(B) unless during such four (4) Business Day period (or three (3) Business Day period following a material modification or development), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend this Agreement and the Equity Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Parent, permitting Parent to make a presentation to the Company Board with respect thereto); and
(C) unless, prior to the expiration of such four (4) Business Day period (or three (3) Business Day period following a material modification or development), the Company Board or a committee thereof determines in good faith, taking into consideration any amendments to this Agreement and the Equity Commitment Letter proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.
(iv) Parent and Merger Sub agree that any proposals to amend this Agreement and/or the Equity Commitment Letter in response to a Notice of Superior Proposal or a Notice of Intervening Event shall be made on a confidential basis to the Company or, if directed by the Company, a Company Financial Advisor. For the avoidance of doubt, delivery of a Notice of Superior Proposal or a Notice of Intervening Event shall not, in and of itself, constitute an Adverse Recommendation Change.
(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law or any disclosure requirements under Applicable Law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions shall not constitute or be deemed to constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure pursuant to this Section 6.03(c) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under Section 6.02 or this Section 6.03, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect an Adverse Recommendation Change other than in accordance with Section 6.03(b).
Section 6.04 Approval of Merger Agreement.
(a) As promptly as reasonably practicable (but no later than five (5) Business Days) following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act), the Company shall, in accordance with Applicable Law and the Company’s governing documents, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent; provided that the date of the Stockholder Meeting shall be no later than twenty (20) Business Days following the mailing of the Proxy Statement to the Company’s stockholders); provided that, notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting or to obtain the Stockholder Approval, (iii) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting or (iv) to allow additional time for the solicitation of votes in order to obtain Stockholder Approval. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Stockholder Meeting will not be postponed or adjourned (A) by more than five (5) days at a time or (B) on more than two occasions. In no event will the record date of the Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by Applicable Law. Unless the Company Board or any committee thereof has withdrawn the Company Recommendation in compliance with Section 6.03, the Company shall (x) submit this Agreement for adoption by the stockholders of the Company at the Stockholder Meeting, (y) include the Company Recommendation in the Proxy Statement and (z) use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter

(other than matters of procedure and matters required by applicable Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholder Meeting.
(b) As promptly as reasonably practicable (but no later than twenty-five (25) days) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company shall use commercially reasonable efforts (in consultation with Parent) to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate, and shall cause their Affiliates and direct their advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE.
(c) Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company on the one hand, and Parent and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, for inclusion or incorporation by reference in the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.05 Access to Information. Subject to Applicable Law, Section 6.12, Section 6.18 and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books, Contracts and records, solely to the extent necessary for the purpose of planning for integration and consummation of the Merger. The foregoing shall not require the Company or its Subsidiaries (a) to provide access to or otherwise make available or furnish any books, Contracts or records governed by a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product or other legal privilege or protection (it being agreed that, in the case of clauses (a) and

(b), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection), (c) to provide access to or otherwise make available or furnish any information relating to the process conducted by the Company that led to the execution of this Agreement (except to the extent expressly required by Section 6.02), (d) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information could in the judgment of the Company based on advice of counsel violate any Applicable Law or Company policies, or (e) prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or prepared by the Company or its Subsidiaries in the ordinary course of business. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for information made pursuant to this Section 6.05 shall be directed to the Chief Legal Officer or other Person designated by the Company. All such information shall be deemed Evaluation Material (as defined in the Confidentiality Agreement) under and be governed by the terms of the Confidentiality Agreement.
Section 6.06 Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date. No notification given by any party pursuant to this Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.
Section 6.07 Employee Matters.
(a) For a period of twelve (12) months after the Closing Date (or, if shorter, until the date of employment termination of the relevant Continuing Employee), Parent shall, or shall cause the Surviving Corporation to, provide each employee of the Company or its Subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation following the Closing Date (each a “Continuing Employee”) with (i) (A) base salary or base hourly rate, as applicable and (B) target annual cash incentive compensation opportunities (including commissions, but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation), in each case, in an amount that is no less favorable in the aggregate to what was provided to each such Continuing Employee immediately prior to the Closing Date and (ii) employee benefits (including defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, severance, equity and equity-based incentive, long-term incentive, retention, change in control and post-retirement health and welfare benefits (collectively, the “Excluded Benefits”)) that are substantially similar to those provided to such Continuing Employee immediately prior to the Closing Date (excluding the Excluded Benefits); and (iii) cash severance benefits no less favorable than the applicable severance benefit plans, programs, policies, agreement or arrangement set forth in Section 6.07(a) of the Company Disclosure Schedule.
(b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit (for purposes of eligibility to participate, vesting of defined contribution retirement benefits, and accrual of vacation entitlement and severance benefits) for service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides such past service credit) under the comparable employee benefit plans, programs, and policies of Parent or the Surviving Corporation, as applicable, in which such employees become participants to the same extent and for the same purposes such Continuing Employee would have received credit under the analogous Company Employee Plans prior to the Closing; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Effective Time, which shall not be subject to accrual limits or forfeiture.
(c) From and after the Closing Date, with respect to each benefit plan maintained, or will be maintained after the Closing Date, by Parent or any of its subsidiaries that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (collectively, the “Parent Benefit Plan”) in which any Continuing Employee is or becomes eligible to participate, Parent shall use commercially reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing and at-work conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Benefit Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions imposed by the Company based on periods of employment, Section 6.07(b) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid and credited in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable corresponding co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year.
(d) From and after the Closing Date, Parent shall honor, and shall cause the Surviving Corporation and their respective Subsidiaries to honor, in accordance with its terms, (i) each existing employment, change in control, retention, severance and termination protection plan, policy or agreement, in each case, in effect as of the date hereof, of or between the Company or any of its Subsidiaries and any current or former officer, director, or employee of the Company or Subsidiary and (ii) all vested and accrued benefits under any Company Employee Plan. Parent acknowledges that the transaction contemplated hereby shall constitute a “change in control”, “change of control”, “sale event” (or a term of similar import) for purposes of each Company Employee Plan that uses such term (or a term of similar import).
(e) Nothing in this Section 6.07 shall be deemed to: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Subsidiaries to terminate the employment of any Continuing Employee; (ii) establish, terminate, or amend any Company Employee Plan, Parent Benefit Plan or any other compensation or benefit plan, policy, program, agreement or arrangement; (iii) impose a requirement upon or limit the ability of Parent, the Surviving Corporation, or any of their Affiliates to continue, establish, terminate, or amend any particular benefit or compensation plan or arrangement before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law; or (iv) confer upon any Person any right as a third-party beneficiary of this Agreement.
Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors or managers (as applicable) shall grant such approvals and take such actions within their respective authority as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.
Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Without limiting the foregoing, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.
Section 6.10 Voting of Shares. Parent shall vote, or cause to be voted, any shares of Company Common Stock beneficially owned by it or any of its Affiliates, in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.11 Director and Officer Liability.
(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s and the Company’s Subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 350% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 350% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time (and the Company shall use commercially reasonable efforts to obtain such “tail” or “runoff” policies if requested in writing by Parent), which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. The Company may, with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) also purchase prepaid “tail” or “runoff” policies for any other “claims-made” liability insurance coverage, including employment practices liability, professional liability and cyber and data security liability coverages; provided that such premiums for such insurance do not exceed 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof with respect to each such coverage. If any such prepaid policies described in this Section 6.11(a) have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
(b) From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted by the Organizational Documents of the Company and its Subsidiaries in effect as of the date of this Agreement and any indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party: (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the Company as in effect on the date hereof. Parent shall pay all expenses, including reasonable attorneys’ fees and expenses (which shall be advanced as they are incurred), that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.11. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations in this Section 6.11 and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent shall pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.
(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company as of the date hereof.
(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.
(e) The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or by-laws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.11).
Section 6.12 Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to do all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties (provided that the Company shall not be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Parent and is conditioned and effective only upon the Closing), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.
(b) In furtherance and not in limitation of the foregoing, each of the Company and Parent (and their respective Affiliates, if applicable) shall: (i) promptly, but in no event later than twenty (20) Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement and shall use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required); (iii) as promptly as reasonably practicable provide such information as may reasonably be requested by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority under applicable Antitrust Laws in connection with the Merger and the other transactions contemplated by this Agreement, as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by this Agreement; and (v) promptly take all reasonable actions and steps requested or required by any Governmental Authority as a condition to granting any consent, permit, authorization, waiver, clearance and approvals, and to cause the prompt expiration or termination of any applicable waiting period and to resolve such objections, if any, as the FTC and the DOJ, or other Governmental Authorities of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the Merger and the other transactions contemplated by this Agreement; provided that Parent, the Company and its Subsidiaries will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on Parent, the Company or its Subsidiaries, only in the event the Closing occurs. Parent shall pay all filing fees under the HSR Act and other applicable Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws, in connection with the Merger or the other transactions contemplated by this Agreement.
(c) Without limiting the generality of anything contained in this Section 6.12, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all written communications. In addition, Parent shall have the right to pull and re-file any notice under the HSR Act without the consent of the Company. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other in good faith on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding.
(d) In furtherance and not in limitation of the foregoing, Parent agrees to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Authority, so as to enable the parties hereto to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable (and in any event no later than three (3) Business Days prior to the End Date), including: (i) committing to or effecting, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of assets or businesses of Parent or the Company or its Subsidiaries, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent or the Company or its Subsidiaries and (iii) creating or consenting to create or enter into any agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an Order or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company; provided, however, that any such action may, at the discretion of Parent and the Company, be conditioned upon consummation of the Merger and the other transactions contemplated by this Agreement) (each action contemplated by clauses (i) through (iii) a

“Divestiture Action”) as may be necessary or required, to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order that would otherwise have the effect of preventing consummation of the Merger and the other transactions contemplated by this Agreement, or to obtain any actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from a Governmental Authority with the authority to clear, authorize or otherwise approve consummation of the Merger and the other transactions contemplated by this Agreement, as promptly as practicable and in any event no later than the End Date. Parent and the Company shall cooperate in any proposal, negotiation, or offer to commit and to effect, by consent decree, hold separate order or otherwise, any and all Divestiture Actions or otherwise to offer to take or offer to commit (and if such offer is accepted, commit to and effect) to take any Divestiture Action as may be required to resolve any Governmental Authority’s objections to the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, Parent shall not be obligated to, and the Company shall not offer or commit to, take any Divestiture Action to the extent Parent determines in good faith that any Divestiture Action would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole (including their businesses, assets, financial condition or results of operations). For the avoidance of doubt, in no event shall this Section 6.12 require any Affiliate of Parent or Merger Sub to commit to or effect any Divestiture Action.
(e) In the event that any Proceeding is commenced challenging the Merger and the other transactions contemplated by this Agreement and such Proceeding seeks, or would reasonably be expected to seek, to prevent consummation of the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall take any and all action to resolve any such Proceeding and each of the Company, Parent and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.
(f) Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries and Affiliates to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to (x) impose any material delay in the obtaining of, or materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger and the other transactions contemplated by this Agreement, (y) materially increase the risk of any Governmental Authority entering an Order prohibiting the transactions contemplated by this Agreement, or (z) materially delay the consummation of the transactions contemplated by this Agreement.
Section 6.13 Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall as promptly as reasonably practicable notify the other party in writing of, and shall give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 6.13, “participate” means that the Company or Parent, as the case may be, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which the Company or Parent, as the case may be, shall consider in good faith, but the other party shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.
Section 6.14 Public Announcements. The initial press release relating to the execution of this Agreement shall be a joint press release issued by the Company and Parent, and thereafter Parent and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by Applicable Law or any listing agreement under which or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, (a) the Company shall not be required to consult with Parent before (i) issuing any press release or making any other public statement (x) with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or (y) as otherwise permitted under Section 6.03, including with respect to its receipt and consideration of any Acquisition Proposal, Superior Proposal or “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (ii) disseminating any communications principally directed to employees, customers, technology or other partners or vendors so long as such communications are consistent with this Agreement or previous releases, public disclosures, public statements or other communications made by the parties not in violation of this Section 6.14 and (b) Parent, Merger Sub and their Affiliates shall not be required to consult with the Company before making any statements or disclosures with respect to this Agreement or the transactions contemplated by this Agreement (i) to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions or (ii) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements, only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)).
Section 6.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 6.16 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions of shares of Company Common Stock and Company Equity Awards resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.
Section 6.17 Financing.
(a) Each of Parent and Merger Sub shall use, and shall cause its Affiliates to use, its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Equity Financing on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions) described in the Equity Commitment Letter, and shall not permit any amendment, restatement, replacement, supplement or modification to be made to, or any waiver of any provision under, the Equity Commitment Letter if such amendment, restatement, replacement, supplement, modification or waiver (A) with respect to the Equity Commitment Letter, reduces (or could have the effect of reducing) the aggregate amount of the Equity Financing (including by increasing the amount of fees to be paid or original issue discount unless (x) the Equity Financing is increased by a corresponding amount and (y) after giving effect to any of the transactions referred to in clause (x) above, the representation and warranty set forth in Section 5.09 shall be true and correct), (B) imposes new or additional conditions, or would permit the imposition of additional conditions precedent, or otherwise expands, amends, supplements or modifies any of the conditions to the Equity Financing, or otherwise expands, amends, supplements or modifies any other provision of the Equity Commitment Letter (x) in a manner adverse to the Company or less favorable to Parent or the Company (including with respect to the certainty and timing of funding), taken as a whole, or (y) that would reasonably be expected to (i) delay or prevent or make less likely the funding of the full amount of the Equity Financing (or satisfaction of the conditions to the Equity Financing) on the Closing Date or (ii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Equity Commitment Letter or the definitive agreements with respect thereto, or (C) otherwise adversely affect the ability of the Company or Parent or Merger Sub to enforce their rights under the Equity Commitment Letter or to consummate the transactions contemplated by this Agreement or the timing of the Closing, including by making the funding of the Equity Financing less likely to occur. Parent shall promptly deliver to the Company copies of any such amendment, restatement, supplement, replacement or modification. For purposes of this Section 6.17, references to “Equity Financing” shall include the financing contemplated by the Equity Commitment Letter as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.17(a).
(b) Each of Parent and Merger Sub shall, and shall cause its Affiliates and its and their respective officers, employees, advisors and other Representatives to, use its reasonable best efforts to (A) maintain in full force and effect the Equity Commitment Letter, (B) promptly, diligently and fully enforce its rights under the Equity Commitment Letter and (C) comply with its obligations under the Equity Commitment Letter. Parent shall not, nor shall it permit any of its Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction that could reasonably be expected to impair, delay or prevent consummation of all or any portion of the Equity Financing necessary to fund the amounts required in connection with the Merger. Without limiting the foregoing, Parent and Merger Sub shall promptly, and in any event within two (2) Business Days following the occurrence thereof, notify the Company in writing if at any time prior to the Closing Date (i) any Equity Commitment Letter expires or is terminated for any reason, (ii) any Person party to any Equity Commitment Letter indicates in writing that it will not provide, or it refuses to provide, all or any portion of the Equity Financing contemplated by the Equity Commitment Letter on the terms and subject only to the conditions expressly stated therein, (iii) Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other Person party to any Commitment Letter defaults or breaches any of the terms or conditions set forth in any Equity Commitment Letter, (iv) any event occurs that, with or without notice or lapse of time or both, could reasonably be expected to result in a default or breach of any of the terms or conditions set forth in any Equity Commitment Letter, (v) Parent or Merger Sub receives any written notice or other communication with respect to any (A) actual or potential expiration or termination of, repudiation by any Person party to or default or breach under any Equity Commitment Letter or (B) material dispute or disagreement between or among any Persons party to any Commitment Letter with respect to the obligation to fund the Equity Financing on the Closing Date in an amount necessary to fund the amounts required in connection with the Merger and the other transactions contemplated by this Agreement (including, without limitation, to pay in cash all of the Equity Financing Purposes) or (vi) if at any time for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain on a timely basis and in any event no later than the Closing Date the Equity Financing in an amount necessary to fund the amounts required in connection with the Merger and the other transactions contemplated by this Agreement (including, without limitation, to pay in cash all of the Equity Financing Purposes). Upon the reasonable written request of the Company, Parent and Merger Sub shall promptly, and in any event within two (2) Business Days following such written request, provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (i), (ii), (iii), (iv), (v) or (vi) of the immediately preceding sentence. Parent and Merger Sub acknowledge and agree that the obtaining of the Equity Financing, or any alternative financing (including any Debt Financing contemplated by Section 6.17(c)), is not a condition to Closing.
(c) Prior to the earlier of the (y) Closing Date and (z) the termination of this Agreement pursuant to Section 8.01 (such period, the “Interim Period”) and, in each case, subject to the limitations in this Section 6.17(c), to the extent requested by Parent or Merger Sub for the purpose of obtaining any debt financing in connection with the Merger (the “Debt Financing”), the Company shall use its commercially reasonable efforts to provide, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably requested in writing by Parent that is customary in connection with the arrangement of the Debt Financing to the extent reasonably available to the Company (provided that such requested cooperation does not unreasonably interfere (in the judgment of the Company) with the ongoing operations of the Company or its Subsidiaries), including using commercially reasonable efforts upon the reasonable written request by Parent solely during the Interim Period and subject to the limitations in this Section 6.17(c), to (i) upon reasonable prior written notice, cause the participation by appropriate and applicable senior management of the Company in a reasonable number of meetings and presentations with prospective lenders upon reasonable prior written notice (but not more than one primary bank meeting), in each case, on a telephonic basis, (ii) assist with the preparation of materials for bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing; provided that any such bank information memoranda or lender presentations that includes disclosure and financial statements with respect to the Company and its Subsidiaries shall only reflect the Surviving Corporation as the obligor(s) and no such bank information memoranda or lender presentations shall be issued by the Company or its Subsidiaries, (iii) deliver to Parent a customary payoff letter executed by the lenders (or their duly authorized agent or representative) with respect to any existing Indebtedness for borrowed money of the Company and its Subsidiaries in form and substance reasonably acceptable to Parent, together with all required UCC-3 termination statements and any other documents required to evidence the discharge of the liens and security interests related thereto and (iv) furnish Parent reasonably promptly with the historical financial statements of the Company to the extent required by the terms of any debt commitment letter entered into in connection with the Debt Financing (subject to the immediately following proviso, the “Required Financial Information”); provided, however, that the Company shall only be obligated to deliver such financial statements and information to the extent they may be reasonably obtained from the books and records of the Company and its Subsidiaries (and solely at the times the Company typically prepares such statements or information) without undue effort or expense, and in no event shall the Required Financial Information be deemed to include or shall the Company otherwise be required to provide pro forma financial statements or pro forma adjustments related to the Debt Financing, projections or other prospective information, or financial statements that are not otherwise required to be filed with the SEC by the Company. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall require the Company, its Subsidiaries or any of its or their respective officers, employees, advisors and other Representatives, to: (A) provide cooperation that unreasonably interferes (in the judgment of the Company) with the ongoing business or operations of the Company or its Subsidiaries; (B) provide cooperation that causes any covenant, representation or warranty in this Agreement to be breached; (C) provide cooperation that causes any closing condition set forth in Article 7 to fail to be satisfied or would reasonably be expected to conflict with, violate or result in a breach of or default under any Contract (including this Agreement) or any organizational document of the Company or its Subsidiaries; (D) incur any liability or pay any commitment fee or other fee, cost, expense, indemnity, amount or payment in connection with the Debt Financing prior to the Closing; (E) execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing (other than with respect to customary authorization letters with respect to information provided by the Company under Section 6.17(c)(ii) above that is used in a bank information memoranda referenced in Section 6.17(c)(ii) above but subject to the proviso set forth therein) and the directors, members, general partners and managers (and any equivalent governing body) of the Company or its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained (including, but not limited to, any credit or other agreements, pledge or security documents, or other certificates), in each case, that is effective prior to the Effective Time; (F) provide any legal opinion or other opinion of counsel, or any information that would, in the Company’s good faith opinion, result in a violation of Applicable Law or loss of attorney-client privilege or that is attorney work product; (G) provide cooperation that would cause material competitive harm to the Company or its Subsidiaries, if the transactions contemplated by this Agreement are not consummated; (H) encumber any of the assets of the Company or its Subsidiaries or otherwise be an issuer, guarantor or other obligor with respect to the Debt Financing prior to Closing; (I) incur, or commit to incur, or be required to reimburse, or commit to reimburse, any cost, expense, liability or obligation or provide or agree to provide any indemnity, in each case, in connection with the Debt Financing prior to Closing; (J) take any action that could subject any director, officer, employee, agent, manager, consultant, advisor or other representative of the Company, it Subsidiaries or any their Affiliates to any actual or potential personal liability; (K) provide any information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, or prepare any pro forma financial statements or other post-Closing financial information; (L) provide access to or disclose information that the Company determines in good faith is legally privileged or could jeopardize any attorney client privilege or attorney work product of, or conflict with any confidentiality obligations binding on, the Company, its Subsidiaries or any of their Affiliate or any of their Representatives; (M) cause or permit any Lien to be placed on any of the Company’s or any of its Subsidiaries’ equity interests, property or assets prior to the Closing (or provide a pre-filing Uniform Commercial Code financing statement authorization letter or agreement); (N) pay or incur any amount that would constitute Indebtedness of the Company or any of its Subsidiaries or would reduce the consideration that would otherwise be owed by Parent and Merger Sub under this Agreement; or (N) waive, amend, restate, supplement, rescind, terminate or otherwise modify any terms of this Agreement or any other Contract or agreement that the Company or any of its Subsidiaries are a party to. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 6.17 or otherwise in connection with any Debt Financing shall be kept confidential in strict accordance with an Acceptable Confidentiality Agreement. Upon request by the Company, Parent shall promptly (and, in any event, within two (2) Business Days of the request therefor) provide copies of then current drafts and final versions of the documentation with respect to any Debt Financing. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Company and its Subsidiaries on the date hereof or is not otherwise prepared in the ordinary course of business of the Company and its Subsidiaries at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants. In no event shall the Company or its Subsidiaries be required to pay any commitment or other fee or amount or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent and Merger Sub in arranging the Debt Financing or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Debt Financing. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in the first sentence of this Section 6.17(c) represent the sole obligation of the Company and its Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the Debt Financing. Notwithstanding anything to the contrary, with respect to the condition precedent set forth in Section 7.02(b), as it applies to the Company’s obligations under this Section 6.17, the Company shall be deemed to have performed and complied in all material respects with its obligations under this Section 6.17 unless there has been a Willful and Material Breach of such obligations by the Company and such Willful and Material Breach is the proximate cause of Parent’s failure to obtain the Debt Financing.
(d) Subject to Parent’s indemnification obligations set forth in Section 6.17(e), the Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing. Such logos shall be (i) used solely in a manner that is not intended to and does not harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, (ii) used solely in connection with a description of the Company, its business and products or the Merger (including in connection with any marketing materials related to the Debt Financing), and (iii) displayed and presented in a manner consistent with the Company’s past practice.
(e) The Company and the Subsidiaries and their respective Affiliates and Representatives shall have no liability whatsoever to Parent or Merger Sub or any other Person in respect of any financial information or data or other information provided pursuant to this Section 6.17. Parent and Merger Sub shall reimburse the Company promptly (and in any event, within five Business Days) upon demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable and documented out-of-pocket attorneys’ and accountants’ fees and expenses and other professional fees and expenses) incurred by the Company or any of its Subsidiaries or Representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.17 (excluding for the avoidance fees, costs and expenses in connection with the preparation of the Required Financial Information and fees, costs and expenses incurred to consummate the Closing) and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Affiliates and Representatives (collectively, the “Financing Indemnitees”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the Equity Financing or Debt Financing (including any alternate financing), any information used in connection therewith and any breach of logos or marks of the Company or its Subsidiaries pursuant to clause (d) above; provided that, in the case of each of the foregoing, to the extent any such fees, costs, expenses or indemnity amounts of the Company, any Subsidiary of the Company, any of their respective Affiliates or any of their respective Representatives incurred prior to the Closing are not reimbursed by Parent to such applicable Person prior to the Closing, such fee, cost, expense or indemnity amount shall be instead be paid to the Payment Agent on behalf of the Company, its applicable Subsidiary or their respective applicable Affiliates (if such fee, cost, expense or indemnity amount is owed or due to the Company, such Subsidiary or such Affiliates) or the applicable Representative (if such fee, cost, expense or indemnity amount is owed or due to such Representative). Notwithstanding anything to the contrary in this Agreement, this Section 6.17(e) shall survive the consummation of the Merger and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 6.17(e).

(f) Notwithstanding this Section 6.17 or anything else to the contrary in this Agreement, Parent and Merger Sub each acknowledges, affirms and agrees that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtain any debt, equity or other financing for or related to any of the transactions contemplated by this Agreement (including, without limitation, all or any portion of any Equity Financing).
(g) For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in the first sentence of Section 6.17(c) represent the sole obligation of the Company, its Subsidiaries and other Affiliates, and their respective partners, officers, directors, employees, accountants, legal counsel and other Representatives with respect to cooperation in connection with the arrangement of the Equity Financing and Debt Financing and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations, and that any breach by the Company of Section 6.17 shall not result in the condition in Section 7.02(b) not being satisfied, unless such breach is willful and the primary cause of any Financing being obtained.
Section 6.18 Confidentiality. Parent and the Company hereby agree to continue to be bound by the Non-Disclosure Agreement dated as of April 14, 2025 between Thoma Bravo, L.P. and the Company (the “Confidentiality Agreement”) (it being acknowledged and agreed, for the avoidance of doubt, that Parent and Merger Sub are “Affiliates” of Thoma Bravo, L.P. for purposes of the Confidentiality Agreement). All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement (including in connection with the Debt Financing) will be kept confidential in accordance with the Confidentiality Agreement; provided, however, that Parent and Merger Sub will be permitted to disclose such information on a need-to-know basis to any Debt Financing Sources that may become parties to the documents evidencing the Debt Financing (and, in each case, to their respective counsel and auditors) so long as each such Person (a) agrees for the benefit of the Company to be bound by the Confidentiality Agreement as if a party thereto or (b) is subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a third-party beneficiary.
Section 6.19 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.
Section 6.20 Listing Matters. Each of the Company and Parent agrees to cooperate with the other party in taking, or causing to be taken, all action necessary to delist the shares of Company Class A Common Stock from NYSE and terminate the Company’s registration under the Exchange Act, provided that such delisting and termination shall not be effective until the Effective Time.
Section 6.21 Cooperation on Cash Funding. Parent and the Company shall cooperate in good faith and use commercially reasonable efforts to make available at Closing on a tax-efficient basis any cash held by the Company or its Subsidiaries to the extent Parent determines that such cash is desirable or necessary to fund the Aggregate Merger Consideration; provided that in no event shall this Section 6.21 require the Company or its Subsidiaries to incur any Tax or other expense prior to the Closing in connection with such cooperation.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:
(a) the Stockholder Approval shall have been obtained;
(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and
(c) the applicable waiting period (and any extension thereof, subject to Section 6.12) applicable to the Merger under the HSR Act shall have expired or been terminated, and all consents required under any other Antitrust Law of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated;

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:
(a)
(i) the representations and warranties of the Company set forth in the first sentence of Section 4.01, Section 4.02, Section 4.05(b), Section 4.05(d), Section 4.23 and Section 4.25 (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date);
(ii) the representations and warranties set forth in Section 4.05(a) and Section 4.05(c) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their respective Affiliates, individually or in the aggregate, of more than $5,000,000; and
(iii) the other representations and warranties of the Company set forth in Article 4 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;
(b) the Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;
(c) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied; and
(d) since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.
Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:
(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement;
(b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and
(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8
TERMINATION
Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:
(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);
(b) by either Parent or the Company, upon written notice to the other party, if the Closing Date has not occurred on or before January 3, 2026 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided that the End Date shall be automatically extended until April 3, 2026 if the condition set forth in Section 7.01(b) (if the Order or Applicable Law relates to Antitrust Laws) or Section 7.01(c) shall not have been satisfied as of the close of business on the Business Day immediately prior to the End Date; and provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;
(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable permanent Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such permanent prohibition shall have become final and non-appealable (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 6.12; and provided further that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the issuance or continuing existence of any such permanent Order or other action;
(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure to obtain the Stockholder Approval;
(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.01(f);
(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the (30th) day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.01(e);
(g) by Parent, upon written notice to the Company, at any time prior to receipt of the Stockholder Approval, if the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (it being understood and agreed that any written notice of the Company’s intention to make an Adverse Recommendation Change in accordance with Section 6.03(b) shall not result in Parent having any termination rights pursuant to this Section 8.01(g)); or
(h) by the Company, upon written notice to Parent, at any time prior to receipt of the Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal;

provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04; provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(h) unless the Company has complied in all material respects with Section 6.02 and Section 6.03 with respect to the applicable Superior Proposal.
Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the last sentence of Section 6.05, (iii) the last sentence of Section 6.12(b), (iv) Section 6.17(e), (v) Section 6.18 and (vi) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, a premium or other benefit of the bargain lost by such party or such party’s equity holders (taking into consideration relevant matters, including the Aggregate Merger Consideration) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith, subject, with respect to any such liabilities of the Company, to Section 9.04(b) and, with respect to any such liabilities of Parent and Merger Sub, to Section 9.04(c). For the avoidance of doubt, (a) the failure of Parent or Merger Sub to consummate the Merger on the date required by Section 2.01 after the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute a Willful and Material Breach by Parent and Merger Sub, and Parent shall be liable to the Company for such breach as provided herein notwithstanding any termination of this Agreement, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) the Damages Commitment set forth in the Equity Commitment Letter shall survive the termination of this Agreement and shall remain in full force and effect in accordance with, and subject to, its terms.
ARTICLE 9
MISCELLANEOUS
Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided that confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that no transmission error is received), in each case as follows:

if to Parent or Merger Sub, to:

Project Hospitality Parent, LLC
c/o Thoma Bravo, L.P.
830 Brickell Plaza, Suite 5100
Miami, FL 33131
Attention:	Hudson Smith
Peter Hernandez
Email:	[***]
[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention:	Corey D. Fox, P.C.
Bradley C. Reed, P.C.
Jeremy A. Mandell
Email:	cfox@kirkland.com
bradley.reed@kirkland.com
jeremy.mandell@kirkland.com

if to the Company, to:

Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007
Attention:	Noah H. Glass
Robert Morvillo
Email:	[***]
[***]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:	John J. Egan III
Joshua M. Zachariah
Tevia K. Pollard
E-Mail:	jegan@goodwinlaw.com;
jzachariah@goodwinlaw.com;
tpollard@goodwinlaw.com

Section 9.02 Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.
Section 9.03 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.04 Fees and Expenses.
(a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) In the event that:
(i) this Agreement is terminated pursuant to Section 8.01(g);
(ii) this Agreement is terminated pursuant to Section 8.01(h); or
(iii) this Agreement is terminated pursuant to Section 8.01(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso in Section 8.01(b)), Section 8.01(d) or Section 8.01(e) and (A) after the date hereof, an Acquisition Proposal is made directly to the Company’s stockholders or is otherwise publicly disclosed and, in each case, not publicly withdrawn before termination of this Agreement and (B) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement in respect of an Acquisition Proposal, which Acquisition Proposal is subsequently consummated (provided that for purposes of this subsection (iv), each reference to “20% or more” or “80% or less” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%” or “less than 50%”, respectively), then the Company shall pay to Parent the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 9.04(b)(i), within two (2) Business Days after such termination, (y) in the case of Section 9.04(b)(ii), substantially concurrently with the termination of this Agreement pursuant to Section 8.01(h) (or no later than the next Business Day if such termination occurs on a day that is not a Business Day) and (z) in the case of Section 9.04(b)(iii), substantially concurrently with the consummation of such Acquisition Proposal. For the avoidance of doubt, any payment of the Company Termination Fee made by the Company under this Section 9.04(b) shall be payable only once with respect to this Section 9.04(b) and not in duplication, even though such payment of the Company Termination Fee may be payable under one or more provisions hereof. In the event that Parent shall receive full payment of the Company Termination Fee pursuant to this Section 9.04(b), the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Proceeding against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination.
(c) Notwithstanding anything to the contrary contained in this Agreement (including Section 8.02) or the Equity Commitment Letter, the parties hereto acknowledge and agree that:
(i) in the event this Agreement is validly terminated pursuant to Section 8.01, (A) the Company’s rights solely with respect to the Damages Commitment will be the sole and exclusive remedies of the Company and its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives (collectively, the “Company Related Parties”) against any of Parent, Merger Sub, and any of their respective direct or indirect equityholders (including the Equity Investor), directors, officers, employees, partners, Affiliates, advisors, agents or other Representatives (collectively, the “Parent Related Parties”) in respect of this Agreement, the transactions contemplated by this Agreement or any other agreements in connection herewith, the termination of this Agreement, or the failure to consummate the Merger or any claims or actions under Applicable Law arising out of any such breach, termination or failure and (B) the aggregate liability of the Parent Related Parties under this Agreement or relating to the transactions contemplated hereby shall be limited to an amount equal to the amount of the Damages Commitment, and in no event shall any Company Related Party seek or be entitled to recover or obtain any money damages of any kind, including consequential, special, indirect or punitive damages, in excess of such amount, including with respect to or arising out of any Willful and Material Breach of this Agreement, the Equity Commitment Letter or the transactions contemplated hereby or thereby; provided, that in no event shall any Parent Related Party other than the Equity Investor (solely as and to the extent provided in the Equity Commitment Letter), Parent and Merger Sub have any liability for monetary damages to any Company Related Party; provided, further this Section 9.04(c)(i) shall not relieve Parent or its Affiliates from any liability for any breaches of the Confidentiality Agreement; and
(ii) while each of the Company and Parent may pursue both a grant of specific performance or other equitable relief under Section 9.09 and the payment of monetary damages in accordance with the terms hereof or the Company Termination Fee under no circumstances shall the Company or Parent (or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives) be entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Merger occurring and (ii) monetary damages or the payment of the Company Termination Fee in connection with this Agreement or any termination of this Agreement.

Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the provisions of Article 2 (which, from and after the Effective Time, shall be for the express benefit of, and enforceable by, each holder of the Company Common Stock or Company Equity Awards as of the Effective Time) concerning payment of the Aggregate Merger Consideration, Section 6.11, Section 6.13, Section 6.17(e) and Section 8.02 and (b) if specific performance is denied by the applicable court specified in Section 9.09 after the Company has used reasonable best efforts to obtain such a remedy in court, subject to Section 9.04(c) and the last sentence of this Section 9.05, the right of the Company stockholders to seek any monetary damages (including, subject to Section 9.04(c), monetary damages based on a lost premium or loss of the economic benefit of the transactions contemplated by this Agreement to the Company stockholders). Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (b) of this Section 9.05 and the provisions of Section 8.02 with respect to the recovery of monetary damages based on the losses suffered by the Company stockholders (including monetary damages based on a lost premium or the loss of the economic benefit of the transactions contemplated by this Agreement to the Company stockholders) shall only be enforceable on behalf of the Company stockholders by the Company in its sole and absolute discretion, as agent for the Company stockholders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the shares of Company Common Stock and subsequently be transferred therewith.
Section 9.06 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State or any other jurisdiction.
Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, or if such federal court declines jurisdiction, any other court of the State of Delaware sitting in New Castle County (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.
Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 9.09 Specific Performance.
(a) The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties hereto agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 8.02 or Section 9.04, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. Notwithstanding anything to the contrary in this

Agreement, the parties hereto further agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to effect the Closing on the terms and conditions set forth herein and cause the Equity Financing to be funded to pay in cash all of the Equity Financing Purposes (including to cause Parent to enforce the obligations of the Equity Investor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter). Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The parties hereto further agree that (x) following the Company’s termination of this Agreement in accordance with Section 8.01, the Company shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to enforce specifically Parent’s and Merger Sub’s surviving obligations herein, including with respect to the payment of monetary damages under Section 8.02, and (ii) following Parent’s termination of this Agreement in accordance with Section 8.01, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of monetary damages under Section 8.02 or the payments to which Parent is entitled under Section 9.04(b).
(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time.
(c) Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way the remedies of the parties under the Confidentiality Agreement.
Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 9.12 Entire Agreement; No Reliance; Access to Information.
(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule, the Support Agreements, and the Equity Commitment Letter constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
(b) Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 of this Agreement, the Company makes no other representations or warranties herein and hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that none of the Company or any of its Subsidiaries make or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.
(c) Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and received answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and, for the avoidance of doubt, that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.
(d) The Company agrees that, except for the representations and warranties contained in Article 5 of this Agreement, neither Parent nor Merger Sub makes any other representations or warranties and each of Parent and Merger Sub hereby disclaim any other representations or warranties made by themselves or any of their respective Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing.
Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.
Section 9.14 Company Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates on its face as though fully set forth in such other Section. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would have a Company Material Adverse Effect and (b) shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third party rights (including any Intellectual Property), any Contract or agreement or any Applicable Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement.
Section 9.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OLO INC.

By:	/s/ Noah H. Glass
Name: Noah H. Glass
Title: Chief Executive Officer

PROJECT HOSPITALITY PARENT, LLC

By:	/s/ Hudson D. Smith Jr.
Name: Hudson D. Smith Jr.
Title: President

PROJECT HOSPITALITY MERGER SUB, INC.

By:	/s/ Hudson D. Smith Jr.
Name: Hudson D. Smith Jr.
Title: President

Signature Page to Agreement and Plan of Merger

EXHIBIT A
Form of Amended and Restated Certificate of Incorporation of Surviving Corporation
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OLO INC.
ARTICLE ONE
The name of the corporation is Olo Inc. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is Corporation Service Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
The total number of shares of capital stock that the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value $0.01 per share.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.
ARTICLE SEVEN
Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.
ARTICLE EIGHT
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE NINE
The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE ELEVEN
The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this ARTICLE ELEVEN to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this ARTICLE ELEVEN shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this ARTICLE ELEVEN in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
* * * * *

EXHIBIT B
Form of By-laws of Surviving Corporation
SECOND AMENDED AND RESTATED BYLAWS

OF

OLO INC.

A Delaware corporation
(Adopted as of [•])
ARTICLE I
OFFICES
Section 1 Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, city of Wilmington, Delaware, 19801, County of New Castle. The name of the corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.
Section 2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1 Annual Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time and place, if any, and/or the means of remote communication, of such meeting. No annual meeting of stockholders need be held if not required by the certificate of incorporation or by the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2 Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships) and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting. Such meetings may be called by the board of directors or the president only with five business days prior written notice (which notice period may not be waived) to the stockholders and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president. The date, time and place, if any, and/or the means of remote communication, if any, of any special meeting of stockholders shall be determined by the president of the corporation; provided, however, that if the president does not act, the board of directors shall determine the date, time and place, if any, and/or the means of remote communication, of such meeting. On such written request, the president shall fix a date and time for such meeting within two days after receipt of a request for such meeting in such written request.
Section 3 Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.
Section 4 Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting and to each director not less than ten nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (x) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (y) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5 Stockholders List. The officer who has charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 6 Quorum. The holders of a majority of the votes represented by the issued and outstanding shares of capital stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.
Section 7 Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 9 Voting Rights. Except as otherwise provided by the DGCL or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 2 of Article VI, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 11 Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by reputable overnight courier service. All consents properly delivered in accordance with this Section 11 of this Article II shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent delivered to the corporation as required by this Section 11 of this Article II, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 12 Action by Telegram, Cablegram or Other Electronic Transmission Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 12 of this Article II; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (b) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation.
ARTICLE III
DIRECTORS
Section 1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.
Section 2 Number, Election and Term of Office. The number of directors on the board of directors as of the date hereof is three. Thereafter, the number of directors shall be established from time to time by resolution of the board of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3 Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of this Section 3 of this Article III shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.
Section 4 Vacancies. Except as otherwise provided in the certificate of incorporation of the corporation, board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
Notwithstanding the foregoing, any such vacancy shall automatically reduce the authorized number of directors pro tanto, until such time as the holders of outstanding shares of capital stock who are entitled to elect the director whose office is vacant shall have exercised their right to elect a director to fill such vacancy, whereupon the authorized number of directors shall be automatically increased pro tanto. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
Section 5 Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these Bylaws) immediately after, and at the same place, if any, as the annual meeting of stockholders.
Section 6 Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called by or at the request of the president or at least one of the directors on at least 24 hours notice to each director, either personally, by telephone, by mail, telegraph, and/or by electronic transmission. In like manner and on like notice, the president must call a special meeting on the written request of at least 2 of the directors promptly after receipt of such request.
Section 7 Quorum, Required Vote and Adjournment. A majority of the total number of authorized directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise required by the certificate of incorporation, each director shall be entitled to one vote.
Section 8 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Section 9 Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of a majority of the members of the committee then in office shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10 Executive Committee. The board of directors of the corporation may, by resolution adopted by a majority of the whole board designate two directors to constitute an executive committee. The executive committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that the committee shall have no authority in reference to amending the certificate of incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets; recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; amending the Bylaws of the corporation; electing or removing directors or officers of the corporation or members of the executive committee; declaring dividends; or amending, altering, or repealing any resolution of the board of directors which, by its terms, provides that it shall not be amended, altered or repealed by the executive committee. The board of directors shall have power at any time to fill vacancies in, to change the size or membership of and to discharge the executive committee.
Section 11 Audit Committee. The audit committee shall consist of not fewer than two members of the board of directors as shall from time to time be appointed by resolution of the board of directors. No member of the board of directors who is an affiliate of the corporation or an officer or an employee of the corporation or any subsidiary of the corporation shall be eligible to serve on the audit committee. The audit committee shall review and, as it shall deem appropriate, recommend to the board internal accounting and financial controls for the corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the corporation. The audit committee shall make recommendations to the board of directors concerning the engagement of independent public accountants to audit the annual financial statements of the corporation and the scope of the audit to be undertaken by such accountants.
Section 12 Compensation Committee. The compensation committee shall consist of not fewer than two members of the board of directors as from time to time shall be appointed by resolution of the board of directors. No member of the board of directors who is an affiliate of the corporation or an officer or an employee of the corporation or any subsidiary of the corporation shall be eligible to serve on the compensation committee. The compensation committee shall review and, as it deems appropriate, recommend to the president and the board of directors policies, practices and procedures relating to the compensation of managerial and executive level employees and the establishment and administration of employee benefit plans. The compensation committee shall have and exercise all authority under any employee stock option plans of the corporation as the committee described therein (unless the board of directors by resolution appoints any other committee to exercise such authority), and shall otherwise advise and consult with the officers of the corporation as may be requested regarding managerial personnel policies.
Section 13 Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 13 of this Article III shall constitute presence in person at the meeting.
Section 14 Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section 15 Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS
Section 1 Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman of the board, a vice chairman of the board, a president and chief executive officer, one or more vice-presidents, a chief operating officer, a chief financial officer, an executive vice president, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.
Section 2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3 Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.
Section 5 Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.
Section 6 Chairman of the Board. Subject to the powers of the board of directors, the chairman of the board shall be in the general and active charge of the entire business and affairs of the corporation and shall be its chief policy making officer. The chairman of the board shall preside at all meetings of the board of directors and at all meetings of the stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these Bylaws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the president.
Section 7 Vice-Chairman. Whenever the chairman of the board is unable to serve, by reason of sickness, absence, or otherwise, the vice-chairman shall have the powers and perform the duties of the chairman of the board. The vice-chairman shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the board of directors or these Bylaws.
Section 8 The President and Chief Executive Officer. The president and chief executive officer shall be the chief executive officer of the corporation; in the absence of the chairman of the board, shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, and the chairman of the board, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these Bylaws.
Section 9 Chief Operating Officer. The chief operating officer of the corporation, subject to the powers of the board of directors, shall engage in the general and active management of the business of the corporation; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the president or the board of directors or as may be provided in these Bylaws.

Section 10 Chief Financial Officer. The chief financial officer of the corporation shall, under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the president or the board of directors or as may be provided in these Bylaws.
Section 11 Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these Bylaws may, from time to time, prescribe.
Section 12 Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law, shall have such powers and perform such duties as the board of directors, the president or these Bylaws may, from time to time, prescribe, and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.
Section 13 Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such powers and perform such duties as the board of directors, the president or these Bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.
Section 14 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
Section 15 Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V
INDEMNIFICATION
Section 1 Directors and Executive Officers. The corporation shall indemnify to the full extent permitted under and in any manner permitted under the DGCL or any other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or executive officer (for the purposes of this Article V, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the corporation, or while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding, provided, however, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized in the specific case by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 4 of this Article V.
Section 2 Other Officers, Employees and Agents. The corporation shall have power to indemnify (including the power to advance expenses in a manner consistent with Section 3 of this Article V) its other officers, employees and agents as set forth in the DGCL or any other applicable law. The board of directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the board of directors shall determine.
Section 3 Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that such person is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of Another Enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any director or executive officer in connection with such Proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 4 of this Article V, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
Section 4 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article V shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the corporation, and shall be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Article V to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the fullest extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any Proceeding, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the corporation.
Section 5 Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the certificate of incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
Section 6 Survival of Rights. The rights conferred on any person by this Article V shall continue as to a person who has ceased to be a director, executive officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7 Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the board of directors, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Article V.
Section 8 Amendments. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V as in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any agent of the corporation.
Section 9 Saving Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law. If this Article V shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent permitted under any other applicable law.
Section 10 Certain Definitions and Constructions of Terms. For the purposes of Article V of these Bylaws, the following definitions and rules of construction shall apply:
(i) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(v) References to “Another Enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.
ARTICLE VI
CERTIFICATES OF STOCK
Section 1 Form. Notwithstanding anything else set forth herein, the stock of the corporation shall be and shall remain uncertificated.
Section 2 Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.
Section 3 Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
Section 4 Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 5 Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 6 Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.
ARTICLE VII
GENERAL PROVISIONS
Section 1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 2 Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
Section 3 Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 4 Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this Section 4 of Article VII shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
Section 5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
Section 6 Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7 Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.
Section 9 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 10 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII
AMENDMENTS
These Bylaws may be amended, altered, or repealed and new Bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the Bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

Annex B
Form of Support Agreement
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of July [•], 2025, by and among Project Hospitality Parent, LLC, a Delaware limited liability company (“Parent”), and the stockholders of Olo Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and the Company.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Project Hospitality Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;
WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) and/or Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”, together with Class A Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, with such shares being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares (i) together with any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including, for the avoidance of doubt, any shares of Company Stock acquired as a result of the vesting, settlement or exercise of any Company Equity Awards), but (ii) excluding any (x) Owned Shares or (y) additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof, in each of the foregoing clauses (x) and (y), that are Transferred following the time that the Stockholder Approval has been obtained, such Stockholder’s “Covered Shares”);
WHEREAS, the Company Board, has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting;
WHEREAS, it is the express purpose and intent of the parties that this Agreement constitutes an exception to a Transfer (as defined in Article IV of the restated certificate of incorporation of the Company (the “Charter”)) pursuant to clause (r)(iv) of such definition; and
WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Expiration Time” shall mean the earliest to occur of (a) the time that the Stockholder Approval has been obtained, (b) Effective Time or (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 8 thereof, provided, that in the event of a termination of this Agreement pursuant to the foregoing clause (a), Section 3 shall survive such termination through the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement is terminated in accordance with its terms without the Merger having occurred, and (c) such date and time as this Agreement is validly terminated pursuant to Section 10.19.
“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting trust, transfer restriction or any other similar restriction.
“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 and/or set forth in the Company’s Organizational Documents and (iii) with respect to Company Stock Options, Company RSUs or Company PSUs, any Lien created by the terms of any applicable Company Stock Plan or award agreement thereunder.
“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, dividend, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, by testamentary disposition, by gift, by operation of Applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Stock, any other action that would constitute a Transfer as defined in Article IV of the Charter or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided, that [(i)] Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer [and (ii) Stockholders shall be permitted to convert Class B Common Stock to Class A Common Stock to the extent necessary to comply with obligations to maintain voting power that is less than 49.50%.]
2. Agreement to Not Transfer the Covered Shares. Until the Expiration Time, each Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, (a) with respect to Covered Shares that are shares of Class B Common Stock, Transfer any such Covered Shares to any Permitted Transferee (as defined in Section 1(n), Article IV of the Charter) of Stockholder, and (b) with respect to Covered Shares that are shares of Class A Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Stock Options, Company RSUs and/or Company PSUs for the net settlement of such Company Options, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Stock Options, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder under common control with such Stockholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares evidences in writing such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. If any involuntary transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, (x) each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares), subject to the provisions hereof, and (y) the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shared or any certificate or uncertificated interest representing any such Stockholder’s Covered Shared, except as permitted by, and in accordance with, this Section 2.
3. Agreement to Vote the Covered Shares.
3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), each Stockholder (whether voting as a single class, separately or otherwise) shall vote (including via proxy or written consent) all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy or written consent) all of such Stockholder’s Covered Shares) (the following clauses (a) through (c), the “Covered Proposals”):
(a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;
(b) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and
(c) against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.
3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall appear at such meeting or otherwise cause each Covered Share to be counted for the purposes of a quorum and shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by such proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
3.3 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority enters an order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of each Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.
4. Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.
5. New Shares. Each Stockholder agrees that any shares of Company Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the date hereof and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6. Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee of the Company or any of its Affiliates shall be deemed to constitute a breach of this Agreement.
7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:
7.1 Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If an entity, the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
7.2 Ownership of the Covered Shares. (a) The Stockholder is as of the date hereof, and with respect to any of such Stockholder’s Covered Shares acquired after the date hereof, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares set forth on Schedule A.
7.3 No Conflict; Consents.
(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the Covered Shares owned, beneficially or of record, by such Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (ii) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of the Stockholder to perform its obligations under this Agreement.
(b) No consent, approval, order or authorization of, or registration, declaration or, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

7.4 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:
8.1 Due Authority. Parent has the full limited liability company power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.
8.2 No Conflict; Consents.
(a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (ii) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.
8.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.
9. No Solicitation. Subject in all cases to Section 6, each Stockholder agrees that it will not take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.02 of the Merger Agreement.
10. Miscellaneous.
10.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein. Parent and each Stockholder acknowledge and agree that this Agreement constitutes, for the purposes of Article IV of the Charter, a voting agreement to which the Company is a party.
10.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.
10.4 Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.
10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (provided no transmission error occurs) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10.5):
(i) if to the Stockholders, to:
[Stockholder]
[Address]
[City, State ZIP]

Attention:	[•]
[•]

[•]
Email:	[•]

with a copy (which shall not constitute notice) to:
[Name]
[Address]
[City, State ZIP]

Attention:	[•]
[•]

[•]
Email:	[•]

(ii) if to Parent, to:
Project Hospitality Parent, LLC
c/o Thoma Bravo, L.P.
830 Brickell Plaza, Suite 5100
Miami, FL 33131

Attention:	Hudson Smith
Peter Hernandez

Email:	[***]

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654

Attention:	Corey D. Fox, P.C
Bradley C. Reed, P.C.
Jeremy A. Mandell

Email:	cfox@kirkland.com breed@kirkland.com jeremy.mandell@kirkland.com

(iii) if to Company, to:
Olo Inc.
285 Fulton Street
One World Trade Center, 82nd Floor
New York, NY 10007

Attention:	Noah H. Glass
Robert Morvillo

Email:	[***]

with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210

Attention:	John J. Egan III
Joshua M. Zachariah
Tevia K. Pollard

Email:	jegan@goodwinlaw.com; jzachariah@goodwinlaw.com; tpollard@goodwinlaw.com

10.6 Enforcement; Exclusive Jurisdiction.
(a) The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 9.7(a) shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.
(b) In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 10.5 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 10.6 will affect the right of any party hereto to serve legal process in any other manner permitted by Applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, the Company and the Stockholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

10.7 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
10.8 Documentation and Information.
(a) Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in the Proxy Statement and any other disclosure document required by Applicable Law in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. Such Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.
(b) If applicable and to the extent required under Applicable Law, such Stockholder shall promptly and in accordance with Applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.
10.9 Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
10.10 Entire Agreement. This Agreement, including the Exhibits and Schedules annexed hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
10.11 Reliance. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
10.12 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person.

References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.
10.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided, that the foregoing shall not limit the obligations under this Agreement of any transferee of the Covered Shares permitted by Section 2 (any such transferee shall be bound by this Agreement as set forth herein). This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
10.14 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Without limiting the foregoing, if any term or other provision of this Agreement would cause an automatic conversion of any of the Covered Shares from Class B Common Stock to Class A Common Stock pursuant to Article IV, Section 7(a) of the Charter, such term or provision shall be severed from this Agreement, null and void ab initio and of no effect whatsoever, with the express purpose and intent that no such conversion shall be deemed to have occurred by virtue of the execution, delivery or performance of this Agreement.
10.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
10.16 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, the Company or any Stockholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Applicable Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.
10.17 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 10.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.18 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earliest to occur of (a) the Expiration Time, (b) an Adverse Recommendation Change in accordance with Section 6.03(a) of the Merger Agreement or (c) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof which reduces the amount or changes the form or type of Merger Consideration, or imposes any conditions, requirements or restrictions on, a Stockholder’s right to receive the consideration payable to such Stockholder pursuant to Section 2.03 of the Merger Agreement; provided that the provisions of this Section 10 (except for Section 10.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.
10.19 Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.
10.20 Termination of Investors’ Rights Agreement. In connection with the transactions contemplated by the Merger Agreement, including the Merger, each Stockholder acknowledges and agrees to, and hereby provides any consents or approvals necessary or desirable in order to effectuate, the termination of that certain Amended and Restated Investors’ Rights Agreement, dated as of April 28, 2020, by and among the Company and each of the other parties thereto (including, for the avoidance of doubt, any provisions thereof that purport to survive termination), effective immediately prior to or at, and contingent upon the occurrence of, the Effective Time (as mutually determined by the Company and Parent), without any liability or ongoing obligations of the Company or any of its Subsidiaries thereunder.
10.21 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Charter and bylaws of the Company, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PROJECT HOSPITALITY PARENT, LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

[STOCKHOLDERS]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

OLO INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder	Class A Common Stock	Class B Common Stock	Company Stock Options / Company RSUs / Company PSUs

Annex C
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
July 3, 2025

Board of Directors
Olo Inc.
285 Fulton Street, One World Trade Center, 82nd Floor
New York, NY 10007
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Project Hospitality Parent, LLC (“Parent”) and its affiliates) of the outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares”), of Olo Inc. (the “Company”) of the $10.25 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of July 3, 2025 (the “Agreement”), by and among Parent, Project Hospitality Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including The Raine Group LLC (“The Raine Group”), Raqtinda Investments LLC (“Raqtinda Investments”) and Noah Glass, each, a significant shareholder of the Company, and Thoma Bravo, L.P., an affiliate of Parent (“Thoma Bravo”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with Thoma Bravo and/or majority-owned subsidiaries (excluding, if applicable, portfolio companies) or funds thereof. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner in connection with a bank loan to Thoma Bravo in July 2024; as financial advisor to Thoma Bravo in connection with its acquisition of Darktrace plc in October 2024; as financial advisor to Trader Corporation, a portfolio company of Thoma Bravo, in connection with its sale in December 2024; as bookrunner with respect to the initial public offering of Class A common stock of ServiceTitan, Inc., a portfolio company of Thoma Bravo, in December 2024; as bookrunner in connection with a bank loan to Proofpoint Inc., a portfolio company of Thoma Bravo, in January 2025; as financial advisor to SolarWinds Corporation, a portfolio company of Thoma Bravo, in connection with its sale in April 2025; and as financial advisor to Thoma Bravo in its pending acquisition of parts of Boeing’s Digital Aviation Solutions business, announced in April 2025. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Thoma Bravo, The Raine Group, Raqtinda Investments, Noah Glass and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Thoma Bravo, The Raine Group and/or their respective affiliates and have invested in equity interests of funds managed by affiliates of Thoma Bravo and The Raine Group. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Thoma Bravo, The Raine Group and Raqtinda Investments and/or their respective affiliates or funds managed thereby in the future.

Board of Directors
Olo Inc.
July 3, 2025

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 2024; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated March 16, 2021 relating to the Class A Common Stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”) and certain net operating loss carryforwards of the Company, as prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Class A Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors
Olo Inc.
July 3, 2025

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, including a non-binding indication of interest for a potential alternative transaction proposed by a third party at a higher price per Share in cash and stock than in the Transaction, which indication of interest you have advised us you have determined not to pursue, among other facts and circumstances relating to such indication of interest, because of certain considerations relating to the certainty of consummation of such potential alternative transaction; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $10.25 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $10.25 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement or otherwise. We are expressing no opinion with respect to the allocation of the aggregate consideration payable pursuant to the Agreement, including among the holders of the various classes of Shares pursuant to the Agreement. In rendering our opinion, we have not taken into account any differential voting or other rights between the shares of Class A Common Stock and the shares of Class B Common Stock. We are not expressing any opinion as to the prices at which shares of Class A Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $10.25 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares, taken in the aggregate.

Very truly yours,
/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OLO2025SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Your proxy holder may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000681726_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

OLO INC.
Special Meeting of Stockholders
[TBD], 2025 at [TBD] EDT
This proxy is solicited by the Board of Directors of Olo Inc.

The stockholder(s) hereby appoint(s) Noah H. Glass and Robert Morvillo, or either of them, as proxies, and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of OLO INC. that the stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders to be held at [TBD] EDT on [TBD], 2025, at www.virtualshareholdermeeting.com/OLO2025SM, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

0000681726_2 R1.0.0.2

Continued and to be signed on reverse side